Exhibit 2.1

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

among

WORLD ENERGY SOLUTIONS, INC.

WOLF MERGER SUB CORPORATION

and

ENERNOC, INC.

dated as of

November 4, 2014

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TABLE OF CONTENTS CONTINUED

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TABLE OF CONTENTS CONTINUED

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TABLE OF CONTENTS CONTINUED

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TABLE OF CONTENTS CONTINUED

Annex I	Offer Conditions

Exhibit A	Form of Certificate of Incorporation of Surviving Corporation

Exhibit B	Beneficial Ownership of Target Common Stock

Exhibit C	Form of Standstill Waiver

Exhibit D	Form of Support Agreement

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AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger, is entered into as of November 4, 2014, by and among World Energy Solutions, Inc., a Delaware corporation (the “Target”), EnerNOC, Inc., a Delaware corporation (“Parent”), and Wolf Merger Sub Corporation, a Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”).

Recitals

WHEREAS, Parent desires to acquire the Target on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, in furtherance thereof and pursuant to this Agreement, Merger Sub has agreed to commence a tender offer (as it may be amended from time to time as permitted under this Agreement, the “Offer”) to purchase any and all of the outstanding shares of the common stock, par value $0.0001 per share, of the Target (the “Target Common Stock”) (other than the Cancelled Shares), at a price per share of Target Common Stock of $5.50 (the “Offer Price”) net to the Selling Stockholder in cash, without interest, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, as soon as practicable following the Consummation of the Offer, Merger Sub will be merged with and into the Target (the “Merger”) with the Target surviving the Merger as a wholly owned Subsidiary of Parent, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) (with the Merger being governed by Section 251(h) of the DGCL), pursuant to which each issued and outstanding share of Target Common Stock (other than the Cancelled Shares, the Accepted Shares, and the Dissenting Shares) will be converted into the right to receive an amount equal to the Merger Consideration;

WHEREAS, the board of directors of the Target (the “Target Board”), acting upon the recommendation of a special committee of independent directors previously appointed by the Target Board (the “Special Committee”) and in reliance on the Fairness Opinion, has, on the terms and subject to the conditions set forth herein, (a) determined that the Offer, the Merger, and the other transactions contemplated hereby are fair to and in the best interests of the Target and its stockholders, (b) approved and declared advisable this Agreement, the Offer, the Merger and the other transactions contemplated hereby, and (c) resolved to recommend that the stockholders of the Target accept the Offer and tender their shares of Target Common Stock pursuant to the Offer;

WHEREAS, the respective boards of directors of Parent and Merger Sub have, on the terms and subject to the conditions set forth herein, unanimously approved and declared advisable this Agreement and the transactions contemplated hereby, including the Offer and the Merger; and

WHEREAS, as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, concurrently with the execution and delivery of this Agreement, certain of the Target’s officers and directors are entering into a tender and support agreement with Parent and Merger Sub substantially in the form attached hereto as Exhibit D (each, a “Support Agreement”) pursuant to which, among other things, each such officer or director has agreed to tender shares of Target Common Stock to Merger Sub in the Offer.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained in this Agreement, the parties, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. For purposes of this Agreement, the following terms will have the following meanings when used herein with initial capital letters:

“Acceptable Confidentiality Agreement” means a confidentiality and standstill agreement that contains confidentiality and standstill provisions that are no less favorable to the Target than those contained in the Confidentiality Agreement; provided that such confidentiality and standstill agreement shall expressly not prohibit, or adversely affect the rights of the Target thereunder upon, compliance by the Target with any provision of this Agreement.

“Accepted Shares” has the meaning set forth in Section 2.01(b).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such first Person at any time during the period for which the determination of affiliation is being made. For the purposes of this definition, “control” (including the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract or otherwise.

“Agreement” means this Agreement and Plan of Merger, as it may be amended or supplemented from time to time in accordance with the terms hereof.

“Assumed Target Stock Option” has the meaning set forth in Section 4.07(a).

“Bonus Payment Date” has the meaning set forth in the definition of Eligible Target Employee.

“Book-Entry Shares” has the meaning set forth in Section 4.02(a).

“Business Day” means any day, other than Saturday, Sunday or any day on which banking institutions located in Boston, Massachusetts are authorized or required by Law or other governmental action to close.

“Cancelled Shares” has the meaning set forth in Section 4.01(a).

“Cashed Out Target Stock Option” has the meaning set forth in Section 4.07(a).

“Certificate” has the meaning set forth in Section 4.01(b).

“Certificate of Merger” has the meaning set forth in Section 3.03.

“Channel Partner” means any Person with whom the Target or any of its Subsidiaries has entered into a binding Contract through which such Person has been given the right to sell Target’s online and offline procurement services for energy and energy-related commodities such as electricity, natural gas, demand response services, renewable energy certificates, emissions credits and associated energy management services.

“Charter Documents” has the meaning set forth in Section 5.01(b).

“Closing” has the meaning set forth in Section 3.02.

“Closing Date” has the meaning set forth in Section 3.02.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Section 4980B of the Code and Section 601 et. seq. of ERISA, and any similar state group health plan continuation law.

“Code” has the meaning set forth in Section 4.05.

“Commerce Bank” has the meaning set forth in the definition of Commerce Bank Loan.

“Commerce Bank Loan” shall mean (i) the Loan and Security Agreement, dated as of December 30, 2013, among the Target and Commerce Bank & Trust (“Commerce Bank”), (ii) the Subordination Agreement, dated December 30, 2013, among the Target, Commerce Bank and MCR.

“Conduct of Business End Date” has the meaning set forth in Section 7.01.

“Confidentiality Agreement” has the meaning set forth in Section 7.03(b).

“Consent” has the meaning set forth in Section 5.03(c).

“Consummated” (and with its correlative meanings “Consummation,” “Consummates” and “Consummating”) has the meaning ascribed to it in Section 251(h) of the DGCL.

“Contract” means any agreement, contract (written or oral), subcontract, lease or sublease of personal or real property, purchase order, arrangement, commitment, license or sublicense (but excluding any Target Employee Plans).

“Covered Securityholder” has the meaning set forth in Section 5.19.

“Damages” means the amount of all losses, liabilities, damages (including punitive, special, exemplary or similar damages), costs and expenses, including reasonable attorneys’ fees and reasonable expenses relating thereto, incurred by Parent, Merger Sub or Target. For the avoidance of doubt, with respect to any Party, Damages will be reduced, without duplication, by any applicable Termination Fee or Reverse Termination Fee paid by such Party pursuant to the terms of this Agreement.

“DGCL” has the meaning set forth in the Recitals.

“Disclosure Schedules” has the meaning set forth in the introductory language in Article V.

“Dissenting Shares” has the meaning set forth in Section 4.03.

“DOL” shall mean the United States Department of Labor.

“Effective Time” has the meaning set forth in Section 3.03.

“Eligible Target Employee” means a Target Employee who remains employed by the Target on December 31, 2014 and, on the applicable date when such payments shall be payable pursuant to the Target Bonus Plan and Target Commission Plan (the “Bonus Payment Date”), either (i) is employed in good standing or (ii) has, prior to the Bonus Payment Date, been terminated by the Company or Surviving Corporation, as applicable, without cause. For the avoidance of doubt, any Target Employee that is terminated with cause or voluntarily resigns prior to the Bonus Payment Date shall cease to be an Eligible Target Employee.

“Employment Compensation Arrangement” has the meaning set forth in Section 5.19.

“Encumbrance” means, with respect to any property or asset, all pledges, liens, mortgages, charges, encumbrances, hypothecations, options, rights of first refusal, rights of first offer and security interests of any kind or nature whatsoever.

“Environmental Law” means any Law relating to either (a) the protection of human health or the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface or subsurface land or natural resources), or (b) the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of, any Hazardous Substances.

“Equity Award Certificate” has the meaning set forth in Section 4.07(e).

“Equity Award Exchange Ratio” means the quotient obtained by dividing (i) the Merger Consideration, by (ii) the volume weighted average trading price of one share of Parent Common Stock, as reported by The NASDAQ Stock Market, LLC during the 20-day period ending on the second to last NASDAQ trading date immediately prior to the Effective Time.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and applicable regulations issued pursuant thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agent” has the meaning set forth in Section 4.02(a).

“Excluded Party” has the meaning set forth in Section 7.04(k).

“Expenses” means, with respect to any Person, all out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, financial advisors and investment bankers of such Person and its Affiliates), incurred by such Person or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and any transactions related thereto, any litigation with respect thereto, regulatory filings and approvals, and all other matters related to the Merger or other transactions contemplated hereby.

“Expiration Time” has the meaning set forth in Section 2.01(e).

“Fairness Opinion” has the meaning set forth in Section 5.18.

“FCPA” has the meaning set forth in Section 5.08(b).

“FOCI” has the meaning set forth in Section 5.16(l).

“GAAP” means United States generally accepted accounting principles.

“Go-Shop End Date” has the meaning set forth in Section 7.04(a).

“Go-Shop Period” has the meaning set forth in Section 7.04(a).

“Government Contract” means any Contract entered into between the Target and an agency of the United States or an agency of any of its respective States, or any municipality or local government agency, or an agency of a foreign sovereign or agency of a provincial, regional or metropolitan government thereof. The term “Government Contract” also includes any subcontract of the Target with another entity under the Target’s prime contract with a governmental agency or under such other entity’s prime contract with a governmental agency.

“Government Contract Bid” means any bid, offer, proposal, written response to a request for a proposal, and/or quote for goods or services to be delivered (at least in part) by the Target that, if awarded, would lead to a Government Contract.

“Governmental Entity” means any government, governmental agency, court or regulatory or administrative body.

“Hazardous Substance” means any hazardous, toxic, chemical or dangerous substance, pollutant, contaminant, waste or material, that is regulated by any Governmental Entity, including the following: (a) any material, substance or waste that is defined as “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “contaminant,” “toxic waste,” “regulated waste” or “toxic substance” under any Environmental Law, (b) petroleum, petroleum products, waste oil, and their constituents and fractions, (c) asbestos and asbestos-containing materials and (d) radon and radioactive materials.

“Indemnified Party” has the meaning set forth in Section 7.07(a).

“Initial Expiration Time” has the meaning set forth in Section 2.01(e).

“Intellectual Property” shall mean and include all algorithms, application programming interfaces, apparatus, assay components, biological materials, cell lines, clinical data, chemical compositions or structures, circuit designs and assemblies, databases and data collections, diagrams, formulae, gate arrays, IP cores, inventions (whether or not patentable), know-how, logos, marks (including brand names, product names, logos, and slogans), methods, network configurations and architectures, net lists, photomasks, processes, proprietary information, protocols, schematics, specifications, software, software code (in any form including source code and executable or object code), subroutines, test results, test vectors, user interfaces, techniques, URLs, web sites, works of authorship, and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing such as instruction manuals, laboratory notebooks, prototypes, samples, studies, and summaries).

“Intellectual Property Rights” shall mean and include all rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights, and mask works; (b) trademark, trade dress, trade name rights and similar rights; (c) trade secret rights; (d) Patents and industrial property rights; (e) other proprietary rights in Intellectual Property of every kind and nature; and (f) all registrations, renewals, extensions, continuations, divisions, or reissues of, and applications for, any of the rights referred to in clauses (a) through (e) above.

“Intervening Event” has the meaning in Section 7.04(g).

“IRS” shall mean the Internal Revenue Service.

“Key Employees” has the meaning set forth in Section 5.13(c).

“Knowledge” means, (i) when used with respect to the Target, (A) the actual knowledge of Phil Adams, James Parslow, Martha Danly, Kristen McIsaac, Tony Barnhart and John Harvey or (B) such knowledge as any of the individuals identified in subclause (i)(A) would have had if they had conducted reasonable inquiry, including inquiry of such individual’s direct reports where such direct report(s) would reasonably be expected to have knowledge about the matter, or (ii) when used with respect to Parent, (A) the actual knowledge of Tim Healy, David Brewster, Neil Moses, Gregg Dixon and Matthew Cushing or (B) such knowledge as any of the individuals identified in subclause (ii)(A) would have had if they had conducted reasonable inquiry, including inquiry of such individual’s direct reports where such direct report(s) would reasonably be expected to have knowledge about the matter.

“Law” means any applicable law (including common law), ordinance, rule, regulation, code, Order, injunction, judgment or decree or judicial or administrative doctrine promulgated or issued by any Governmental Entity.

“Lease” means all leases, subleases and other Contracts under which the Target or any of its Subsidiaries leases, uses or occupies, or has the right to use or occupy, any real property.

“Leased Real Estate” means all real property that the Target or any of its Subsidiaries leases, subleases or otherwise uses or occupies, or has the right to use or occupy, pursuant to a Lease.

“Legal Action” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation involving any Governmental Entity or any arbitrator or arbitration panel.

“Liability” means any liability, indebtedness or obligation of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise, and whether or not required to be recorded or reflected on a balance sheet under GAAP).

“Maximum Premium” has the meaning set forth in Section 7.07(c).

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 4.01(b).

“Merger Sub” has the meaning set forth in the Preamble.

“Minimum Condition” has the meaning set forth in Annex I.

“MCR” has the meaning set forth in MCR Loan.

“MCR Loan” means the Note Purchase Agreement, dated October 3, 2012 and amended on March 27, 2014, between the Target and Massachusetts Capital Resource Co. (“MCR”) and the subordinated note issued pursuant thereto.

“NISPOM” has the meaning set forth in Section 5.16(l).

“Non-Tendered Target Restricted Stock Award” has the meaning set forth in Section 4.07(c).

“Notice of Superior Proposal” has the meaning set forth in Section 7.04(h).

“Notice Period” has the meaning set forth in Section 7.04(h).

“Offer” has the meaning set forth in the Recitals.

“Offer Closing” has the meaning set forth in Section 2.01(b).

“Offer Conditions” has the meaning set forth in Section 2.01(b).

“Offer Documents” has the meaning set forth in Section 2.01(d).

“Offer Price” has the meaning set forth in the Recitals.

“Open Source Code” shall mean any software code that is distributed as “free software” or “open source software” or is otherwise distributed publicly in source code form under terms that permit modification and redistribution of such software. Open Source Code includes software code that is licensed under the GNU General Public License, GNU Lesser General Public License, Mozilla License, Common Public License, Apache License, BSD License, Artistic License, or Sun Community Source License.

“Option Consideration” has the meaning set forth in Section 4.07(a).

“Order” means any writ, assessment, decision, injunction, decree, ruling or judgment of a Governmental Entity.

“Outside Date” has the meaning set forth in Section 2.01(e).

“Parent” has the meaning set forth in the Preamble.

“Parent Common Stock” means the common stock, $0.001 par value per share, of Parent.

“Parent Material Adverse Effect” shall mean any change, event, effect, development, occurrence, state of facts or development that, individually or in the aggregate, prevents, materially delays or impairs, or would reasonably be expected to prevent or materially delay or impair, the ability of Parent to consummate the Offer, the Merger and the other transactions contemplated hereby on the terms set forth herein.

“Patents” means all patents, and applications therefor, for any and all jurisdictions in the world, including the United States, and including all reissues, divisions, renewals, revisions, revivals, reexaminations, extensions, provisional patents, continuations, continuing prosecution applications and continuations-in-part.

“Payment Fund” has the meaning set forth in Section 4.02(a).

“Permits” means permits, licenses, clearances, authorizations and approvals from Governmental Entities.

“Permitted Encumbrance” means (a) any Encumbrance that arises out of Taxes not in default and payable without penalty or interest or the validity of which is being contested in good faith by appropriate proceedings, (b) any Encumbrance representing the rights of customers, suppliers and subcontractors in the ordinary course of business consistent with past practice under the terms of any Contracts to which the relevant Party is a party or under general principles of commercial or government contract law (including mechanics’, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, landlords’ and similar liens granted or which arise in the ordinary course of business consistent with past practice), (c) conditional sales or title retention agreements (if any) to which any of the capital assets comprising the assets of the Target are subject, (d) in the case of any Contract, Encumbrances that are restrictions against the transfer or assignment thereof that are included in the terms of such Contract, (e) in the case of real property, Encumbrances that are easements, rights-of-way, encroachments, restrictions, conditions and other similar Encumbrances incurred or suffered in the ordinary course of business consistent with past practice and which, individually or in the aggregate, do not and would not materially impair the use (or contemplated use), utility or value of the applicable real property or otherwise materially impair the present or contemplated business operations at such location, or zoning, entitlement, building and other land use regulations imposed by Governmental Entities having jurisdiction over such real property or that are otherwise set forth on a title report, (f)

Encumbrances arising under workers’ compensation, unemployment insurance, social security, retirement and similar legislation, (g) any exceptions caused by Parent or any of its Subsidiaries, including Merger Sub, or their respective Representatives, and (h) any other Encumbrances that, in the aggregate, do not materially and adversely affect the value or the continued use of the assets or properties to which they relate.

“Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, Governmental Entity and other entity and group (which term will include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).

“Personal Data” means a natural Person’s name, street address, telephone number, e-mail address, photograph, social security number, driver’s license number, passport number, or customer or account number, or any other piece of information that allows the identification of a natural Person, and all data associated with such information.

“Prohibited Party Lists” has the meaning set forth in Section 5.09(e).

“Public Official or Entity” means (i) any director, officer, employee, agent, representative, department, agency, official, de facto official, corporate entity, instrumentality or subdivision of any government, military, or public international organization, including any state-owned or affiliated company or organization, or (ii) any candidate for political office, any political party or any official of a political party.

“Registered IP” shall mean all Intellectual Property Rights that are registered, filed, or issued under the authority of any Governmental Entity, including all Patents, registered copyrights, registered mask works, and registered Trademarks and all applications for any of the foregoing.

“Representatives” means the directors, officers, employees, agents (including financial and legal advisors) and other advisors and representatives of a Person.

“Reverse Termination Fee” means an amount equal to $3,598,232.

“Sarbanes-Oxley Act” has the meaning set forth in Section 5.04(e).

“Schedule 14D-9” has the meaning set forth in Section 2.02(a).

“SEC” has the meaning set forth in Section 2.01(d).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Stockholder” means a Person that validly tenders Target Common Stock in connection with the Offer and does not validly withdraw such tender.

“Sensitive Target Data” has the meaning set forth in Section 5.07(q).

“Special Committee” has the meaning set forth in the Recitals.

“Stockholder List Date” has the meaning set forth in Section 2.02(b).

“Subsidiary” means, when used with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, (i) a majority of the outstanding voting securities or other comparable interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries or (ii) of which such Person or any Subsidiary of such Person is a general partner (excluding partnerships in which such Person or any Subsidiary of such Person does not have a majority of the voting interest).

“Superior Proposal” has the meaning set forth in Section 7.04(k).

“Supplier” means a buyer or seller of energy, energy-related services and/or energy management services with whom the Target or any of its Subsidiaries has entered into a binding Contract through which such energy supplier may engage in auctions or off-line transactions to meet prospective customers’ needs for natural gas, electricity and/or energy related services.

“Support Agreement” has the meaning set forth in the Recitals.

“Surviving Corporation” has the meaning set forth in Section 3.01.

“Takeover Proposal” has the meaning set forth in Section 7.04(k).

“Target” has the meaning set forth in the Preamble.

“Target 2006 Incentive Plan” has the meaning set forth in Section 5.02(b)(i).

“Target Acquisition Agreement” has the meaning set forth in Section 7.04(e).

“Target Adverse Recommendation Change” has the meaning set forth in Section 7.04(g).

“Target Balance Sheet” has the meaning set forth in Section 5.04(d).

“Target Board” has the meaning set forth in the Recitals.

“Target Board Meeting” has the meaning set forth in Section 5.03(d).

“Target Board Recommendation” has the meaning set forth in Section 5.03(d).

“Target Bonus Plan” has the meaning set forth in Section 7.06(a).

“Target Commission Plan” has the meaning set forth in Section 7.06(a).

“Target Common Stock” has the meaning set forth in the Recitals.

“Target Consultant” means a current consultant, independent contractor or advisor of the Target or a Subsidiary who is an individual, other than Channel Partners.

“Target Employee” means a current employee of the Target or any Subsidiary.

“Target Employee Plans” means the employee benefit and executive compensation plans, programs and policies (including “employee benefit plans” as defined in Section 3(3) of ERISA) maintained by the Target or any Target ERISA Affiliate.

“Target Equity Award” means a Target Stock Option or a Target Restricted Stock Award, as the case may be.

“Target ERISA Affiliate” means any Person that, together with the Target or any of its Subsidiaries or any of their respective Affiliates, would be treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Target Financial Advisors” has the meaning set forth in Section 5.11.

“Target IP” shall mean (a) all Intellectual Property Rights in or pertaining to the Target Products or methods or processes used to manufacture the Target Products, and (b) all other Intellectual Property Rights owned by, purported to be owned by or exclusively licensed to the Target or its Subsidiaries for use in or necessary for the conduct of the business of Target as currently conducted.

“Target IP Contract” shall mean any Contract (a) to which the Target or any of its Subsidiaries is a party; (b) by which the Target or any of its Subsidiaries or any of their assets is bound or under which the Target or any of its Subsidiaries has, or may become subject to, any obligation; and (c) under which the Target or any of its Subsidiaries has or may acquire any right or interest that, in each case, contains any assignment or license of, or covenant not to assert or enforce, any Intellectual Property Right or that otherwise relates to any Target IP or any Intellectual Property developed by, with, or for the Target or any of its Subsidiaries.

“Target Material Adverse Effect” means any fact, event, change or effect that (a) would reasonably be expected to materially impair the ability of the Target to perform its obligations under this Agreement or to consummate the transactions contemplated hereby or (b) has had or would reasonably be expected to have a material adverse effect on the Target’s or its Subsidiaries, taken as a whole, businesses, results of operations, financial condition, or assets, except for and excluding (i) any fact, event, change or effect (A) relating to any national, international or any foreign or domestic regional economic, financial, social or political conditions (including changes therein) in general or (B) affecting the industry or industries in which Target or its Subsidiaries operates; (ii) any fact, event, change, proposed change or effect relating to conditions caused by acts of God (including any earthquakes, floods, hurricanes, tropical storms, fires or other natural disasters or any national, international or regional calamity), terrorism, national or international hostilities, sabotage, or war (whether or not declared); (iii) any fact, event, change, proposed change or effect that arises or relates to any change of Law or any change in GAAP; (iv) any fact, event, change or effect relating to any action taken, or not taken, at the written request of Parent or Merger Sub or failure to take any action, which the Target cannot take under this Agreement without Parent’s consent and for which action Parent does not provide consent; (v) any failure by the Target to meet any internal or published projections, predictions, forecasts, estimates or projections (whether made by the Target or third parties) or analysts’ expectations in respect of revenues, cash flow, cash position, earnings or other financial or operating metrics for any period; (vi) any fact, event, change or effect (including any loss of employees or any loss of, or any disruption in, supplier, customer, licensor, licensee, partner or similar relationships) attributable or relating to the announcement or pendency of the transactions contemplated by this Agreement; (vii) any changes in the market price or trading volume of Target Common Stock or in the Target’s credit rating; (viii) changes in any financial, debt, credit, capital or banking markets or conditions (including any disruption thereof); (ix) changes in interest, currency or exchange rates or the price of any commodity, security or market index; and (x) any Legal Action arising from or relating to this Agreement or the transactions contemplated by this Agreement (except as it relates to any breach or violation of this Agreement by the Target); (xi) any fact, event, change or effect relating to or arising from acts or omissions by the Target and its Subsidiaries required by the terms of this Agreement; (xii) any fact, event, change or effect relating to or arising from any announcements made by Parent or its Affiliates after the date hereof with respect to future plans for the Target’s business; and (xiii) any fact, event, change or effect relating to or arising from any actions taken by Parent or its Affiliates after the date hereof that have a direct adverse impact on the Target’s customers; provided, however, that (A) the underlying cause(s) of such change or failure shall not be excluded in the case of clauses (v), (vi) and (vii) and (B) any changes, events, circumstances or developments referred to in clauses (i), (ii), (iii), (viii), and (ix) shall not be excluded to the extent the same disproportionately affect (individually or together with other changes, events, circumstances or developments) the Target and its Subsidiaries, taken as a whole, as compared to other similarly situated Persons operating in the same principal industries and geographic markets in which the Target and its Subsidiaries operate.

“Target Material Contract” has the meaning set forth in Section 5.16(a).

“Target Privacy Policy” means each external or internal, past or present privacy policy of the Target or any of its Subsidiaries, including any policy relating to (i) the privacy of users of the Target Products or of any website, owned, controlled or licensed by of Target or its Subsidiaries, (ii) the collection, storage, disclosure, and transfer of any User Data or Personal Data, and (iii) any employee information.

“Target Product” means any product or service currently being designed, developed, manufactured, marketed, distributed, provided, licensed or sold by the Target or its Subsidiaries.

“Target Restricted Stock Award” has the meaning set forth in Section 4.07(c).

“Target SEC Documents” has the meaning set forth in Section 5.04(a).

“Target Securities” has the meaning set forth in Section 5.02(b)(ii).

“Target Software” has the meaning set forth in Section 5.07(l).

“Target Stock Option” has the meaning set forth in Section 4.07(a).

“Target Stock Plans” means those plans pursuant to which the Target has awarded or may award to Target Employees, consultants, contractors, advisors or other service providers of the Target or its Subsidiaries options, stock appreciation rights, stock or other rights to acquire shares of Target Common Stock, and which are listed in Section 5.13(e) of the Disclosure Schedules.

“Target Subsidiary Securities” has the meaning set forth in Section 5.02(d).

“Tax Returns” means all reports, returns, declarations, statements, elections, claims for refund and other forms or documents required to be filed with respect to Taxes, including all attachments thereto and any amendments thereto.

“Taxes” means all taxes levied or imposed by any Governmental Entity, including income, gross receipts, windfall profits, value added, severance, production, sales, use, license, excise, franchise, employment, environmental, real property, personal property, transfer, ad valorem, payroll, social security, occupation, capital stock, profits, customs duties, escheat, stamp, unclaimed property, disability, registration, intangible, alternative minimum, estimated, withholding or other taxes of any nature whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, whether or not disputed or contested.

“Tendered Target Restricted Stock Award” has the meaning set forth in Section 4.07(c).

“Termination Fee” means an amount equal to $2,398,821, except that the “Termination Fee” shall mean an amount equal to $1,028,066 if this Agreement is terminated by Target pursuant to Section 9.04(a) either (i) during the Go-Shop Period or (ii) after the Go-Shop End Date in connection with a Superior Proposal from an Excluded Party.

“Third Party” shall mean any Person or group other than Parent, Merger Sub and their respective Affiliates.

“Trademarks” means trademarks, service marks, trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith.

“Transaction Litigation” has the meaning set forth in Section 7.08(b).

“Treasury Regulations” means the Treasury regulations promulgated under the Code.

“U.S. Export Control Laws” means United States laws governing exports of controlled commodities, software or technology, embargoes, sanctions and boycotts, including the Arms Export Controls Act (22 U.S.C. Ch. 39), the International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq.), the Trading with the Enemy Act (50 U.S.C. app. §§ 1 et. seq.), the Export Administration Act of 1979 (50 U.S.C. app. §§ 2401 et seq.), the International Boycott Provisions of Section 999 of the U.S. Internal Revenue Code of 1986, and all rules, regulations and executive orders relating to any of the foregoing, including but not limited to the International Traffic in Arms Regulations (22 C.F.R. §§ 120 et seq.), the Export Administration Regulations (15 C.F.R. §§ 730 et. seq.), and regulations administered by the Office of Foreign Assets Controls of the United States Department of the Treasury.

“User Data” means any Personal Data or other data or information collected by or on behalf of the Target or its Subsidiaries from users of the Target Products or of any website or mobile application owned, controlled or licensed by the Target or its Subsidiaries.

“Voting Debt” has the meaning set forth in Section 5.02(c).

“Warrants” has the meaning set forth in Section 4.08.

“Willful Breach” has the meaning set forth in Section 9.05.

Section 1.02 Interpretation; Construction.

(a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Exhibit or Schedule, such reference is to a Section of, Exhibit to or Schedule of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” A reference in this Agreement to $ or dollars is to U.S. dollars. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. References to “this Agreement” includes the Disclosure Schedules, as it may be amended from time to time in accordance with the terms hereof.

(b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

ARTICLE II

THE OFFER

Section 2.01 The Offer.

(a) Unless this Agreement shall have previously been terminated in accordance with Article IX, as promptly as practicable, but in any event within ten (10) Business Days after the date of the initial public announcement of this Agreement (but in no event earlier than five (5) Business Days after the date of the initial public announcement of this Agreement), Merger Sub will (and Parent will cause Merger Sub to) “commence” (within the meaning of Rule 14d-2 under the Exchange Act) the Offer.

(b) The obligations of Merger Sub to, and of Parent to cause Merger Sub to, accept for payment and pay for any shares of Target Common Stock validly tendered and not validly withdrawn pursuant to the Offer are subject to the terms and the satisfaction or waiver (to the extent permitted under this Agreement) of the conditions set forth in Annex I (as they may be amended from time to time in accordance with this Agreement, collectively, the “Offer Conditions”) (without limiting the right of Merger Sub to terminate, extend or modify the Offer in accordance with the terms of this Agreement). On the terms and subject to the conditions of the

Offer and this Agreement, Merger Sub shall, and Parent shall cause Merger Sub to, irrevocably accept and pay for all shares of Target Common Stock validly tendered and not validly withdrawn pursuant to the Offer as soon as practicable (the “Accepted Shares”) after the Expiration Time and in compliance with applicable Law. The Offer Price payable in respect of each Accepted Share pursuant to the immediately preceding sentence shall be paid net to the Selling Stockholder in cash, without interest and subject to any required withholding of Taxes, on the terms and subject to the conditions hereof. Pursuant to and in accordance with the Target 2006 Incentive Plan, the Offer Price to be paid with respect to Target Restricted Stock Awards (as defined below) will be paid to the holders of such Target Restricted Stock Awards in accordance with the procedures, and subject to the restrictions, set forth in Section 4.07(c). The acceptance for payment of Accepted Shares pursuant to and subject to the conditions of the Offer is referred to in this Agreement as the “Offer Closing.”

(c) The Offer Conditions are for the sole benefit of Parent and Merger Sub, and Parent and Merger Sub may waive, in whole or in part, any Offer Condition at any time and from time to time, in their sole and absolute discretion, other than the Minimum Condition, which may be waived by Parent and Merger Sub only with the prior written consent of the Target. Parent and Merger Sub expressly reserve the right to increase the Offer Price or to make any other changes in the terms and conditions of the Offer; provided that, unless otherwise provided in this Agreement or previously approved by the Target in writing, Parent and Merger Sub shall not: (i) decrease the Offer Price or change the form of consideration payable in the Offer, (ii) decrease the number of shares of Target Common Stock sought to be purchased in the Offer, (iii) impose conditions on the Offer in addition to the Offer Conditions, (iv) amend any Offer Condition in a manner that is adverse in any material respect to the holders of shares of Target Common Stock, (v) waive or amend the Minimum Condition, (vi) extend the Expiration Time except as required or permitted by Section 2.01(e) or (vii) amend any other term of the Offer in a manner that is adverse in any material respect to the holders of shares of Target Common Stock.

(d) On the date the Offer is commenced, Merger Sub shall, and Parent shall cause Merger Sub to, file with the U.S. Securities and Exchange Commission (the “SEC”) a Tender Offer Statement on Schedule TO with respect to the Offer, which Tender Offer Statement shall include or incorporate by reference an offer to purchase, form of letter of transmittal, summary advertisement and other required ancillary offer documents (such Schedule TO and the documents included therein pursuant to which the Offer will be made, together with any supplements or amendments thereto, the “Offer Documents”) and cause the Offer Documents to be disseminated to the holders of shares of Target Common Stock as and to the extent required by applicable Law. The Target hereby consents to the inclusion of the Target Board Recommendation in the Offer Documents. Merger Sub shall, and Parent shall cause Merger Sub to, cause the Offer Documents to comply as to form in all material respects with the requirements of applicable Law. The Target shall promptly (but in no event more than two (2) Business Days) furnish to Parent and Merger Sub all information concerning the Target and the holders of shares of Target Common Stock that may be required by applicable Law to be set forth in the Offer Documents or reasonably requested in connection with any action contemplated by this Section 2.01(d), including communication of the Offer to the record and beneficial holders of shares of Target Common Stock. Each of the parties agrees to promptly correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect, and Parent and Merger Sub further agree to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and disseminated to the holders of shares of Target Common Stock, in each case as and to the extent required by applicable Law. Parent and Merger Sub shall provide the Target in writing with any written comments (and shall orally describe any oral comments) that Parent, Merger Sub or their counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after receipt of such comments. Prior to the filing of the Offer Documents (including any amendment or supplement thereto) with the SEC or dissemination thereof to the holders of shares of Target Common Stock, or responding to any comments of the SEC with respect to the Offer Documents, Parent and Merger Sub shall provide the Target, in each instance, with a reasonable opportunity to review and comment on such Offer Documents or response, and Parent and Merger Sub shall give reasonable consideration to any comments provided by the Target. Parent and Merger Sub shall use commercially reasonable efforts to respond promptly to any such SEC comments.

(e) The Offer will initially expire at 11:59 p.m. (Boston, Massachusetts time) on January 2, 2015 (the “Initial Expiration Time”) or, in the event the Initial Expiration Time has been extended pursuant to this Agreement, the date and time to which the Offer has been so extended (the Initial Expiration Time, or such later date and time to which the Initial Expiration Time has been extended pursuant to this Agreement, is referred to as the “Expiration Time”). Notwithstanding the foregoing, (i) if, on the date of the then-effective Expiration Time, any of the Offer Conditions have not been satisfied or waived, Merger Sub shall, and Parent shall cause Merger Sub to, extend the Offer for successive periods of not more than ten (10) Business Days (the length of such period to be determined by Merger Sub), or for such longer period as the parties may agree, in order to permit the satisfaction of the Offer Conditions, except that if immediately prior to any scheduled Expiration Time, all Offer Conditions (except the Minimum Condition) have been satisfied or waived by the Parent or the Merger Sub, then the Parent’s and the Merger Sub’s obligations to extend the Expiration Time shall be limited to (A) an extension of the Expiration Time for one period of not more than ten (10) Business Days (the length of such period to be determined by Merger Sub), or for such longer period as the parties may agree, to permit the satisfaction of the Minimum Condition, and (B) if at the end of such period described in clause (A), the Minimum Condition continues to not be satisfied, an extension of the Expiration Time for up to two (2) additional periods of not more than ten (10) Business Days (the length of such period to be determined by Merger Sub), or for such longer periods as the parties may agree, after which, if the Minimum Condition remains unsatisfied, neither the Parent nor the Merger Sub shall be required to extend the Expiration Time (it being understood, for the avoidance of doubt, that (I) the Offer shall not be extended pursuant to this clause (i) if all Offer Conditions have been satisfied or waived and (II) without the prior written consent of the Target, the “extension periods” described in this clause (i), collectively, may not be less than such number of Business Days that when added to the number of Business Days elapsed from the commencement of the Offer would total fifty (50) Business Days), and (ii) Merger Sub shall, and Parent shall cause Merger Sub to, extend the Offer for any period required by any rule, regulation, interpretation or position of the SEC, its staff, or any national securities exchange on which the Target’s securities trade applicable to the Offer or necessary to resolve any comments of the SEC or its staff applicable to the Offer or the Offer Documents; provided that, in the case of clauses (i) and (ii), Merger Sub shall not in any event be required to, and without the Target’s prior written consent shall not, extend the Offer beyond the date that is fifty-two (52) Business Days following the commencement of the Offer in accordance with Section 2.01(a) above (the “Outside Date”). Nothing in this Section 2.01(e) shall be deemed to impair, limit or otherwise restrict in any manner the right of the Target, Parent or Merger Sub to terminate this Agreement pursuant to Article IX. In the event that this Agreement is terminated pursuant to the terms hereof, Merger Sub shall, and Parent shall cause Merger Sub to, promptly (and in any event within one (1) Business Day of such termination) terminate the Offer. If the Offer is terminated or withdrawn by Merger Sub, or this Agreement is terminated in accordance with Article IX, prior to the acceptance for payment of shares of Target Common Stock tendered in the Offer, Merger Sub shall, and Parent shall cause Merger Sub to, promptly return, and shall cause any depository acting on behalf of Merger Sub to return, all tendered shares of Target Common Stock to the registered holders thereof.

(f) Parent will provide or cause to be provided to Merger Sub, on a timely basis so as to satisfy Merger Sub’s obligations under this Agreement and the Offer, the funds necessary to pay for any shares of Target Common Stock that Merger Sub becomes obligated to accept for payment, and pay for, pursuant to the Offer.

Section 2.02 Target Actions.

(a) On the date the Offer Documents are filed with the SEC, the Target will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer in accordance with the Exchange Act (together with all amendments, supplements and exhibits thereto, the “Schedule 14D-9”) that will, subject to the provisions of Section 7.04, contain the recommendation described in Section 5.03(d), the Fairness Opinion of the Target’s financial advisor referenced in Section 5.18, and the notice and other information required by Section 262(d)(2) of the DGCL. The Target will cause the Schedule 14D-9 to be disseminated to the Target’s stockholders to the extent required by applicable Law, including by setting the Stockholder List Date as the record date for the purpose of receiving the notice required by Section 262(d)(2) of the DGCL. The Target shall cause the Schedule 14D-9 to comply as to form in all material respects with the requirements of applicable Law. Promptly, but in no event more than two (2) Business Days, after the date of this Agreement, Parent and Merger Sub will furnish to the Target all information concerning Parent and Merger Sub required by the Exchange Act to be set forth in the Schedule 14D-9. The Target, Parent and Merger Sub will promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information becomes false or misleading in any material respect or as otherwise required by applicable Law. The Target will cause the Schedule 14D-9, as so corrected (if applicable), to be filed with the SEC and disseminated to the Target’s stockholders, in each case as and to the extent required by the Exchange Act. The Target will promptly notify Parent and Merger Sub upon the receipt of any comments from the SEC, or any request from the SEC for amendments or supplements, to the Schedule 14D-9, and will promptly provide Parent and Merger Sub with copies of all correspondence between it and its Representatives and the SEC with respect to the Schedule 14D-9. Prior to the filing of the Schedule 14D-9 (including any amendments or supplements thereto) with the SEC or dissemination thereof to the Target’s stockholders, or responding to any comments of the SEC with respect to the Schedule 14D-9, the Target will provide Parent, Merger Sub and their counsel a reasonable opportunity to review and comment on such Schedule 14D-9 or response, and the Target will give reasonable consideration to any such comments. The Target shall use commercially reasonable efforts to respond promptly to any such SEC comments.

(b) In connection with the Offer, promptly after the date of this Agreement but in no event more than eight (8) Business Days after the date of this Agreement the Target will furnish or cause to be furnished to Parent and Merger Sub security position listings and any other available listings or computer files containing the names and addresses of the record holders or known beneficial owners of the shares of Target Common Stock as of the most recent practicable date (but subject to the following sentence of this Section 2.02(b)), and will promptly furnish Parent and Merger Sub with such information and assistance (including lists of record holders or known beneficial owners of the shares of Target Common Stock, updated from time to time upon Parent’s, Merger Sub’s or either of their respective agents’ request, and the addresses and lists of security positions of such record holders or known beneficial owners) as Parent, Merger Sub or their respective agents may reasonably request for the purpose of communicating the Offer to the record holders and beneficial owners of the shares of Target Common Stock (the date of the list used to determine the Persons to whom the Offer Documents and Schedule 14D-9 are first disseminated, the “Stockholder List Date”). The Target shall ensure that the Stockholder List Date is not more than ten (10) calendar days prior to the date that the Schedule 14D-9 is first disseminated. Subject to the requirements of applicable Law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer, the Merger and the other transactions contemplated hereby, Parent and Merger Sub will hold in confidence the information contained in any such labels, listing and files in accordance with the Confidentiality Agreement and will use such information only in connection with the Offer and the Merger and, if this Agreement is terminated, will promptly deliver (and will use their respective commercially reasonable efforts to cause their agents and Representatives to deliver) to the Target (or destroy) all copies and any extract or summaries of such information then in their possession or control.

ARTICLE III

THE MERGER

Section 3.01 The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time Merger Sub will merge with and into the Target. As a result of the Merger, the separate corporate existence of Merger Sub will cease, and the Target will continue its corporate existence under the DGCL as the surviving corporation in the Merger (sometimes referred to herein as the “Surviving Corporation”). The Merger will be governed by Section 251(h) of the DGCL and shall be effected as soon as practicable following the Consummation of the Offer without the adoption of this Agreement by the stockholders of the Target, subject to the satisfaction or waiver of the conditions set forth in Section 8.01; provided that if, notwithstanding such express election to cause the Merger to be governed by Section 251(h) of the DGCL, the Merger may not be effected pursuant to Section 251(h) of the DGCL for any reason, then the parties hereto shall take all actions necessary to cause the consummation of the Merger as promptly as practicable following the Consummation of the Offer in a manner that is not adverse to the stockholders of the Target.

Section 3.02 Closing. Unless this Agreement is earlier and validly terminated, upon the terms and subject to the conditions set forth herein, the closing of the Merger (the “Closing”) will take place at (i) 9:00 a.m., Boston, Massachusetts time, on the next Business Day following the date on which the Offer is Consummated; provided that all of the conditions set forth in Section 8.01 have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted hereunder, waiver of all such conditions), or (ii) such other time or date as is agreed to in writing by the parties hereto. The Closing will be held at the offices of Cooley LLP, 500 Boylston Street, Boston MA 02116, unless another place is agreed to in writing by the parties hereto, or by electronic transmittal of documents, and the actual date of the Closing is hereinafter referred to as the “Closing Date.”

Section 3.03 Effective Time. Subject to the provisions of this Agreement, at the Closing, the Target, Parent and Merger Sub will cause a certificate of merger (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and will make all other filings or recordings required under the DGCL. The Merger will become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by the Target and Parent in writing and specified in the Certificate of Merger in accordance with the DGCL (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

Section 3.04 Effects of the Merger. The Merger will have the effects set forth herein and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses and authority of the Target and Merger Sub will vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions and duties of each of the Target and Merger Sub will become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation.

Section 3.05 Certificate of Incorporation; By-laws. At the Effective Time, (a) the certificate of incorporation of the Target will be amended so as to read in its entirety as set forth on Exhibit A attached hereto, and, as so amended, will be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the terms thereof or as provided by applicable Law, and (b) the by-laws of Merger Sub as in effect immediately prior to the Effective Time will be the by-laws of the Surviving Corporation until thereafter amended in accordance with the terms thereof, the certificate of incorporation of the Surviving Corporation or as provided by applicable Law.

Section 3.06 Directors and Officers. Unless otherwise determined by Parent and the Target prior to the Effective Time, the parties hereto shall take all necessary action to:

(i) cause the members of the board of directors of Merger Sub immediately prior to the Effective Time to be, effective as of the Effective Time, appointed as the sole members of the board of directors of the Surviving Corporation until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation;

(ii) cause the officers of Merger Sub immediately prior to the Effective Time to be, effective as of the Effective Time, appointed as the sole officers of the Surviving Corporation until their respective successors are duly appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation; and

(iii) upon Parent’s request, cause the Target to obtain a written letter of resignation from each of the directors and officers of the Target and from each of the directors and officers of each Subsidiary of the Target, which resignation shall be conditioned upon, and effective as of, the Effective Time; provided that such resignations of officers shall not serve as a resignation as an employee of the Surviving Corporation.

ARTICLE IV

EFFECT OF THE MERGER ON CAPITAL STOCK

Section 4.01 Effect of the Merger on Capital Stock. Upon the terms and subject to the conditions set forth herein, at the Effective Time, as a result of the Merger and without any action on the part of Parent, Merger Sub or the Target or the holder of any capital stock of Parent, Merger Sub or the Target, or any other Person:

(a) Cancellation of Certain Target Common Stock. Each share of Target Common Stock that is owned directly by Parent, Merger Sub, the Target (as treasury stock or otherwise), or any wholly-owned Subsidiary of the foregoing as of immediately prior to the commencement of the Offer (the “Cancelled Shares”) and the Accepted Shares will automatically be cancelled and will cease to exist, and no Merger Consideration will be delivered in exchange therefor.

(b) Conversion of Target Common Stock. Each share of Target Common Stock issued and outstanding immediately prior to the Effective Time (other than the Cancelled Shares, the Accepted Shares, and the Dissenting Shares) will be converted into the right to receive (subject to Section 4.02 and, in the case of Non-Tendered Target Restricted Stock Awards, Section 4.07(c)), in cash and without interest, an amount equal to the Offer Price (the “Merger Consideration”). At the Effective Time, all shares of Target Common Stock that have been converted into the right to receive the Merger Consideration will cease to exist, and each holder of a certificate formerly representing any such shares (each, a “Certificate”) will cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with Section 4.02 or, in the case of Non-Tendered Target Restricted Stock Awards, Section 4.07(c).

(c) Conversion of Merger Sub Capital Stock. Each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and become one newly issued, fully paid and non-assessable share of common stock of the Surviving Corporation (and the shares of the Surviving Corporation into which the shares of Merger Sub capital stock are so converted shall be the only shares of the Surviving Corporation’s capital stock that are issued and outstanding immediately after the Effective Time).

Section 4.02 Surrender and Payment.

(a) Prior to the Effective Time, Parent will appoint an exchange agent reasonably acceptable to the Target (the “Exchange Agent”) to act as the agent for the purpose of exchanging for the Merger Consideration, to the extent entitled thereto: (i) the Certificates, or (ii) book-entry shares which immediately prior to the Effective Time represented the shares of Target Common Stock (the “Book-Entry Shares”). On and after the Effective Time, Parent will deposit, or cause the Surviving Corporation to deposit, (x) with the Exchange Agent, sufficient funds to pay the aggregate Merger Consideration that is payable in respect of all of the shares of Target Common Stock outstanding immediately prior to the Effective Time (other than the Cancelled Shares, the Accepted Shares and the Non-Tendered Target Restricted Stock Awards), and (y) with the Surviving Corporation, sufficient funds to pay the Option Consideration (less any Taxes required to be withheld in accordance with Section 4.05) (collectively, the “Payment Fund”) in amounts and at the times necessary for such payments, and (z) with the Exchange Agent, an amount sufficient to pay the fees and expenses of the Exchange Agent. If for any reason (including losses) the Payment Fund is inadequate to pay the amounts to which holders of shares of Target Common Stock (other than Non-Tendered Target Restricted Stock Awards) will be entitled under Section 4.01(b), Parent will take all steps necessary to enable or cause the Surviving Corporation promptly to deposit in trust additional cash with the Exchange Agent sufficient to make all payments required under Section 4.01(b), and Parent and the Surviving Corporation will in any event be liable for the payment thereof. The Payment Fund will not be used for any other purpose. The Surviving Corporation will pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of shares of Target Common Stock for the Merger Consideration. Promptly after the Effective Time, Parent will send, or will cause the Exchange Agent to send, to each record holder of shares of Target Common Stock (other than Non-Tendered Target Restricted Stock Awards) at the Effective Time, a letter of transmittal and instructions (which will specify that the delivery will be effected, and risk of loss and title will pass, only upon proper delivery of the Certificates or transfer of the Book-Entry Shares to the Exchange Agent) for use in such exchange.

(b) Subject to Section 4.07(c), each holder of shares of Target Common Stock that have been converted into the right to receive the Merger Consideration will be entitled to receive the Merger Consideration in respect of the Target Common Stock represented by a Certificate or Book-Entry Share upon (i) surrender to the Exchange Agent of a Certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Exchange Agent, or (ii) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of Book-Entry Shares. Until so surrendered or transferred, as the case may be, and subject to the terms set forth in Section 4.03 and Section 4.07(c), each such Certificate or Book-Entry Share, as applicable, will represent after the Effective Time for all purposes only the right to receive the Merger Consideration payable in respect thereof. No interest will be paid or accrued on the cash payable upon the surrender or transfer of any Certificate or Book-Entry Share. Upon payment of the Merger Consideration pursuant to the provisions of this Article IV, each Certificate or Certificates so surrendered will immediately be cancelled.

(c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Book-Entry Share, as applicable, is registered, it will be a condition to such payment that (i) such Certificate will be properly endorsed or will otherwise be in proper form for transfer or such Book-Entry Share will be properly transferred, and (ii) the Person requesting such payment will pay to the Exchange Agent any transfer or other Tax required as a result of such payment to a Person other than the registered holder of such Certificate or Book-Entry Share, as applicable, or establish to the reasonable satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(d) All Merger Consideration paid upon the surrender of Certificates or transfer of Book-Entry Shares in accordance with the terms hereof will be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Target Common Stock formerly represented by such Certificate or Book-Entry Shares, and from and after the Effective Time, there will be no further registration of transfers of shares of Target Common Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation, they will be cancelled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article IV.

(e) Any portion of the Payment Fund that remains unclaimed by the holders of shares of Target Common Stock twelve (12) months after the Effective Time will be returned to Parent, upon demand, and any such holder who has not exchanged shares of Target Common Stock for the Merger Consideration in accordance with this Section 4.02 prior to that time will thereafter look only to Parent for payment of the Merger Consideration. Notwithstanding the foregoing, Parent shall not be liable to any holder of shares of Target Common Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar Laws. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of Parent or its designee, free and clear of all claims or interest of any Person previously entitled thereto.

(f) After the Effective Time, any portion of the Merger Consideration made available to the Exchange Agent in respect of any Dissenting Shares will be returned to Parent, upon demand.

(g) The Exchange Agent shall invest all cash included in the Payment Fund as reasonably directed by Parent; provided that any investment of such cash shall be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the United States government. Any interest and other income resulting from such investments shall become a part of the Payment Fund, and any amounts in excess of the aggregate amount payable pursuant to Section 4.01(b) shall be paid to the Surviving Corporation.

Section 4.03 Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, including Section 4.01, shares of Target Common Stock issued and outstanding immediately prior to the Effective Time and in respect of which appraisal rights shall have been properly demanded (and not withdrawn or lost) in accordance with Section 262 of the DGCL (such shares of Target Common Stock being referred to collectively as the “Dissenting Shares”) will not be converted into a right to receive the Merger Consideration, but instead will be entitled to only such rights as are granted by Section 262 of the DGCL to a holder of Dissenting Shares; provided, however, that if such holder fails to perfect, effectively withdraws or loses such holder’s right to seek appraisal rights pursuant to Section 262 of the DGCL with respect to any Dissenting Shares, such Dissenting Shares shall immediately be converted into the right to receive the Merger Consideration in accordance with this Article IV as if such shares of Target Common Stock never had been Dissenting Shares, without interest thereon, upon surrender of such Certificate formerly representing such share or transfer of such Book-Entry Share, as the case may be. The Target will provide Parent prompt written notice of any demands received by the Target for appraisal of shares of Target Common Stock (including any stockholder’s notice of its intent to demand payment pursuant to the DGCL), any withdrawal of any such demand, and any other demand, notice or instrument delivered to the Target prior to the Effective Time pursuant to the DGCL that relates to such demand, and Parent will have the opportunity and right to direct all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, the Target will not make any payment with respect to, or settle or offer to settle, any such demands or any claim in respect of Dissenting Shares.

Section 4.04 Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Target occurs (other than the issuance of additional shares of capital stock of the Target as permitted by this Agreement), including by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or distribution paid in stock, the Offer Price and the Merger Consideration (as applicable) and any other amounts payable pursuant to this Agreement will be appropriately adjusted to reflect such change.

Section 4.05 Withholding Rights. Each of the Exchange Agent, Parent, Merger Sub and the Surviving Corporation will be entitled to deduct and withhold from the Offer Price, the Merger Consideration, and the Option Consideration, as the case may be, otherwise payable to any Person pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”) and applicable Treasury Regulations, or any provision of state, local or non-U.S. Tax Law. All amounts withheld will be remitted to the United States Treasury or the applicable state, local or non-U.S. taxing authority. To the extent that amounts are so deducted and withheld by the Exchange Agent, Parent, Merger Sub or the Surviving Corporation, as the case may be, such amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of which the Exchange Agent, Parent, Merger Sub or the Surviving Corporation, as the case may be, made such deduction and withholding.

Section 4.06 Lost Certificates. If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Target Common Stock formerly represented by such Certificate as contemplated under this Article IV.

Section 4.07 Treatment of Stock Options and Other Stock-Based Awards.

(a) The Target will take all requisite action so that, at the Effective Time, the portion of each option to acquire shares of Target Common Stock (each such option, a “Target Stock Option”) that is vested and outstanding immediately prior to the Effective Time and for which the per share exercise price of such Target Stock Option is equal to or less than the Merger Consideration (each such portion, a “Cashed Out Target Stock Option”), will be, by virtue of this Agreement and without any further action on the part of Parent, Merger Sub, the Target, the holder of such Cashed Out Target Stock Option or any other Person, cancelled and converted into the right to receive from Parent and the Surviving Corporation, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of (i) the aggregate number of shares of Target Common Stock subject to such Cashed Out Target Stock Option (only to the extent vested as provided above), multiplied by (ii) the excess of the Merger Consideration over the per share exercise price under such Cashed Out Target Stock Option (the aggregate amount, the “Option Consideration”), less any Taxes required to be withheld in accordance with Section 4.05. Each Target Stock Option (or portion thereof) outstanding immediately prior to the Effective Time that is not a Cashed Out Target Stock Option shall be referred to herein as an “Assumed Target Stock Option.”

(b) Effective as of the Effective Time, Parent shall assume the Target Stock Plans and each Assumed Target Stock Option, which shall thereafter be vested for such number of shares of Parent Common Stock as equals the number of shares of Target Common Stock subject to such Assumed Target Stock Option multiplied by the Equity Award Exchange Ratio, rounded down to the nearest whole share. The exercise price of each such Assumed Target Stock Option shall be equal to the exercise price per share set forth in the option agreement for such Assumed Target Stock Option divided by the Equity Award Exchange Ratio, rounded up to the nearest whole cent. All rights with respect to Target Common Stock under Assumed Target Stock Options shall by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Target, the holder of any Assumed Target Stock Option or any other Person, be converted into rights with respect to Parent Common Stock on the terms and conditions set forth in this Section 4.07(b). Accordingly, from and after the Effective Time, (i) each Assumed Target Stock Option may be exercised solely for the number of shares of Parent Common Stock determined in accordance with this Section 4.07(b) with an exercise price determined in accordance with this Section 4.07(b); (ii) any restriction on the exercise of any Assumed Target Stock Option shall continue in full force and effect; and (iii) the term, vesting schedule and other provisions of such Assumed Target Stock Option shall otherwise remain unchanged; provided, however, that: (A) each Assumed Target Stock Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, recapitalization or other similar transaction with respect to Parent Common Stock subsequent to the Effective Time; and (B) Parent’s board of directors or a committee thereof shall succeed to the authority and responsibility of the Target Board or any committee thereof with respect to each Target Stock Plan and Assumed Target Stock Option. As soon as practicable after the Effective Time, Parent shall prepare and file with the SEC a Form S-8 (or file such other appropriate form) registering a number of shares of Parent Common Stock necessary to fulfill Parent’s obligations under this Section 4.07(b).

(c) Each share of Target Common Stock granted under the Target 2006 Incentive Plan that is unvested or is subject to a repurchase option, risk of forfeiture, vesting schedule or other condition under any applicable restricted stock purchase agreement or other Contract with Target or under which Target has any rights and either (i) is validly tendered and not validly withdrawn in the Offer as of the Expiration Time (each a “Tendered Target Restricted Stock Award”) or (ii) not validly tendered or validly tendered and subsequently validly withdrawn and is outstanding immediately prior to the Effective Time (each a “Non-Tendered Target Restricted Stock Award” and together with the Tendered Target Restricted Stock Awards, the “Target Restricted Stock Awards”) shall (a) in the case of the Tendered Target Restricted Stock Awards, as soon as practicable after the Expiration Time and in compliance with applicable Law, receive the Offer Price net to such holder of Tendered Target Restricted Stock Award in cash, without interest and subject to any required withholding of Taxes and (b) in the case of the Non-Tendered Target Restricted Stock Awards, be cancelled and converted into only the right to receive (without interest), automatically and without any required action on the part of the holder thereof, an amount in cash (less applicable Tax withholdings) equal to the Merger Consideration; provided that, pursuant to and in accordance with the Target 2006 Incentive Plan, the Offer Price or Merger Consideration, as applicable, payable with respect to any Target Restricted Stock Awards shall continue to be, as applicable, unvested and/or subject to the same repurchase option, risk of forfeiture, vesting schedule and other conditions as were set forth in the applicable restricted stock purchase agreement or other Contract with respect to such Target Restricted Stock Award and the holder of any such Target Restricted Stock Award must remain in service to Parent, the Target or any of their affiliates through the applicable vesting date or date when the applicable conditions shall terminate, to receive payment in respect thereof and such payment shall be made promptly following such applicable vesting date or date when the applicable conditions have terminated, as applicable. Parent’s board of directors or a committee thereof shall succeed to the authority and responsibility of the Target Board or any committee thereof with respect to each Target Stock Plan and Target Restricted Stock Award.

(d) At or prior to the Effective Time, the Target, the Target Board and the compensation committee of such board, as applicable, will adopt any resolutions and take any actions (including obtaining any employee or stockholder consents) that may be necessary to effectuate the provisions of this Section 4.07, and causing the Target Stock Plans and all Assumed Target Stock Options to be exchanged and assumed by Parent on the terms and conditions set forth in this Section 4.07.

(e) Section 4.07(e) of the Disclosure Schedules (the “Equity Award Certificate”) sets forth (i) each Target Stock Option outstanding as of the close of business on November 3, 2014, identifying the number of shares of Target Common Stock subject to such Target Stock Option, the exercise price of such Target Stock Option, the date such Target Stock Option was granted, the date such Target Stock Option expires, the vesting schedule of such Target Stock Option and the portion thereof that is vested and outstanding as of the date hereof, and (ii) each Target Restricted Stock Award outstanding as of the date hereof, identifying the number of shares of Target Common Stock subject to such Target Restricted Stock Award, the date such Target Restricted Stock Award was granted, the date such Target Restricted Stock Award expires, the vesting schedule of such Target Restricted Stock Award and the portion thereof that is vested and outstanding as of the date hereof. Not later than 5:00 p.m. Boston time, on the second Business Day preceding the Effective Time, Target shall provide to Parent an updated Equity Award Certificate setting forth (i) each Target Stock Option outstanding as of the Effective Time, identifying the number of shares of Target Common Stock subject to such Target Stock Option, the exercise price of such Target Stock Option, the portion thereof that is a Cashed Out Target Stock Option, the portion thereof that is an Assumed Target Stock Option, the date such Target Stock Option was granted, the date such Target Stock Option expires and the vesting schedule of such Target Stock Option, in each case as of the Effective Time, and (ii) each Target Restricted Stock Award outstanding as of the Effective Time, identifying the number of shares of Target Common Stock subject to such Target Restricted Stock Award , the date such Target Restricted Stock Award was granted and the vesting schedule and other material terms of such Target Restricted Stock Award, in each case as of the Effective Time.

Section 4.08 Treatment of Warrants. At the Effective Time, and in accordance with the terms of each warrant to purchase shares of Target Common Stock that is listed on Section 4.08 of the Disclosure Schedules (collectively, the “Warrants”) and that is issued and outstanding immediately prior to the Effective Time, Parent shall cause the Surviving Corporation to pay the holder of each Warrant, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of (i) the aggregate number of shares of Target Common Stock subject to such Warrant, multiplied by (ii) the excess, if any, of the Merger Consideration over the per share exercise price under such Warrant. In the event that the per share exercise price under a Warrant is equal to or greater than the Merger Consideration, such Warrant shall be cancelled as of the Effective Time without payment therefor and shall have no further force or effect. At or prior to the Effective Time, the Target, the Target Board and the compensation committee of such board, as applicable, will adopt any resolutions and take any actions (including obtaining any employee consents) that may be necessary to effectuate the provisions of this Section 4.08.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE TARGET

Except as set forth in (a) Target SEC Documents (but excluding any supplements or amendments thereto to the extent such supplement or amendment is not publicly filed prior to the date hereof) (other than Section 5.02 and Section 5.03(a)), and only to the extent it is apparent from the disclosure that any item should otherwise be reflected in the Disclosure Schedules, or (b) subject to Section 10.03, the Disclosure Schedules attached to this Agreement (collectively, the “Disclosure Schedules”), the Target hereby represents and warrants to Parent and Merger Sub as follows:

Section 5.01 Organization; Standing and Power; Charter Documents; Subsidiaries.

(a) Organization; Standing and Power. The Target and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, and has the requisite corporate power and authority to own, lease and operate its assets and to carry on its business as now conducted. The Target and its Subsidiaries are duly qualified or licensed to do business as a foreign corporation and is in good standing (with respect to jurisdictions that recognize the concept of good standing) in each jurisdiction where the character of the assets and properties owned, leased or operated by it or the nature of its business makes such qualification or license necessary, except where the failure to be so qualified or licensed or to be in good standing, would not reasonably be expected to have, individually or in the aggregate, a Target Material Adverse Effect.

(b) Charter Documents. The Target has delivered or made available to Parent a true and correct copy of the certificate of incorporation (including any certificate of designations) and by-laws, each as amended to date (collectively, the “Charter Documents”), of the Target and each of its Subsidiaries. Neither the Target nor any of its Subsidiaries is in violation of any of the provisions of its Charter Documents.

(c) Minutes. Except as set forth on Section 5.01(c) of the Disclosure Schedules, the Target has delivered or made available to Parent true and correct copies of the minutes (or, in the case of minutes that have not yet been finalized, draft minutes of the meeting) of all meetings of stockholders, the Target Board and each committee of the Target Board since January 1, 2012, except for any minutes of the Special Committee and any minutes related to other bidders in connection with any potential sale of the Target or any of its material assets or otherwise related to deliberations by the Target Board or Special Committee with respect to the consideration of strategic alternatives, all of which may be redacted by the Target.

(d) Subsidiaries. Section 5.01(d) of the Disclosure Schedules lists each of the Subsidiaries of the Target as of the date hereof and its place of organization and, for each Subsidiary that is not, directly or indirectly, wholly-owned by the Target, (A) the number and type of any capital stock of, or other equity or voting interests in, such Subsidiary that is outstanding as of the date hereof and (B) the number and type of shares of capital stock of, or other equity or voting interests in, such Subsidiary that, as of the date hereof, are owned, directly or indirectly, by the Target. All of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Target that is owned directly or indirectly by the Target have been validly issued, were issued free of pre-emptive rights and are fully paid and non-assessable, and are free and clear of all Encumbrances, including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interests, except for any Encumbrances (x) imposed by applicable securities Laws or (y) arising pursuant to the Charter Documents of any non-wholly-owned Subsidiary of the Target. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, the Target does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any Person.

Section 5.02 Capital Structure.

(a) Capital Stock. The authorized capital stock of the Target consists of 30,000,000 shares of Target Common Stock and 5,000,000 shares of preferred stock. As of the close of business on November 3, 2014, (i) 12,461,408 shares of Target Common Stock were issued and outstanding and (ii) 62,834 shares of Target Common Stock were issued and held by the Target in its treasury, and except as set forth on Section 5.02(a) of the Disclosure Schedules, since November 3, 2014 and through the date hereof, no additional shares of Target Common Stock have been issued other than the issuance of shares of Target Common Stock upon the exercise or settlement of Target Equity Awards. All of the outstanding shares of capital stock of the Target are, and all shares of capital stock of the Target which may be issued as contemplated or permitted by this Agreement will be, when issued, duly authorized and validly issued, fully paid and non-assessable and not subject to any pre-emptive rights. No Subsidiary of the Target owns any shares of Target Common Stock. As of the date hereof, holders of record of Target Common Stock whose last address as shown on the books of Target is in Canada hold less than ten percent (10%) of the outstanding Target Common Stock.

(b) Stock Options and Stock Awards.

(i) As of the close of business on November 3, 2014, 637,649 shares of Target Common Stock were subject to issuance pursuant to Target Stock Options and 251,750 shares of Target Common Stock were outstanding pursuant to Target Restricted Stock Awards, granted under the Target Stock Plans, and since November 3, 2014 and through the date hereof, no Target Equity Awards have been granted and no additional shares of Target Common Stock have become subject to issuance under the Target Stock Plans. Section 5.02(b)(i) of the Disclosure Schedules sets forth as of the close of business on November 3, 2014 a list of each outstanding Target Equity Award granted under the Target Stock Plans and (A) the name of the holder of such Target Equity Award, (B) the number of shares of Target Common Stock subject to such outstanding Target Equity Award, (C) the exercise price, purchase price or similar pricing of such Target Equity Award, (D) the date on which such Target Equity Award was granted or issued, (E) the applicable vesting schedule, the extent to which such Target Equity Award is vested and exercisable as of the date hereof, and (F) with respect to Target Stock Options, the date on which each such Target Stock Option expires. All shares of Target Common Stock subject to issuance under the Target Stock Plans, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. Except for Target Stock Options and Target Restricted Stock Awards, there are no stock awards and other rights, contingent or accrued, to acquire or receive shares of Target Common Stock or benefits measured by the value of such shares, or award of any kind consisting of shares of Target Common Stock that may be held, awarded, outstanding, payable or reserved for issuance under any Target Stock Plan or otherwise. No Target Stock Options have been granted except for those granted under a Target Stock Plan. No Target Restricted Stock Awards have been granted except for those granted under the Target’s 2006 Stock Incentive Plan (the “Target 2006 Incentive Plan”).

(ii) Except for the Target Stock Plans and as set forth on Section 5.02(b)(ii) of the Disclosure Schedules, there are no agreements to which the Target is a party obligating the Target to accelerate the vesting of any Target Equity Award as a result of the transactions contemplated by this Agreement or the Support Agreement (whether alone or upon the occurrence of any additional or subsequent events). Other than the Target Equity Awards, as of the date hereof, there are no outstanding (A) securities of the Target or any of its Subsidiaries convertible into or exchangeable for Voting Debt or shares of capital stock of the Target, (B) options, warrants or other agreements or commitments to acquire from the Target or any of its Subsidiaries, or obligations of the Target or any of its Subsidiaries to issue, any Voting Debt or shares of capital stock of (or securities convertible into or exchangeable for shares of capital stock of) the Target or (C) restricted shares, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock of the Target, in each case that have been issued by the Target or its Subsidiaries (the items in clauses (A), (B) and (C), together with the capital stock of the Target, being referred to collectively as “Target Securities”). All outstanding shares of Target Common Stock, all Warrants, all outstanding Target Equity Awards and all outstanding shares of capital stock, voting securities or other ownership interests in any Subsidiary of the Target, have been issued or granted, as applicable, in compliance in all material respects with all applicable securities Laws.

(iii) There are no outstanding Contracts requiring the Target or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Target Securities or Target Subsidiary Securities. Neither the Target nor any of its Subsidiaries is a party to any voting agreement with respect to any Target Securities or Target Subsidiary Securities.

(c) Voting Debt. No bonds, debentures, notes or other indebtedness issued by the Target or any of its Subsidiaries (i) having the right to vote on any matters on which stockholders or equity holders of the Target or any of its Subsidiaries may vote (or which is convertible into, or exchangeable for, securities having such right), or (ii) the value of which is directly based upon or derived from the capital stock, voting securities or other ownership interests of the Target or any of its Subsidiaries, are issued or outstanding (collectively, “Voting Debt”).

(d) Target Subsidiary Securities. As of the date hereof, there are no outstanding (i) securities of the Target or any of its Subsidiaries convertible into or exchangeable for Voting Debt, capital stock, voting securities or other ownership interests in any Subsidiary of the Target, (ii) options, warrants or other agreements or commitments to acquire from the Target or any of its Subsidiaries, or obligations of the Target or any of its Subsidiaries to issue, any Voting Debt, capital stock, voting securities or other ownership interests in (or securities convertible into or exchangeable for capital stock, voting securities or other ownership interests in) any Subsidiary of the Target, or (iii) restricted shares, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of, or other ownership interests in, any Subsidiary of the Target, in each case that have been issued by a Subsidiary of the Target (the items in clauses (i), (ii) and (iii), together with the capital stock, voting securities or other ownership interests of such Subsidiaries, being referred to collectively as “Target Subsidiary Securities”).

Section 5.03 Authority; Non-Contravention; Governmental Consents.

(a) Authority. The Target has all requisite corporate power and authority to enter into and deliver this Agreement and, assuming the transactions contemplated by this Agreement are consummated in accordance with Section 251(h) of the DGCL, and assuming the accuracy of Parent’s and Merger Sub’s representation and warranty set forth in Section 6.08, to perform its obligations hereunder and consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Target and the consummation by the Target of the Offer, the Merger and the other transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Target and, assuming the transactions contemplated by this Agreement are consummated in accordance with Section 251(h) of the DGCL, and assuming the accuracy of Parent’s and Merger Sub’s representation and warranty set forth in Section 6.08, no other corporate proceedings on the part of the Target are necessary to authorize the execution and delivery of this Agreement or to consummate the Offer, the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Target and, assuming due execution and delivery by Parent and Merger Sub, constitutes the valid and binding obligation of the Target, enforceable against the Target in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Laws affecting creditors’ rights generally and by general principles of equity.

(b) Non-Contravention. Except as set forth on Section 5.03(b) of the Disclosure Schedules, the execution, delivery and performance of this Agreement by the Target, and the consummation by the Target of the transactions contemplated hereby, including the Offer and the Merger, do not and will not: (i) contravene or conflict with, or result in any violation or breach of, the Charter Documents of the Target or any of its Subsidiaries, (ii) subject to compliance with the requirements set forth in Section 5.03(c)(i)-(iv) and, in the case of the consummation of the Merger, assuming the transactions contemplated by this Agreement are consummated in accordance with Section 251(h) of the DGCL, and assuming the accuracy of Parent’s and Merger Sub’s representation and warranty set forth in Section 6.08, conflict with or violate any Law applicable to the Target or any of its Subsidiaries or any of their respective properties or assets, (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation, or require any Consent under, any Contract to which the Target or any of its Subsidiaries is a party or otherwise bound as of the date hereof, or (iv) result in the creation of an Encumbrance (other than Permitted Encumbrances) on any of the properties or assets of the Target or any of its Subsidiaries, except, in the case of each of clauses (ii), (iii) and (iv) above, for any conflicts, violations, breaches, defaults, alterations, terminations, amendments, accelerations, cancellations or Encumbrances, or where the failure to obtain any Consents, in each case, would not reasonably be expected to have, individually or in the aggregate, a Target Material Adverse Effect.

(c) Governmental Consents. No consent, approval, Order or authorization of, or registration, declaration or filing with, or notice to (any of the foregoing being a “Consent”), any Governmental Entity is required to be obtained or made by the Target in connection with the execution, delivery and performance by the Target of this Agreement or the consummation by the Target of the Offer, the Merger and other transactions contemplated hereby, except for: (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) the filing with the SEC in accordance with the Exchange Act of (A) the Schedule 14D-9 and (B) such filings under the Exchange Act as may be required in connection with this Agreement, the Support Agreement, the Offer, the Merger and the other transactions contemplated by this Agreement, in any case that are applicable to the transactions contemplated by this Agreement, (iii) such Consents as may be required under applicable state securities or “blue sky” Laws and the securities Laws of any foreign country or the rules and regulations of any applicable United States securities exchange on which the Target Common Stock is traded, (iv) the other Consents of Governmental Entities listed on Section 5.03(c) of the Disclosure Schedules, and (v) such other Consents which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a Target Material Adverse Effect.

(d) Board Approval. The Target Board, by resolutions duly adopted at a meeting of directors of the Target duly called and held (the “Target Board Meeting”) and, as of the date hereof, not subsequently rescinded or modified in any way, has, as of the date hereof (i) determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are fair to, and in the best interests of, the Target and the Target’s stockholders, including in reliance on the Fairness Opinion, (ii) approved and declared advisable the “agreement of merger” (as such term is used in Section 251 of the DGCL) contained in this Agreement and the transactions contemplated by this Agreement, including the Offer and the Merger, in accordance with the DGCL, and (iii) resolved to recommend that Target stockholders accept the Offer and tender their shares of Target Common Stock pursuant to the Offer (collectively, the “Target Board Recommendation”).

(e) Stockholder Approval. Assuming the accuracy of Parent’s and Merger Sub’s representation and warranty set forth in Section 6.08, the majority vote of the holders of a majority of the outstanding shares of Target Common Stock, voting as a single class at a meeting of the stockholders of the Target called to consider the adoption of this Agreement, in favor of adopting this Agreement is the only vote of the holders of any class or series of the Target’s capital stock that would be required to adopt this Agreement absent the availability of Section 251(h) of the DGCL.

(f) Takeover Statutes. No “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation (including Section 203 of the DGCL) enacted under any federal, state, local or foreign laws applicable to the Target or any of its Subsidiaries is applicable to this Agreement, the Offer, the Merger or any of the other transactions contemplated hereby. The Target Board has taken all actions so that the restrictions contained in Section 203 of the DGCL applicable to a “business combination” (as defined in such Section 203) will not apply to the execution, delivery or performance of this Agreement and the consummation of the Offer, the Merger and the other transactions contemplated hereby (including the transactions contemplated by each of the Support Agreements).

Section 5.04 SEC Filings; Financial Statements; Undisclosed Liabilities.

(a) SEC Filings. The Target has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, proxy statements, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC since January 1, 2012 (the “Target SEC Documents”). The Target has made available to Parent all such Target SEC Documents that it has so filed or furnished prior to the date hereof. As of their respective filing dates (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), each of the Target SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act, and the Exchange Act, and the rules and regulations of the SEC thereunder applicable to such Target SEC Documents. None of the Target SEC Documents, including any financial statements, schedules or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The documents filed by the Target with the securities commissions in Canada on SEDAR (i) did not at the time filed with the securities commissions or, as applicable, the time of becoming effective, contain any untrue statement of a material fact or omit any data or information required to be stated therein or necessary to make the statements therein, not misleading in light of the circumstances under which they were made, and (ii) include all documents required to be filed in accordance with applicable Canadian securities laws with the securities commissions and complied with applicable Canadian securities laws.

(b) Financial Statements. Each of the financial statements (including, in each case, any related notes thereto) contained in the Target SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q), and (iii) fairly presented in all material respects the financial position of the Target at the respective dates thereof and the results of the Target’s operations and cash flows for the periods indicated therein, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by GAAP and the applicable rules and regulations of the SEC.

(c) Disclosure Controls and Procedures; Internal Controls. The Target has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act), which disclosure controls and procedures are designed to ensure that all material information required to be disclosed by the Target in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Target’s management as appropriate to allow timely decisions regarding required disclosure. The Target has established and maintained “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act), which internal controls over financial reporting provide reasonable assurance regarding the reliability of financial reporting, the prevention or early detection of the unauthorized acquisition, use or disposition of the Target’s or its Subsidiaries assets that could have a material effect on the Target’s financial statements, and the preparation of financial statements for external purposes in accordance with GAAP. Except as set forth on Section 5.04(c) of the Disclosure Schedules, since January 1, 2012, neither the Target’s management, Audit Committee or its independent auditors have identified (i) any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting that affected or are reasonably likely to adversely affect the Target’s ability, in any material respect, to record, process, summarize and report financial information, or (ii) any fraud that involves management or other employees who have a role in the Target’s internal controls over financial reporting. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them in Public Company Accounting Oversight Board Auditing Standard 2, as in effect on the date of this Agreement.

(d) Undisclosed Liabilities. The consolidated audited balance sheet of the Target dated as of December 31, 2013 contained in the Target SEC Documents filed prior to the date hereof is hereinafter referred to as the “Target Balance Sheet.” Neither the Target nor any of its Subsidiaries has material Liabilities other than Liabilities that, and has not entered into any joint venture, off balance sheet partnership or similar contract other than those that, (i) are reflected or recorded on the Target Balance Sheet (including in the notes thereto), (ii) were discharged or paid in full prior to the date of this Agreement, (iii) were incurred since the date of the Target Balance Sheet in the ordinary course of business consistent with past practice, (iv) are incurred in connection with the transactions contemplated by this Agreement, (v) are performance or payment obligations that are unmatured, unliquidated or contingent pursuant to the contracts, commitments, instruments and other agreements and documents disclosed in the Disclosure Schedules or approved by Parent in writing after the date hereof (other than any obligations arising from a breach or failure to comply by the Target with any obligations contained therein at any time prior to the Effective Time), or (vi) would not reasonably be expected to have, individually or in the aggregate, a Target Material Adverse Effect. For the purposes of this Section 5.04(d), “material Liabilities” shall be defined as Liabilities of the Target or any of its Subsidiaries (subject to the exceptions of the preceding sentence) which, individually or in the aggregate, are in excess of $100,000.

(e) Sarbanes-Oxley Compliance. Each of the principal executive officer and the principal financial officer of the Target (or each former principal executive officer and each former principal financial officer of the Target, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, the “Sarbanes-Oxley Act”) with respect to the Target SEC Documents, and the statements contained in such certifications were true and accurate in all material respects at the time made. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. The Target does not have outstanding (or has arranged or modified since the enactment of the Sarbanes-Oxley Act) any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) to directors or executive officers (as defined in Rule 3b-7 under the Exchange Act) of the Target.

Section 5.05 Absence of Certain Changes or Events. Since the date of the unaudited consolidated balance sheet of the Target filed with the Target’s Form 10-Q for the quarter ended June 30, 2014, except (i) as set forth on Section 5.05 of the Disclosure Schedules and (ii) in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, the business of the Target and its Subsidiaries has been conducted in the ordinary course of business and there has not been or occurred (a) any Target Material Adverse Effect or any event, condition, change or effect that would have, individually or in the aggregate, a Target Material Adverse Effect, or (b) any event, condition, action or effect that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 7.01.

Section 5.06 Taxes.

(a) Tax Returns and Payment of Taxes. The Target and each of its Subsidiaries has duly and timely filed or caused to be timely filed (taking into account any extension of time in which to file) all material Tax Returns required to be filed by it. Such Tax Returns are true, complete and correct in all material respects. Neither the Target nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any income or other material Tax Return other than extensions of time to file Tax Returns obtained in the ordinary course of business consistent with past practice. All material Taxes due and owing by the Target and its Subsidiaries (whether or not shown on any Tax Return) have been timely paid or, where payment is not yet due, the Target has made an adequate provision for such Taxes in the Target’s financial statements (in accordance with GAAP). The Target’s most recent financial statements reflect an adequate reserve (in accordance with GAAP) for all material Taxes payable by the Target and its Subsidiaries through the date of such financial statements. Neither the Target nor any of its Subsidiaries has incurred any Liability for material Taxes since the date of the Target’s most recent financial statements outside the ordinary course of business or otherwise inconsistent with past practice.

(b) Availability of Tax Returns. The Target has made available to Parent complete and accurate copies of all federal, state, local and foreign income, franchise and other material Tax Returns filed by or on behalf of the Target and its Subsidiaries for any Tax period ending after December 31, 2009.

(c) Withholding. The Target and each of its Subsidiaries has withheld and paid to the applicable Governmental Entity each material Tax required to have been withheld and paid in connection with amounts paid or owing to any Target Employee, independent contractor, creditor, customer, stockholder or other party.

(d) Encumbrances. There are no Encumbrances for material Taxes upon the assets of the Target or any of its Subsidiaries other than for Permitted Encumbrances for which adequate reserves in accordance with GAAP have been made in the Target’s financial statements.

(e) Tax Deficiencies and Audits. No deficiency for any material amount of Taxes which has been proposed, asserted or assessed, in writing, by any taxing authority against the Target or any of its Subsidiaries remains unpaid, except for deficiencies contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been made in the Target’s financial statements. There are no waivers or extensions of any statute of limitations currently in effect with respect to Taxes of the Target or any of its Subsidiaries. Except as set forth on Section 5.06(e) of the Disclosure Schedules, there are no audits, suits, proceedings, investigations, claims, examinations or other administrative or judicial proceedings ongoing or pending with respect to any material Taxes of the Target or any of its Subsidiaries.

(f) Tax Jurisdictions. In the last four (4) years, no claim has been made in writing by any taxing authority in a jurisdiction where the Target or any of its Subsidiaries does not file Tax Returns that the Target or any of its Subsidiaries is or may be subject to Tax in that jurisdiction.

(g) Tax Rulings. Neither the Target nor any of its Subsidiaries has received any private letter ruling, technical advice memorandum or similar ruling or memorandum from any taxing authority with respect to any material Taxes.

(h) Consolidated Groups, Transferee Liability and Tax Agreements. Neither the Target nor any of its Subsidiaries, other than with respect to the group consisting solely of Target and one or more of its Subsidiaries, (i) has been a member of a group filing Tax Returns on a consolidated, combined, unitary or similar basis, (ii) has material Liability for Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any comparable provision of local, state or foreign Law), as a transferee or successor, by Contract, or otherwise, or (iii) is a party to, is bound by or has any material Liability under any Tax sharing, allocation or indemnification agreement or arrangement (other than customary Tax indemnifications contained in credit or other commercial agreements the primary purpose of which does not relate to Taxes).

(i) Change in Accounting Method. Neither the Target nor any of its Subsidiaries has agreed to make, nor is it required to make, any adjustment under Section 481(a) of the Code or any comparable provision of state, local or non-U.S. Tax Laws by reason of a change in accounting method or otherwise.

(j) Post-Closing Tax Items. Neither the Target nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) executed on or prior to the Closing

Date, (ii) installment sale or open transaction disposition made on or prior to the Closing Date, (iii) prepaid amount received on or prior to the Closing Date, (iv) election under Section 108(i) of the Code (or any corresponding or similar provision state, local or non-U.S. Law), or (v) amount, as of the Closing Date, of deferred intercompany gain or of excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision state, local or non-U.S. Law).

(k) U.S. Real Property Holding Corporation. Neither the Target nor any of its Subsidiaries has been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A) of the Code.

(l) Section 355. Neither the Target nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in connection with a distribution that was purported or intended to be governed in whole or in part by Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which is part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) with the transactions contemplated by this Agreement.

(m) Reportable Transactions. Neither the Target nor any of its Subsidiaries has entered into any “listed transactions” (within the meaning of Treasury Regulations Section 1.6011-4(b)(2)).

(n) Section 409A. All “nonqualified deferred compensation plans” (as defined in Section 409A of the Code and the Treasury Regulations thereunder) of the Target and its Subsidiaries subject to Section 409A of the Code are currently and at all times have been in both documentary and operational compliance with Section 409A of the Code and all applicable guidance (including the Treasury Regulations) promulgated thereunder.

(o) Section 280G. Except as set forth on Section 5.06(o) of the Disclosure Schedules, neither the Target nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted, or would result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code (or any corresponding provision of state, local or foreign Tax Law).

(p) Tax Reimbursements or Gross-Up Payments. No Person is entitled to receive any additional payment (including any tax gross-up or other payment) from the Target or any of its Subsidiaries as a result of the imposition of excise Taxes required by Section 4999 of the Code or any Taxes required by Section 409A of the Code.

Section 5.07 Intellectual Property.

(a) Products and Services. Section 5.07(a) of the Disclosure Schedules accurately identifies and describes each Target Product.

(b) Registered IP. Section 5.07(b) of the Disclosure Schedules accurately identifies: (i) each item of Registered IP in which the Target or its Subsidiaries has or purports to have an ownership interest of any nature (whether exclusively, jointly with another Person, or otherwise); (ii) the jurisdiction in which such item of Registered IP has been registered or filed and the applicable registration or serial number; (iii) any other Person that has an ownership interest in such item of Registered IP and the nature of such ownership interest; and (iv) each Target Product identified in Section 5.07(a) of the Disclosure Schedules that embodies, utilizes or is based upon or derived from (or, with respect to Target Products currently under development, that is expected to embody, utilize or be based upon or derived from) such item of Registered IP. The Target has provided to Parent complete and accurate copies of all applications, correspondence with any Governmental Entity, and other material documents related to each such item of Registered IP.

(c) Inbound Licenses. Section 5.07(c) of the Disclosure Schedules accurately identifies each Contract pursuant to which any Intellectual Property Right or Intellectual Property (including hardware and software) is or has been licensed, sold, assigned or otherwise conveyed or provided to the Target or any of its Subsidiaries and that is material to its business (other than (i) licenses to generally available software code (other than development tools and development environments); (ii) data agreements under which the Target licenses market data; (iii) non-disclosure agreements entered into in the ordinary course of business and (iv) non-exclusive licenses to third-party software requiring annual payments in excess of $50,000).

(d) Outbound Licenses. Other than non-exclusive licenses to customers, Suppliers and Channel Partners (in each case pursuant to written agreements entered into in the ordinary course of business), Section 5.07(d) of the Disclosure Schedules accurately identifies each Contract pursuant to which any Person has been granted any license under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any Target IP. The Target is not bound by, and no Target IP is subject to, any Contract containing any covenant or other provision that in any way limits or restricts the ability of the Target to use, exploit, assert or enforce any Target IP anywhere in the world.

(e) Royalty Obligations. Section 5.07(e) of the Disclosure Schedules contains a complete and accurate list and description of all royalties, fees, commissions and other amounts payable by the Target or any of its Subsidiaries to any other Person (other than sales commissions paid to employees according to the Target’s or its Subsidiaries standard commissions plans and commissions payable to Channel Partners in accordance with the terms of the applicable written Contract) upon or for the manufacture, sale or distribution of any Target Product or the use of any Target IP.

(f) Standard Form IP Agreements. The Target has provided to Parent a complete and accurate copy of each standard form of Target IP Contract used by the Target or any of its Subsidiaries, including each standard form of (i) employee agreement containing any assignment or license of Intellectual Property Rights; (ii) consulting or independent contractor agreement containing any intellectual property assignment or license of Intellectual Property Rights; and (iii) confidentiality or nondisclosure agreement. Section 5.07(f) of the Disclosure Schedules accurately identifies each Target IP Contract currently in effect that deviates materially from the corresponding standard form in which an employee, consultant or independent contractor expressly reserved or retained rights in any Intellectual Property or Intellectual Property Rights incorporated into or used in connection with any Target Product or otherwise related to the businesses of the Target or its Subsidiaries.

(g) Ownership Free and Clear. Except as set forth on Section 5.07(g) of the Disclosure Schedules, the Target or its Subsidiaries exclusively owns all right, title and interest to and in the Target IP (other than Intellectual Property Rights exclusively licensed to the Target or its Subsidiaries, as identified in Section 5.07(c) of the Disclosure Schedules) free and clear of any Encumbrances (other than licenses and rights granted pursuant to the Contracts identified in Section 5.07(d) of the Disclosure Schedules and any other Permitted Encumbrances). Without limiting the generality of the foregoing:

(i) Perfection of Rights. All documents and instruments necessary to establish, perfect and maintain the rights of the Target and its Subsidiaries in the Registered IP have been validly executed, delivered and filed in a timely manner with the appropriate Governmental Entity.

(ii) Employees and Contractors. Except as set forth on Section 5.07(g)(ii) of the Disclosure Schedules, each Person who is or was an employee or contractor of the Target or any of its Subsidiaries and who is or was involved in the creation or development of any Target Product or Target IP has signed a valid, enforceable agreement containing an assignment of Intellectual Property Rights pertaining to such Target Product or Target IP to the Target or its Subsidiaries, as applicable, and confidentiality provisions protecting the Target IP. No current or former stockholder, officer, director or employee of the Target or any of its Subsidiaries has any claim, right (whether or not currently exercisable) or interest to or in any Target IP. No Target Employee is (a) bound by or otherwise subject to any Contract restricting him or her from performing his or her duties for the Target or its Subsidiaries or (b) in breach of any Contract with any former employer or other Person concerning Intellectual Property Rights or confidentiality due to his or her activities as an employee of the Target or its Subsidiaries.

(iii) Government Rights. No funding, facilities or personnel of any Governmental Entity or any public or private university, college or other educational or research institution were used, directly or indirectly, to develop or create, in whole or in part, any Target IP.

(iv) Protection of Proprietary Information. The Target and its Subsidiaries have taken all reasonable steps to maintain the confidentiality of and otherwise protect and enforce their respective rights in all trade secrets (if any) and confidential information pertaining to the Target, its Subsidiaries or any Target Product. Without limiting the generality of the foregoing, no portion of any source code for any software currently owned by the Target or its Subsidiaries has been disclosed or licensed to any escrow agent or other Person.

(v) Past IP Dispositions. Neither the Target nor its Subsidiaries has assigned or otherwise transferred ownership of, or agreed to assign or otherwise transfer ownership of, any material Intellectual Property Right to any other Person.

(vi) Standards Bodies. Neither the Target nor any of its Subsidiaries is nor ever was a member or promoter of, or a contributor to, any industry standards body or similar organization that could require or obligate the Target or any of its Subsidiaries to grant or offer to any other Person any license or right to any material Target IP.

(h) Valid and Enforceable. All Target IP is valid, subsisting and enforceable. Without limiting the generality of the foregoing:

(i) Misuse and Inequitable Conduct. Neither the Target nor any of its Subsidiaries has engaged in patent or copyright misuse or any fraud or inequitable conduct in connection with any Target IP that is Registered IP.

(ii) Trademarks. Except as set forth on Section 5.07(h)(ii) of the Disclosure Schedules, no trademark or trade name owned, used, or applied for by the Target or any of its Subsidiaries conflicts or interferes with any trademark or trade name owned, used, or applied for by any other Person. No event or circumstance (including a failure to exercise adequate quality controls and an assignment in gross without the accompanying goodwill) has occurred or exists that has resulted in, or could reasonably be expected to result in, the abandonment of any trademark (whether registered or unregistered) owned, used or applied for by the Target or any of its Subsidiaries.

(iii) Orders and Deadlines. Each item of Target IP that is Registered IP is and at all times has been in compliance with all Orders and all filings, payments and other actions required to be made or taken to maintain such item of Target IP in full force and effect have been made by the applicable deadline. Section 5.07(h)(iii) of the Disclosure Schedules accurately identifies and describes each action, filing and payment that must be taken or made on or before the date that is one hundred twenty (120) days after the date of this Agreement in order to maintain such item of Target IP in full force and effect.

(iv) Interference Proceedings and Similar Claims. No interference, opposition, reissue, reexamination or other Legal Action is or has been pending or, to the Knowledge of Target, threatened, in which the scope, validity or enforceability of any Target IP is being, has been, or could reasonably be expected to be contested or challenged, except with respect to the Target’s or its Subsidiaries’ pending patent applications. To the Knowledge of Target, there is no basis for a claim that any Target IP is invalid or unenforceable.

(i) Third-Party Infringement of Target IP. To the Knowledge of Target, no Person has infringed, misappropriated or otherwise violated, and no Person is currently infringing, misappropriating or otherwise violating, any Target IP. Section 5.07(i) of the Disclosure Schedules accurately identifies (and the Target has provided to Parent a complete and accurate copy of) each letter or other written or electronic communication or correspondence that has been sent or otherwise delivered by or to the Target, any of its Subsidiaries or any Representative of the Target or its Subsidiaries regarding any actual, alleged or suspected infringement or misappropriation of any Target IP, and provides a brief description of the current status of the matter referred to in such letter, communication or correspondence.

(j) Effects of This Transaction. Except as set forth on Section 5.07(j) of the Disclosure Schedules, neither the execution, delivery, or performance of this Agreement (or any of the other agreements entered into pursuant to or in connection with this Agreement) nor the consummation of any of the transactions contemplated hereby, with or without notice or lapse of time, result in, or give any other Person the right or option to cause or declare, (i) a loss of, or Encumbrance on, any Target IP; (ii) a breach of or default under any Target IP Contracts; (iii) the release, disclosure, or delivery of any Target IP by or to any escrow agent or other Person; or (iv) the grant, assignment, or transfer to any other Person of any license or other right or interest under, to, or in any of the Target IP.

(k) No Infringement of Third Party IP Rights. Neither the Target nor any of its Subsidiaries has ever infringed (directly, contributorily, by inducement, or otherwise), misappropriated, or otherwise violated or made unlawful usage of any Intellectual Property Right of any other Person or engaged in unfair competition. No Target Product, and no method or process used in the manufacturing of any Target Product, infringes, violates or makes unlawful use of any Intellectual Property Right of, or contains any Intellectual Property misappropriated from, any other Person. There is no legitimate basis for a claim that the Target, any of its Subsidiaries or any Target Product has infringed or misappropriated any Intellectual Property Right of another Person or engaged in unfair competition or that any Target Product, or any method or process used in the manufacturing of any Target Product, infringes, violates, or makes unlawful use of any Intellectual Property Right of, or contains any Intellectual Property misappropriated from, any other Person. Without limiting the generality of the foregoing:

(i) Infringement Claims. No infringement, misappropriation or similar claim or Legal Action is pending or, to the Knowledge of Target, threatened against the Target or any of its Subsidiaries or against any other Person who is or may be entitled to be indemnified, defended, held harmless or reimbursed by the Target or any of its Subsidiaries with respect to such Legal Action. The Target has not received any written notice, or, to the Knowledge of Target any oral notice, relating to any actual, alleged or suspected infringement, misappropriation or violation by the Target, any of its employees or agents, or any Target Product of any Intellectual Property Rights of another Person, including any letter or other communication suggesting or offering that the Target obtain a license to any Intellectual Property Right of another Person.

(ii) Other Infringement Liability. Except as set forth on Section 5.07(k)(ii) of the Disclosure Schedules, neither the Target nor any of its Subsidiaries is bound by any Contract to indemnify, defend, hold harmless, or reimburse any other Person with respect to, and has not otherwise assumed or agreed to discharge or otherwise take responsibility for, any existing or potential intellectual property infringement, misappropriation, or similar claim (other than indemnification provisions in the Target’s or its Subsidiaries’ standard forms of Target IP Contracts or in Contracts with customers, Suppliers or Channel Partners entered into in the ordinary course of business).

(iii) Infringement Claims Affecting In-Licensed IP. To the Knowledge of Target, no claim or Legal Action involving any Intellectual Property or Intellectual Property Right licensed to the Target or any of its Subsidiaries is pending or has been threatened, except for any such claim or Legal Action that, if adversely determined, would not adversely affect (1) the use or exploitation of such Intellectual Property or Intellectual Property Right by the Target or its Subsidiaries, or (2) the design, development, manufacturing, marketing, distribution, provision, licensing or sale of any Target Product.

(l) Bugs; Harmful Code. None of the software (including firmware and other software embedded in hardware devices) owned, developed (or currently being developed), used, marketed, distributed, licensed or sold by the Target or any of its Subsidiaries (including any software that is part of, is distributed with, or is used in the design, development, manufacturing, production, distribution, testing, maintenance or support of any Target Product, but excluding any third-party software that is generally available on standard commercial terms and is licensed to the Target or any of its Subsidiaries solely for internal use on a non-exclusive basis) (collectively, “Target Software”) (i) contains any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have any of the following functions: (1) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (2) damaging or destroying any data or file without the user’s consent; (ii) contains any bug, defect, or error that materially and adversely affects the use, functionality, or performance of such Target Software or any product or system containing or used in conjunction with such Target Software; or (iii) fails to materially comply with any applicable warranty or other contractual commitment relating to the use, functionality, or performance of such Target Software or any product or systems containing or used in conjunction with such Target Software. The Target has provided to Parent a complete and accurate list of all known bugs, defects and errors in the current version of the Target Software.

(m) Source Code. The source code for all Target Software contains annotations and programmer’s comments, and otherwise has been documented in a professional manner that is both: (i) consistent with customary code annotation conventions and best practices in the software industry; and (ii) sufficient to independently enable a programmer of reasonable skill and competence to understand, analyze, and interpret program logic, correct errors and improve, enhance, modify and support the Target Software. No source code for any Target Software has been delivered, licensed or made available to any escrow agent or other Person who is not, as of the date of this Agreement, a Target Employee. Neither the Target nor any of its Subsidiaries has any duty or obligation (whether present, contingent, or otherwise) to deliver, license, or make available the source code for any Target Software to any escrow agent or other Person. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the delivery, license, or disclosure of the source code for any Target Software to any other Person.

(n) List of Open Source. Section 5.07(n) of the Disclosure Schedules accurately identifies and describes (i) each item of Open Source Code that is contained in, distributed with, or used in the development of the Target Products or from which any part of any Target Product is derived, (ii) the applicable license for each such item of Open Source Code, and (iii) the Target Product or Target Products to which each such item of Open Source Code relates.

(o) No Open Source Contamination. Except as set forth on Section 5.07(o) of the Disclosure Schedules, no Target Product contains, is derived from, is distributed with, or is being or was developed using Open Source Code that is licensed under any terms that (i) impose or could impose a requirement or condition that any Target Product or part thereof (1) be disclosed or distributed in source code form, (2) be licensed for the purpose of making modifications or derivative works, or (3) be redistributable at no charge, or (ii) otherwise impose or could impose any other material limitation, restriction, or condition on the right or ability of the Target or any of its Subsidiaries to use or distribute any Target Product.

(p) Disclosure of Current Target Privacy Policies. Section 5.07(p) of the Disclosure Schedules contains the most current Target Privacy Policy and each of its Subsidiaries, along with all prior versions of such Target Privacy Policies and the dates such prior versions were in effect.

(q) No Security Breaches. Target has not experienced within the past three years any material disruption to, or material interruption in, the conduct of its business attributable to a defect, error, or other failure or deficiency of any system of Target or its Subsidiaries, except for such material disruptions or material interruptions that would not reasonably be expected to have, individually or in the aggregate, a Target Material Adverse Effect. Target and its Subsidiaries have taken all commercially reasonable or contractually obligated measures to (i) secure the confidential and proprietary information of the Target and its Subsidiaries and each of their customers, channel partners, and other Persons in their possession or control (including, without limitation, any Personal Data) (collectively, “Sensitive Target Data”) and (ii) provide for the commercially reasonably or contractually obligated back-up and recovery of the data and information stored or processed using the systems of Target and its Subsidiaries without material disruption or interruption to the conduct of the business of the Target or its Subsidiaries.

(r) Written Security Programs. Each of Target and its Subsidiaries has established and is in material compliance with a written information security program that: (i) identifies internal and external risks to the security of the Sensitive Target Data, including any personally identifiable information; (ii) implements, monitors and improves adequate and effective administrative, technical and physical safeguards to control those risks and safeguard the security, confidentiality, integrity, and availability of Sensitive Target Data; (iii) protects against unauthorized access to systems of Target and its Subsidiaries and Sensitive Target Data (including on the systems of third parties with access to such systems of Target and its Subsidiaries or Sensitive Target Data) and (iv) maintains notification procedures in compliance with Laws in the case of any breach of security compromising data containing personally identifiable information. To the Knowledge of Target, (A) neither the Target nor its Subsidiaries have suffered or incurred a security breach or incident with respect to any system of the Target or its Subsidiaries or Sensitive Target Data and (B) there has been no unauthorized or illegal use of or access to any system of the Target or its Subsidiaries or Sensitive Target Data by any unauthorized third party. Neither Target nor its Subsidiaries have notified or been required to notify, any Person of any information security breach or incident involving Personal Data.

(s) Compliance with Privacy Policies and Security Programs. Except as set forth on Section 5.07(s) of the Disclosure Schedules, the Target and its Subsidiaries have complied at all times and in all material respects with all of the privacy policies and security programs of the Target and its Subsidiaries.

(t) No Violation Resulting from Execution. Neither the execution, delivery, or performance of this Agreement (or any of the ancillary agreements) nor the consummation of any of the transactions contemplated by this Agreement, nor possession or use of the User Data or any data or information in the Target databases or any transfers of such data or information to any third party, will result in any violation of any Target Privacy Policy or any Law pertaining to privacy, security, User Data, or Personal Data.

Section 5.08 Compliance; Anti-Corruption; Permits.

(a) Compliance with Law. Except as set forth on Section 5.08(a) of the Disclosure Schedules, the Target and each of its Subsidiaries is and, since January 1, 2012, has been in compliance with, all Laws or Orders applicable to the Target or any of its Subsidiaries, except for such non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Target Material Adverse Effect. Since January 1, 2012, no Governmental Entity has issued any written notice stating that the Target or any of its Subsidiaries is not in compliance with any Law, except where such non-compliance would not reasonably be expected to have, individually or in the aggregate, a Target Material Adverse Effect. The foregoing representations and warranties contained in this Section 5.08(a) do not apply to matters relating specifically to SEC filings, financial statements, disclosure controls and procedures and internal controls, undisclosed liabilities and Sarbanes-Oxley compliance, as to which only Section 5.04 applies, tax matters, as to which Section 5.06 applies, employee matters, as to which only Section 5.13 applies, or environmental matters, as to which only Section 5.15 applies.

(b) Foreign Corrupt Practices Act. None of the Target, its Subsidiaries, or any of their respective owners, directors, officers, employees, distributors, resellers, consultants, agents or other third party acting on behalf of the Target or a Subsidiary, has promised, offered, provided, attempted to provide, or authorized the provision of anything of value (including but not limited to payments, meals, entertainment, travel expenses or accommodations, or gifts), directly or indirectly through third parties, to any Person, including a Public Official or Entity, for the purpose of (i) obtaining or retaining business; (ii) influencing any act or decision of a foreign government official in their official capacity; (iii) inducing a foreign government official to do or omit to do any act in violation of their lawful duties; (iv) directing business to another Person; or (v) securing any advantage in a manner that would be a violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”) or any applicable local, domestic or international anticorruption laws.

(c) Off-The-Books Transactions. None of the Target, its Subsidiaries, or any of their respective owners, directors, officers, employees, distributors, resellers, consultants, agents or other third party acting on behalf of the Target or a Subsidiary has used any Target funds to maintain any off-the-books funds or engage in any off-the-books transactions or falsified any Target documents.

(d) Government Investigations. The Target has not conducted any internal or government-initiated investigation, or made a voluntary or involuntary disclosure to any governmental body or similar agency with respect to any alleged act or omission arising under or relating to any noncompliance with any anticorruption Law, including the FCPA.

(e) Anticorruption Violations. There are no pending or, to the Knowledge of Target, threatened claims against the Target or any Subsidiaries with respect to violations of the FCPA or any applicable local, domestic, or international anticorruption laws.

(f) Permits. Except as set forth on Section 5.08(f) of the Disclosure Schedules, the Target and each of its Subsidiaries holds, to the extent legally required to operate its businesses as such businesses are being operated as of the date hereof, all Permits, except for any Permits the failure of which to obtain or hold would not reasonably be expected to have, individually or in the aggregate, a Target Material Adverse Effect. No suspension or cancellation of any Permits of the

Target or any of its Subsidiaries is pending or, to the Knowledge of Target, threatened, except for any such suspension or cancellation which would not reasonably be expected to have, individually or in the aggregate, a Target Material Adverse Effect. The Target and each of its Subsidiaries is and, since January 1, 2012, has been in compliance with the terms of all of its Permits, except where the failure to be in such compliance would not reasonably be expected to have, individually or in the aggregate, a Target Material Adverse Effect.

Section 5.09 Export Controls.

(a) Export Control Laws. The Target and its Subsidiaries are in compliance with U.S. Export Control Laws. The Target is not aware of any potential violations of U.S. Export Control Laws in connection with any past, current, or pending export transactions.

(b) Products. Section 5.09(b) of the Disclosure Schedules sets forth the true, complete, and accurate export control classifications for each of the Target’s products, services, software and technologies.

(c) Approvals. The Target has obtained all material approvals or licenses necessary for exporting or providing its products in accordance with all applicable United States and non-U.S. export control laws. The Target has made available to Parent true and complete copies of all such approvals or licenses. All such export approvals or licenses in the United States and throughout the world are valid, current, outstanding and in full force and effect.

(d) Boycotts. The Target has not participated directly or indirectly in any boycotts or other similar practices in violation of, or triggering penalties under, the regulations of the United States Department of Commerce or Section 999 of the Internal Revenue Service Code.

(e) Embargoes. The Target has not provided, sold to, or otherwise transferred, without any required approval from the U.S. Government, products, software, technology, or services, directly or indirectly, to (i) Cuba, Iran, North Korea, Sudan, Syria, or any other country against which the United States maintains economic embargoes, (ii) any instrumentality, agent, entity, or individual that is acting on behalf of, or directly or indirectly owned or controlled by, any Governmental Entity of such countries, (iii) nationals of such countries, or (iv) any organization, entity, or individual appearing on a U.S. Government list of parties with whom companies are prohibited from transacting business including the Specially Designated Nationals & Blocked Persons List and Foreign Sanctions Evaders List, both maintained by the U.S. Treasury Department’s Office of Foreign Assets Control and the Denied Persons List, Entity List, and Unverified List, which are maintained by the Bureau of Industry and Security of the U.S. Department of Commerce (the “Prohibited Party Lists”).

(f) Prohibited Party Lists. None of the Target, its Subsidiaries, or any of their respective officers, directors, employees, or agents appears on the Prohibited Party Lists.

(g) Violations. The Target has not received any written communication from any Governmental Entity that alleges that the Target or any agent, employee, officer, or director thereof has violated, is not in compliance with, or has any material Liability under, any U.S. Export Control Laws.

(h) Potential Violations. The Target has not made and does not intend to make any disclosure (voluntary or otherwise) to any Governmental Entity with respect to any potential violation or Liability of the Target arising under or relating to any U.S. Export Control Laws.

(i) Allegations. To the Knowledge of Target, there are no allegations, complaints, charges, investigations or administrative enforcement actions, pending, expected, threatened, or closed by any Governmental Entity with respect to any potential violation or Liability of the Target arising under or relating to any U.S. Export Control Laws.

Section 5.10 Litigation. As of the date hereof, except as set forth on Section 5.10 of the Disclosure Schedules, there are no Legal Actions pending, or to the Knowledge of Target, threatened against the Target or any of its Subsidiaries or any of their respective properties or assets, in each case by or before any Governmental Entity, other than any such Legal Action that (a) does not involve an amount in controversy in excess of $100,000, and (b) does not seek material injunctive or other material non-monetary relief. Neither the Target nor any of its Subsidiaries is subject to any Order, whether temporary, preliminary or permanent, which would reasonably be expected to have, individually or in the aggregate, a Target Material Adverse Effect. In the last three (3) years, neither the Target nor any of its Subsidiaries has received written notice of any, and, to the Knowledge of Target, there are not any, SEC inquiries or investigations or other governmental inquiries or investigations, in each case regarding any accounting practices of the Target or any of its Subsidiaries or any malfeasance by any executive officer of the Target or any of its Subsidiaries.

Section 5.11 Brokers’ and Finders’ Fees. Except for fees payable to Canaccord Genuity Inc. and Duff & Phelps, LLC (the “Target Financial Advisors”), the fees and expenses of which will be paid by the Target, neither the Target nor any of its Subsidiaries has incurred, nor will it incur, directly or indirectly, any Liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. The Target has made available to Parent a correct and complete copy of the Target’s written Contracts with the Target Financial Advisors.

Section 5.12 Related Party Transactions. Except as set forth on Section 5.12 of the Disclosure Schedules, no executive officer or director of the Target or any of its Subsidiaries or any Person owning 5% or more of the shares of Target Common Stock (or any of such Person’s immediate family members or Affiliates or associates) is a party to any Contract with or binding upon the Target or any of its assets, rights or properties or has any interest in any property owned by the Target or has engaged in any transaction with any of the foregoing within the last twelve (12) months.

Section 5.13 Employee and Other Service Provider Matters; Benefit Plans.

(a) Section 5.13(a) of the Disclosure Schedules contains a true and complete list, as of the date of this Agreement, containing the names of all Target Employees (including all part-time, temporary and leased employees), and Target Consultants, their current respective salaries or wages (or, in the case of Target Consultants, their fees), other compensation, dates of employment, position, status as exempt or non-exempt under the Fair Labor Standards Act, and the forms of all written agreements between the Target or a Subsidiary and such individuals.

(b) Except as set forth on Section 5.13(b) of the Disclosure Schedules, all Target Employees are at-will employees and no current or former employee of the Target is entitled to receive any severance, compensation or benefits following termination of employment by the Target, except as may be required by applicable Laws.

(c) As of the date of this Agreement, the Target has no Knowledge that any of its employees listed in Section 5.13(c) of the Disclosure Schedules (“Key Employees”), or any group of Key Employees, has determined to terminate his, her or their employment with the Target.

(d) The Target and its Subsidiaries are in material compliance with all currently applicable Laws respecting terms and conditions of employment. Except as set forth on Section 5.13(d) of the Disclosure Schedules, there is no Legal Action pending or, to the Knowledge of Target, threatened against the Target or any Subsidiary by any Target Employee or Target Consultant (including former Target Employees or former Target Consultants). The Target and its Subsidiaries have complied in all material respects with all applicable Laws relating to labor and employment, including laws relating to employment discrimination, labor relations, fair employment practices, payment of wages, overtime pay and other compensation, maximum hours of work, severance or termination pay, leave of absence, immigration, employee classification, recordkeeping, employee health and safety, workers’ compensation, and affirmative action. Each Target Employee and each Target Consultant has been paid, or by the Closing, will have been paid, all wages, fees, sums and other compensation owed to them as of the Closing.

(e) Section 5.13(e) of the Disclosure Schedules contains a true and complete list of all Target Employee Plans that are presently in effect and that cover the Target Employees or Target Consultants, or under which any of the Target Employees or Target Consultants has any present or future right to benefits, or under which the Target or any of its Subsidiaries has or could reasonably be expected to have any Liability. With respect to each Target Employee Plan, the Target has delivered to Parent: (a) a true and correct copy of each Target Employee Plan, including any amendments thereto, and a copy of the related trust agreement, (b) a copy of the three most recently filed IRS Form 5500s, including all attachments and exhibits, and discrimination testing results for the three most recently completed plan years, (c) a copy of the summary plan description and any summary of material modifications, (d) any material correspondence with the IRS, DOL or any Governmental Entity with respect to the Target Employee Plan, and (e) a copy of any IRS determination letter or opinion letter concerning the tax-qualified status of a Target Employee Plan under the Code and ERISA. Neither the Target nor any Subsidiary has made any promises, commitments or guarantees to establish or adopt any plan, policy or arrangement that would constitute a Target Employee Plan.

(f) None of the Target Employee Plans is, and neither the Target nor any of its Subsidiaries nor any of their respective Target ERISA Affiliates has ever contributed to or had any obligation to contribute to: (i) a plan subject to Title IV of ERISA or Section 412 of the Code, (ii) a “multiemployer plan” (within the meaning of Section 3(37) of ERISA), or (iii) a plan that provides for or continues medical benefits for any Person after such Person’s retirement or other termination of employment except as may be required by COBRA.

(g) All Target Employee Plans currently and have at all times materially complied with and have been operated in material compliance with ERISA, the Code and other applicable Law and all such Target Employee Plans have been maintained and operated at all times in accordance with their material terms.

(h) Each Target Employee Plan that is intended to be a plan that is qualified under Section 401(a) of the Code, is so qualified and its related trust is tax-exempt under the Code and there are no facts or circumstances that could reasonably be expected to adversely affect such Target Employee Plan’s qualification under Section 401(a) and related sections of the Code or such related trust’s tax-exempt status.

(i) Full payment to each Target Employee Plan of all contributions or other remittances or payments (including all employer contributions, employee salary reduction contributions, premiums and other amounts) that are required to be made by the Target or any Target ERISA Affiliate under the terms thereof and under ERISA and the Code in respect of the current and all prior plan years have been made on a timely basis.

(j) There are no Legal Actions pending, or to the Knowledge of Target threatened, involving or arising in connection with any Target Employee Plan or a fiduciary of any Target Employee Plan, including but not limited to those initiated by a participant or beneficiary of such Target Employee Plan or any Governmental Entity. None of the Target Employee Plans is the subject of a voluntary correction of any plan document or operational errors under the IRS’ Employee Plans Compliance Resolution System, or the DOL’s Voluntary Fiduciary Correction Program.

(k) The Target has not engaged in, or participated in, any transaction in respect of any Target Employee Plan which would be considered a non-exempt “prohibited transaction” as such term is defined in Section 406 of ERISA or Section 4975 of the Code.

(l) To the Knowledge of Target, except as set forth on Section 5.13(l) of the Disclosure Schedules, the Target and its Subsidiaries are in compliance with all applicable Laws relating to worker classification, including the proper classification of independent contractors. Except as set forth on Section 5.13(l) of the Disclosure Schedules, no current or former independent contractor of the Target or its Subsidiaries could be deemed a misclassified employee.

(m) Except as set forth on Section 5.13(m) of the Disclosure Schedules, there are no Target Employees or Target Consultants employed or providing services, or otherwise located, in jurisdictions outside of the United States.

(n) Except as set forth on Section 5.13(n) of the Disclosure Schedules, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of the Target or any of its Subsidiaries to severance pay or any similar payment, (ii) except with respect to the Target Equity Awards, accelerate the time of payment or vesting under any Target Employee Plan, (iii) increase the amount of compensation due any such employee or officer, or (iv) directly or indirectly cause the Target or any of its Subsidiaries to transfer or set aside any assets to fund or otherwise provide for the benefits under the Target Employee Plans for any current or former employee, officer or director of the Target or any of its Subsidiaries.

(o) Neither the Target nor any of its Subsidiaries is a party to, or subject to, any collective bargaining agreement or other agreement with any labor organization, work council or trade union with respect to any of its operations. As of the date hereof, no material work stoppage, slowdown or labor strike is pending against the Target or any of its Subsidiaries. As of the date hereof, none of the Target Employees are represented by a labor organization, work council or trade union. As of the date hereof, there are no Legal Actions or labor grievances pending, or, to the Knowledge of Target, threatened relating to any employment related matter involving any Target Employee.

Section 5.14 Real Property and Personal Property Matters.

(a) Owned Real Estate. Neither the Target nor any of its Subsidiaries owns any real property.

(b) Leased Real Estate. Except as would not reasonably be expected to have, individually or in the aggregate, a Target Material Adverse Effect, the Target and its Subsidiaries have a valid and subsisting leasehold interest in each parcel of real property demised under a Lease. Section 5.14(b) of the Disclosure Schedules contains an address and description of each parcel of Leased Real Estate. Except as would not reasonably be expected to have, individually or in the aggregate, a Target Material Adverse Effect, (i) all Leases are valid and in full force and effect except to the extent they have previously expired or terminated in accordance with their terms, and (ii) neither the Target, any of its Subsidiaries, nor, to the Knowledge of Target, any third party, has violated any material provision of, or committed or failed to perform any material act which, with or without notice, lapse of time or both would constitute a default under the provisions of, any Lease. Neither the Target nor any of its Subsidiaries has assigned, pledged, mortgaged, hypothecated or otherwise transferred any Lease nor has the Target or any of its Subsidiaries entered into with any other Person any sublease, license or other agreement that is material to the Target and that relates to the use or occupancy of all or any portion of the Leased Real Estate. The Target has delivered or otherwise made available to Parent true and complete copies of all Leases pursuant to which the Target or any of its Subsidiaries leases, subleases or licenses, as tenant, any Leased Real Estate.

(c) Personal Property. Except as set forth on Section 5.14(c) of the Disclosure Schedules and that would otherwise not reasonably be expected to have, individually or in the aggregate, a Target Material Adverse Effect, the Target and each of its Subsidiaries has good title to, or a valid and binding leasehold interest in, all the personal property owned by it, free and clear of all Encumbrances, other than Permitted Encumbrances.

Section 5.15 Environmental Matters.

(a) The Target and each of its Subsidiaries is in compliance with all Environmental Laws, which compliance includes the possession, maintenance of, compliance with, or application for, all Permits required under applicable Environmental Laws for the operation of the business of the Target and each of its Subsidiaries as currently conducted, except when any non-compliance would not reasonably be expected to have a Target Material Adverse Effect.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Target Material Adverse Effect, neither the Target nor any of its Subsidiaries has (i) produced, processed, manufactured, generated, transported, treated, handled, used, stored, disposed of or released any Hazardous Substances, except in compliance with Environmental Laws, at any Leased Real Estate, or (ii) exposed any employee or any third party to any Hazardous Substances under circumstances reasonably expected to give rise to any material Liability or obligation under any Environmental Law.

(c) Neither the Target nor any Subsidiary has received written notice of and there is no Legal Action pending, or to the Knowledge of Target, threatened against the Target or any of its Subsidiaries, alleging any Liability or responsibility under or material non-compliance with any Environmental Law or seeking to impose any financial responsibility for any investigation, cleanup, removal, containment or any other remediation or compliance under any Environmental Law, except for any Legal Actions which, individually or in the aggregate, would not reasonably be expected to have a Target Material Adverse Effect. Neither the Target nor any of its Subsidiaries is subject to any Order or written agreement by or with any Governmental Entity or third party imposing any material Liability or obligation with respect to any of the foregoing.

Section 5.16 Material Contracts; Government Contracts.

(a) Material Contracts. Section 5.16(a) of the Disclosure Schedules lists the following Contracts to which the Target or any of its Subsidiaries is a party or any of its assets are bound (excluding any Leases and any Target Employee Plan) (collectively, the “Target Material Contracts”):

(i) any “material contract” required to be filed under Item 601(b)(10) of Regulation S-K of the Securities Act;

(ii) any employment or consulting Contract (in each case with respect to which the Target or any of its Subsidiaries has continuing obligations as of the date hereof) providing for an annual base salary in excess of $100,000;

(iii) any Contract providing for indemnification by the Target or any of its Subsidiaries that is material to the Target, other than any Contract providing for indemnification of customers or other Persons pursuant to Contracts entered into in the ordinary course of business consistent with past practice;

(iv) any Contract that purports to limit in any material respect the right of the Target or any of its Subsidiaries (A) to engage in any line of business, or (B) to compete with any Person or operate in any geographical location;

(v) any Contract relating to the disposition or acquisition, directly or indirectly (by merger or otherwise), by the Target or any of its Subsidiaries after the date of this Agreement of assets with a fair market value in excess of $100,000;

(vi) any Contract that obligates the Target or any of its Subsidiaries to conduct business on an exclusive basis with any third party;

(vii) any partnership, joint venture or similar Contract;

(viii) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts, in each case relating to indebtedness for borrowed money, whether as borrower or lender, in each case in excess of $100,000, other than accounts receivables and payables;

(ix) any material Target IP Contract;

(x) any employee collective bargaining agreement or other Contract with any labor union;

(xi) any other Contract under which the Target or any of its Subsidiaries is obligated to make payment or incur costs in excess of $50,000 in any year and which is not otherwise described in clauses (i)–(x) above;

(xii) any Contract which is not otherwise described in clauses (i)-(xi) above that is material to the Target, and listed on Section 5.16(a)(xii) of the Disclosure Schedules;

The Target has made available to Parent correct and complete copies of all Target Material Contracts.

(b) No Breach. Each Target Material Contract is valid and binding on the Target or its Subsidiaries, as applicable, enforceable against it in accordance with its terms, and is in full force and effect, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Laws affecting creditors’ rights generally and by general principles of equity. Neither the Target, its Subsidiaries, nor, to the Knowledge of Target, any third party has violated any material provision of, or failed to perform any material obligation required under the provisions of, any Target Material Contract. Neither the Target nor any of its Subsidiaries has received written notice that it is in breach of any Target Material Contract.

(c) Governmental Contracts. Section 5.16(c) of the Disclosure Schedules contains a true, complete and correct list of each of the Target’s Government Contracts and Government Contract Bids. As to each Government Contract and Government Contract Bid identified in Section 5.16(c) of the Disclosure Schedule, except as otherwise set forth in Section 5.16(c) of the Disclosure Schedule, no Government Contract or Government Contract Bid is based on the Target having or asserting status as a small business, small disadvantaged business, service-disabled veteran-owned small business, woman-owned small business, participant in the SBA’s 8(a) Business Development program, protégé, or other preferential status afforded by statute or regulation.

(d) Compliance. The Target has complied in all material respects with: (i) all terms and conditions of each Government Contract and Government Contract Bid; and (ii) all laws and regulations applicable to each such Government Contract and Government Contract Bid, including, without limitation, the Truth in Negotiations Act of 1962, as amended, the Service Contract Act of 1965, as amended, and the Federal Acquisition Regulation (“FAR”) and any applicable agency supplement thereto. Neither the Target nor any of its owners, officers, directors, employees, consultants, agents, or Representatives is currently debarred or suspended from doing business with any governmental agency, or proposed for debarment or suspension, or otherwise ineligible to do business with any governmental agency. To the Knowledge of Target, there are no circumstances that would be reasonably expected to warrant the institution of debarment or suspension proceedings against the Target or any of its owners, officers, directors, employees, consultants, agents, or Representatives.

(e) Governmental Rights. Except as set forth on Section 5.16(e) of the Disclosure Schedules, the Target has not provided technical data, computer software, or Intellectual Property to any Governmental Authority or other Person, in connection with a Government Contract or Government Contract Bid, in any manner that gives such Governmental Authority or other Person any rights in such technical data, computer software, or Intellectual Property greater than or different from “restricted rights” or “limited rights,” as such terms are defined in the FAR and applicable agency FAR supplements. In each case in which the Target has delivered or otherwise provided any technical data, computer software, or Intellectual Property to any Governmental Authority or other Person in connection with any Government Contract or Government Contract Bid, the Target has marked such technical data, computer software, or Intellectual Property with all markings and legends (including any “restricted rights” or “limited rights” legend) necessary (under the FAR or other applicable Legal Requirements) to preclude a Governmental Authority or other Person from acquiring any unlimited rights with respect to such technical data, computer software or Intellectual Property.

(f) Accuracy of Representations and Warranties. All representations and certifications made by the Target with respect to each Government Contract and Government Contract Bid were accurate in all material respects as of their effective date, and the Target has complied in all material respects with such representations and certifications.

(g) No Defaults. No show cause notices, cure notices, or default terminations have been received by the Target with respect to any Government Contract, and Target has not received any notice from either the United States government nor any prime contractor, subcontractor, vendor, or other third party that the Target has breached or violated, or is alleged to have breached or violated, any Law or regulation applicable to a Government Contract or Government Contract Bid.

(h) FAR Disclosures. The Target has not made a mandatory disclosure under FAR 52.203-13(b)(3)(i) or FAR Subpart 9.4, or a voluntary disclosure to a Governmental Authority in connection with a Government Contract or Government Contract Bid, and to the Knowledge of Target there are no facts that would require the Target to make a mandatory disclosure under FAR 52.203-13(b)(3)(i) or FAR Subpart 9.4.

(i) Setoffs. Neither a governmental agency nor any prime contractor or subcontractor under a Government Contract has withheld or setoff or, to the Knowledge of Target, attempted to withhold or setoff, monies due to the Parent or any of its Subsidiaries under any Government Contract.

(j) Governmental Claims. To the Knowledge of Target, there exist (i) no outstanding claims against the Target either by a governmental agency or by any prime contractor or subcontractor arising under any Government Contract, (ii) no facts that could form the basis for such a claim, (iii) no disputes between the Target and a governmental agency or any prime contractor or subcontractor arising under any Government Contract, and (iv) no facts over which such a dispute would reasonably be expected to arise in the future.

(k) Conflicts of Interest. The Target has not received notice of an actual, apparent, or potential “organizational conflict of interest” as defined in FAR Subpart 9.5, and there are no facts that could reasonably be expected to result in an “organizational conflict of interest” as a result of or arising from execution of this Agreement.

(l) Section 5.16(l) of the Disclosure Schedules sets forth as of the date of this Agreement a true and complete list of all facility security clearances held by the Target, and all personnel security clearances held by the Target, and any officer, director, or employee of the Target or any of its Subsidiaries (listed by category only). The clearances set forth on Section 5.16(l) of the Disclosure Schedules are all of the facility and personnel security clearances reasonably necessary to conduct the business of the Target. The Target is in compliance in all material respects with all national security obligations, including, without limitation, those specified in the National Industrial Security Program Operating Manual, DOD 5220.22-M (February 2006) (as amended). Prior to the date of this Agreement, the Target shall have prepared and submitted a notification in accordance with Section 1-302(g) and, if necessary, Section 2-302(b), of the National Industrial Security Program Operating Manual (“NISPOM”). Thereafter, until the earlier of the Closing or the termination of this Agreement, the Target and Parent shall cooperate among themselves in: (i) communicating with DSS and, as necessary, any other Cognizant Security Agency, regarding the operation of the business of the Target and/or its Subsidiaries; and (ii) developing and implementing a plan to negate or mitigate the risk of foreign ownership, control, or influence (“FOCI”), in accordance with the NISPOM and subject to Parent’s reasonable discretion.

Section 5.17 Information in the Offer Documents and the Schedule 14D-9.The information supplied by the Target expressly for inclusion in the Offer Documents (and any amendment or supplement thereto) will not, when filed with the SEC or when amended or supplemented or at the time of distribution or dissemination thereof to the Target’s stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Schedule 14D-9 will comply as to form in all material respects with the provisions of Rule 14d-9 of the Exchange Act and any other applicable Laws and will not, when filed with the SEC or distributed or disseminated to the Target’s stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except that the Target makes no representation or warranty with respect to statements made in the Schedule 14D-9 based on information furnished by Parent, Merger Sub or their Representatives expressly for inclusion therein.

Section 5.18 Fairness Opinion. The Target has received a third-party opinion to the effect that, as of the date of this Agreement and based upon and subject to the qualifications and assumptions set forth therein, the consideration to be received in the Offer and the Merger by the holders of shares of Target Common Stock (other than Parent and Merger Sub) is fair, from a financial point of view, to the holders of shares of Target Common Stock, and, as of the date of this Agreement, such opinion has not been withdrawn, revoked or modified (the “Fairness Opinion”). As soon as practicable following the date hereof, an executed copy of the aforementioned opinions will be made available to Parent for informational purposes only.

Section 5.19 Rule 14d-10 Matters. All amounts payable to holders of shares and other equity interests of the Target (each a “Covered Securityholder,” and together the “Covered Securityholders”) pursuant to the Target Stock Plans (a) are being paid or granted as compensation for past services performed, future services to be performed or future services to be refrained from performing by the Covered Securityholders (and matters incidental thereto) and (b) are not calculated based on the number of shares tendered or to be tendered into the Offer by the applicable Covered Securityholder. The compensation committee of the Target Board (each member of which the Target Board determined is an “independent director” within the meaning of the applicable NASDAQ rules and is an “independent director” in accordance with the requirements of Rule 14d-10(d)(2) under the Exchange Act) (i) at a meeting duly called and held at which all members of the compensation committee were present, duly and unanimously adopted resolutions approving as an “employment compensation, severance or other employee benefit arrangement” within the meaning of Rule 14d-10(d)(1) under the Exchange Act (an “Employment Compensation Arrangement”) (A) each Target Stock Plan and (B) the treatment of the Target Stock Options and Target Restricted Stock Awards in accordance with the terms set forth herein, the applicable Target Stock Plan, which resolutions have not been rescinded, modified or withdrawn in any way, and (ii) has taken all other actions necessary to satisfy the requirements of the non-exclusive safe harbor under Rule 14d-10(d) under the Exchange Act with respect to the foregoing arrangements.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby jointly and severally represent and warrant to the Target as follows:

Section 6.01 Organization; Standing and Power. Parent is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, and has the requisite power and authority to own, lease and operate its assets and to carry on its business as now conducted. Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, and has the requisite corporate power and authority to own, lease and operate its assets and to carry on its business as now conducted.

Section 6.02 Authority; Non-Contravention; Governmental Consents.

(a) Authority. Each of Parent and Merger Sub has all requisite power and authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Offer, the Merger and the other transactions contemplated hereby have been duly authorized by all necessary action on the part of Parent and Merger Sub, and no other proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement or to consummate the Offer, the Merger and the other transactions contemplated hereby, subject only to the filing of the Certificate of Merger pursuant to the DGCL. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due execution and delivery by the Target, constitutes the valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Laws affecting creditors’ rights generally and by general principles of equity.

(b) Non-Contravention. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby, including the Offer and the Merger, do not and will not: (i) contravene or conflict with, or result in any violation or breach of, the certificate of incorporation or by-laws of Parent or Merger Sub, (ii) subject to compliance with the requirements set forth in Section 6.02(c)(i)-(iii), conflict with or violate any Law applicable to Parent or Merger Sub or any of their respective properties or assets, (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation, or require any Consent under, any Contract to which Parent or its Subsidiaries, including Merger Sub, are a party or otherwise bound as of the date hereof, or (iv) result in the creation of any Encumbrance (other than Permitted Encumbrances) on any of the properties or assets of Parent or Merger Sub, except, in the case of each of clauses (ii), (iii) and (iv) above, for any conflicts, violations, breaches, defaults, alterations, terminations, amendments, accelerations, cancellations or Encumbrances, or where the failure to obtain any Consents, in each case, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c) Governmental Consents. No Consent of any Governmental Entity is required to be obtained or made by Parent or Merger Sub in connection with the execution, delivery and performance by Parent and Merger Sub of this Agreement or the consummation by Parent and Merger Sub of the Offer, the Merger and the other transactions contemplated hereby, except for: (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Target, Parent or Merger Sub are qualified to do business, (ii) such filings with the SEC as may be required to be made by Parent or Merger Sub in accordance with the Exchange Act in connection with this Agreement, the Offer, the Merger and the other transactions contemplated hereby, (iii) such Consents as may be required under applicable state securities or “blue sky” laws and the securities Laws of any foreign country or the rules and regulations of any applicable United States securities exchange on which the Target Common Stock is traded, and (iv) such other Consents which if not obtained or made (A) would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect or (B) would not be expected to prevent, materially delay or materially impede the Closing.

Section 6.03 Brokers’ and Finders’ Fees. Except for fees payable to Pacific Crest Securities, neither Parent nor Merger Sub has incurred, nor will they incur, directly or indirectly, any Liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

Section 6.04 Information in the Offer Documents. The Offer Documents (and any amendment thereof or supplement thereto) will not, when filed with the SEC or when amended or supplemented or at the time of distribution or dissemination thereof to the Target’s stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Parent or Merger Sub with respect to statements made therein supplied by the Target or its Representatives expressly for inclusion in the Offer Documents. The Offer Documents will comply as to form in all material respects with applicable federal securities Laws and the rules and regulations thereunder.

Section 6.05 Sufficiency of Funds. Parent has, or has available to it, funds sufficient to effect the transactions contemplated by this Agreement.

Section 6.06 Litigation. As of the date hereof, there is no Legal Action pending, or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries, including Merger Sub, or Affiliates nor is Parent or any of its Subsidiaries, including Merger Sub, or its Affiliates subject to any Order, whether temporary, preliminary or permanent, which would reasonably be expected to have a Parent Material Adverse Effect.

Section 6.07 Ownership of Target Common Stock. Except as set forth on Exhibit B attached hereto, neither Parent nor any of its Affiliates beneficially owns (as defined in Rule 13d-3 of the Exchange Act) any shares of Target Common Stock.

Section 6.08 DGCL Section 203. Either (i) none of Parent, Merger Sub, or any of their affiliates or associates was an interested stockholder of the Target prior to the Target Board Meeting or (ii) assuming the truth of the Target’s representation and warranty in the last sentence of Section 5.03(f), prior to such time as any of Parent, Merger Sub, or any of their affiliates or associates became an interested stockholder of the Target, the Target Board approved either the business combination or the transaction that resulted in such Person becoming an interested stockholder of the Target. For purposes of this Section 6.08 only, the terms “affiliates,” “associates,” “business combination” and “interested stockholder” shall have the meanings ascribed to them in Section 203 of the DGCL.

ARTICLE VII

COVENANTS

Section 7.01 Conduct of Business of the Target. The Target will, during the period from the date of this Agreement until the Effective Time (such date, the “Conduct of Business End Date”), except with the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed), as expressly contemplated by this Agreement or as required by applicable Law, (i) conduct its and its Subsidiaries operations in the ordinary course of business consistent with past practice, (ii) use its commercially reasonable efforts to preserve intact its business organization and to preserve satisfactory business relationships with customers, suppliers, licensors, licensees, distributors, wholesalers, lessors and others having material business dealings with the Target, and (iii) comply in all material respects with all applicable Laws. Without limiting the generality of the foregoing, between the date of this Agreement and the

Conduct of Business End Date, except as otherwise expressly contemplated by this Agreement or as set forth on Section 7.01 of the of the Disclosure Schedules or as required by applicable Law, the Target will not (and will cause its Subsidiaries not to) without the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed):

(a) amend or propose to amend its certificate of incorporation or by-laws;

(b) (i) split, combine or reclassify any Target Securities, (ii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any Target Securities other than in the ordinary course of business consistent with past practices, (iii) declare, set aside or pay any dividend or distribution (whether in cash, stock, property or otherwise) in respect of, or enter into any Contract with respect to the voting of, any shares of its capital stock;

(c) issue, sell, pledge, dispose of or encumber any Target Securities, other than (i) the issuance of shares of Target Common Stock upon the exercise of any Target Equity Award outstanding as of the date of this Agreement in accordance with its terms, or (ii) the issuance of shares of Target Common Stock in respect of other equity compensation awards outstanding under Target Stock Plans as of the date of this Agreement in accordance with their terms;

(d) except as required by applicable Law or by any Target Employee Plan or Contract in effect as of the date of this Agreement, (i) increase the compensation payable or that could become payable by the Target to directors, officers or employees, (ii) enter into any new or amend any existing employment, severance, retention or change in control agreement with any of its past or present officers or employees, (iii) promote any officers or employees, except in connection with the termination or resignation of any officer or employee, (iv) reprice any Target Equity Award or amend, accelerate or waive any vesting terms related to any Target Equity Award, or (v) establish, adopt, enter into, amend, terminate or take any action to accelerate rights under any Target Employee Plans or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Target Employee Plan if it were in existence as of the date of this Agreement, or make any contribution to any Target Employee Plan, other than contributions required by Law, the terms of such Target Employee Plans as in effect on the date hereof or that are made in the ordinary course of business consistent with past practice;

(e) acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or Person or make any loans, advances or capital contributions to or investments in any Person;

(f) (i) other than in the ordinary course of business consistent with past practices, transfer, license, sell, lease or otherwise dispose of any assets (whether by way of merger, consolidation, sale of stock or assets, or otherwise), or (ii) adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

(g) repurchase, prepay or incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Target or guarantee any debt securities of another Person;

(h) make any material change in any method of financial accounting principles or practices, in each case except for any such change required by a change in GAAP or applicable Law;

(i) except in connection with actions permitted by Section 7.04, take any action to exempt any Person from, or make any acquisition of securities of the Target by any Person not subject to, any state takeover statute or similar statute or regulation that applies to the Target with respect to a Takeover Proposal or otherwise, including the restrictions on “business combinations” set forth in Section 203 of the DGCL, except for Parent, Merger Sub or any of their respective Subsidiaries or Affiliates, or the transactions contemplated by this Agreement;

(j) abandon, encumber, convey title (in whole or in part) or license any Target IP, other than non-exclusive licenses in the ordinary course of business consistent with past practice;

(k) (A) except in the ordinary course of business consistent with past practice, (i) enter into, terminate or materially amend or modify any Target Material Contract or Contract that, if in effect on the date hereof, would have been a Target Material Contract, (ii) waive any term of, or waive any default under, or release, settle or compromise any claim against the Target or Liability or obligation owing to the Target under, any Target Material Contract, or (B) enter into any Contract which contains a change of control or similar provision that would require a payment to the other party or parties thereto in connection with the Offer, the Merger, the Support Agreement or the other transactions contemplated herein (including in combination with any other event or circumstance);

(l) institute, settle or compromise any Legal Actions pending before any arbitrator, court or other Governmental Entity involving the payment of monetary damages by the Target of any amount exceeding $100,000 in the aggregate, other than (i) any Legal Action brought against Parent, Merger Sub or any of their respective Affiliates or Representatives, and (ii) the settlement of claims, liabilities or obligations reserved against on the most recent balance sheet of the Target included in the Target SEC Documents; provided that, with respect to subsection (ii), the Target shall not settle or agree to settle any Legal Action which settlement involves injunctive or similar relief or has a restrictive impact on the Target’s business;

(m) prepare or file any Tax Return inconsistent with past practices, or take any position, make any election or adopt any method inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods, change or revoke any election related to Taxes, change an annual accounting period, change any method of Tax accounting or file any amended Tax Return, settle or compromise any litigation, audit or other proceedings with respect to Taxes, except any waiver of a statutory period of limitations with respect to the assertion or collection of Taxes or execute a closing agreement with respect to Taxes, if such position, election, adoption, change, revocation, amendment, settlement, compromise, agreement, consent or other action would have the effect of increasing the Tax Liability of the Target for any period after the Closing Date by an amount in excess of $100,000 in the aggregate or decreasing any Tax attribute of the Target existing on the Closing Date by an amount in excess of $100,000 in the aggregate; or

(n) agree or commit to do any of the foregoing.

Section 7.02 Other Actions. Except for those actions permitted in accordance with this Agreement, from the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with the terms set forth in Article IX, the Target and Parent will not, and Parent will not permit its Subsidiaries, including Merger Sub, to, take, or agree or commit to take, any action that would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the Offer, the Merger or the other transactions contemplated hereby.

Section 7.03 Access to Information; Confidentiality.

(a) From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with the terms set forth in Article IX, the Target will afford (and will cause its Subsidiaries to afford) to Parent and Parent’s Representatives reasonable access, at mutually agreeable times and in a manner as will not unreasonably interfere with the business or operations of the Target, to the officers, employees, accountants, agents, properties, offices and other facilities and to all books, records, contracts and other assets of the Target, and the Target will furnish promptly to Parent such other information concerning the business and properties of the Target as Parent may reasonably request from time to time, expressly excluding information that is attorney-client privileged to Target or whereby disclosure would be in contravention of applicable Law.

(b) Parent and the Target will comply with, and will cause their respective Representatives to comply with, all of their respective obligations under that certain Non-Disclosure Agreement, dated April 15, 2014, as amended, between Parent and the Target (the “Confidentiality Agreement”), which will survive the termination of this Agreement in accordance with the terms set forth therein. Notwithstanding anything contained herein or in the Confidentiality Agreement to the contrary, the standstill provisions contained in Confidentiality Agreement will bind Parent and Merger Sub (to the extent such parties are not already bound) and will survive as set forth in the Confidentiality Agreement.

Section 7.04 Go-Shop; Solicitation; Change in Recommendation.

(a) During the period commencing on the date of this Agreement and ending at 11:59 p.m. (Boston, Massachusetts time) on December 29, 2014 (such period, the “Go-Shop Period,” and such end date, the “Go-Shop End Date”), the Target and its Representatives and Subsidiaries shall be permitted to, directly or indirectly, (x) solicit, initiate, encourage and facilitate any inquiry, discussion, offer or request that constitutes, or could lead to, a Takeover Proposal, (y) grant a waiver substantially in the form attached hereto as Exhibit C under or terminate any “standstill” or similar obligation of any Third Party with respect to the Target or any of its subsidiaries to allow such Third Party to submit a Takeover Proposal in compliance with this Section 7.04 and (z) engage in discussions and negotiations with, and furnish non-public information relating to the Target and its Subsidiaries and afford access to the books and records of the Target and its Subsidiaries to any Third Party in connection with a Takeover Proposal or any inquiry, discussion, offer or request that could lead to a Takeover Proposal; provided, that prior to furnishing such information or affording such access, the Target receives from such Third Party an Acceptable Confidentiality Agreement and has previously provided or made available (or concurrently provides or makes available) such information to Parent. Notwithstanding anything in this

Section 7.04 to the contrary, the Target shall not, and shall not permit its Subsidiaries to, reimburse or agree to reimburse the expenses or costs of any Third Party (other than the Target’s Representatives) in connection with a Takeover Proposal or any inquiry, discussion, offer or request that could lead to a Takeover Proposal.

(b) From and after the Go-Shop End Date, (i) the Target shall, and shall cause each of its Representatives and Subsidiaries to, immediately cease and cause to be terminated any existing solicitation of, or discussions or negotiations with, any Third Party (other than Excluded Parties for so long as such persons or groups are Excluded Parties) relating to any Takeover Proposal or any inquiry, discussion, offer or request that could lead to a Takeover Proposal; and (ii) the Target shall request that each Third Party (other than any Excluded Party for so long as such Person or group is an Excluded Party) that has previously executed a confidentiality or similar agreement in connection with its consideration of a Takeover Proposal promptly return to the Target or destroy any non-public information previously furnished or made available to such Third Party or any of its Representatives by or on behalf of the Target or its Representatives in accordance with the terms of the confidentiality agreement in place with such Third Party.

(c) As promptly as reasonably practicable, and in any event within two (2) Business Days following the Go-Shop End Date: (i) the Target shall deliver to Parent a written notice setting forth: (A) the identity of each Excluded Party, if any, and each other Third Party that, to the Knowledge of Target, has (or is expected to have) a material equity interest in the Takeover Proposal proposed by such Excluded Party; and (B) the material terms and conditions of the pending Takeover Proposal made by each such Excluded Party (it being understood that price per share shall be considered a material term of any such pending Takeover Proposal); and (ii) the Target shall deliver to Parent unredacted copies of all proposed transaction documents received by the Target or any of its Representatives from any such Excluded Party or its Representatives, including any financing commitments (including redacted fee letters) relating thereto.

(d) The Target shall, whether during the Go-Shop Period or after the Go-Shop End Date, as promptly as reasonably practicable, and in any event within forty-eight (48) hours of receipt by the Target or any of its Representatives of any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to any Takeover Proposal, or any initial request for non-public information concerning the Target from any Person or group who has made or would reasonably be expected to make any Takeover Proposal, or any initial request for discussions or negotiations related to any Takeover Proposal, (i) deliver to Parent oral and written notice setting forth: (A) the identity of the Third Party making such Takeover Proposal, inquiry or request; and (B) the material terms and conditions of any such Takeover Proposal (it being understood that price per share shall be considered a material term of any such Takeover Proposal); and (ii) deliver to Parent unredacted copies of all written requests, proposals or offers, including proposed agreements and other transaction documents (including if applicable, confidentiality agreements, financing commitments and fee letters), and oral summaries of any oral requests, proposals or offers received by the Target or any of its Representatives from any such Third Party or its Representatives relating to any such Takeover Proposal, inquiry or request. The Target shall keep Parent reasonably informed of any material amendment or modification of any such Takeover Proposal, inquiry or request on a prompt basis, and in any event within two (2) Business Days thereof.

(e) Except as expressly permitted by this Section 7.04, the Target shall not, shall cause its Subsidiaries not to, and shall cause each of its Representatives and its Subsidiaries’ Representatives not to, from the Go-Shop End Date until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Article IX, directly or indirectly, (i) solicit, initiate, encourage or facilitate (including by way of furnishing non-public information) any inquiry by, discussion with, or offer or request from any Third Party that constitutes, or could reasonably be expected to lead to, a Takeover Proposal, (ii) engage in any discussions or negotiations with, or furnish any non-public information relating to the Target or any of its Subsidiaries to, or afford access to the books or records of the Target or its Subsidiaries to, any Third Party (other than a Third Party that is then an Excluded Party) that, to the Knowledge of Target, is seeking to make, or has made, a Takeover Proposal, (iii) approve, endorse, recommend or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar definitive agreement (other than an Acceptable Confidentiality Agreement) with respect to any Takeover Proposal (a “Target Acquisition Agreement”) or (iv) otherwise facilitate (including by way of furnishing non-public information) an effort or attempt to make a Takeover Proposal. For a period of five (5) days following the Go-Shop End Date, with respect to any Excluded Party (for so long as such Third Party remains an Excluded Party), the Target or the Target Board, directly or indirectly through its Representatives, may furnish nonpublic information to such Excluded Party (provided, however, that prior to so furnishing such information, the Target has entered into an Acceptable Confidentiality Agreement with such Excluded Party and previously provided such information to Parent) and engage in discussions or negotiations with such Excluded Party with respect to such Takeover Proposal. Prior to taking any of the actions referred to in this Section 7.04(e), the Target shall notify Parent and Merger Sub orally and in writing that it proposes to furnish non-public information and/or enter into discussions or negotiations as provided in this Section 7.04(e).

(f) At any time after the Go-Shop End Date and prior to the Offer Closing, with respect to any Third Party, other than an Excluded Party, that has submitted after the Go-Shop End Date any unsolicited bona fide written Takeover Proposal that did not result from a breach of this Section 7.04, the Target or the Target Board, directly or indirectly through its Representatives, may furnish nonpublic information to such Third Party (provided, however, that prior to so furnishing such information, the Target has entered into an Acceptable Confidentiality Agreement with such Third Party and previously provided such information to Parent) and engage in discussions or negotiations with such Third Party with respect to such Takeover Proposal if, and only if: (x) the Target Board, or any duly authorized committee thereof, determines in good faith, after consultation with its outside legal counsel and financial advisors, that such Takeover Proposal constitutes, or could reasonably lead to, a Superior Proposal, and (y) the Target Board, or any duly authorized committee thereof, determines in good faith, after consultation with outside legal counsel, that failure to take such action could reasonably constitute a breach of its fiduciary duties under applicable Law. Prior to taking any of the actions referred to in this Section 7.04(f), the Target shall notify Parent and Merger Sub orally and in writing that it proposes to furnish non-public information and/or enter into discussions or negotiations as provided in this Section 7.04(f).

(g) Except as expressly permitted by this Section 7.04(g), neither the Target Board nor any committee thereof shall (i) withhold, withdraw, qualify or modify, or publicly propose to withhold, withdraw, qualify or modify, in a manner adverse to Parent or Merger Sub, the Target

Board Recommendation or fail to include the Target Board Recommendation in the Schedule 14D-9; or (ii) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Takeover Proposal (other than a Takeover Proposal made by Parent or Merger Sub) (any of the actions described in clauses (i) and (ii) of this Section 7.04(g), a “Target Adverse Recommendation Change”); or (iii) cause or permit the Target or any of its Subsidiaries to enter into any Target Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to the Offer Closing, the Target Board shall be permitted (x) to effect a Target Adverse Recommendation Change and simultaneously terminate this Agreement pursuant to Section 9.04(a) to enter into a definitive agreement with respect to a Takeover Proposal that did not result from a breach of this Section 7.04, subject to compliance with Section 7.04(h) and Section 9.06, if the Target Board (A) in good faith determines that such Takeover Proposal constitutes a Superior Proposal and continues to constitute a Superior Proposal after having complied with, and giving effect to all of the adjustments which may be offered by Parent and Merger Sub pursuant to Section 7.04(h), and (B) determines in good faith, after consultation with its outside legal counsel, that failure to take such action could reasonably constitute a breach of its fiduciary duties under applicable Law, or (y) to effect a Target Adverse Recommendation Change within the meaning of clause (i) of this Section 7.04(g) in response to a material development or change in circumstances occurring or arising after the date hereof that affects the business, assets or operations of the Target and its Subsidiaries, taken as a whole, and that was neither known to the Target Board nor reasonably foreseeable as of or prior to the date hereof (and not relating to any Takeover Proposal) (such material development or change in circumstances, an “Intervening Event”), if the Target Board has concluded in good faith, after consultation with its outside legal counsel, that, in light of such Intervening Event, its fiduciary obligations require it to take such action.

(h) The Target shall not be entitled to effect a Target Adverse Recommendation Change and simultaneously terminate this Agreement as permitted under Section 7.04(g) and Section 9.04(a) with respect to a Superior Proposal unless (i) the Target has provided prior written notice at least four (4) full Business Days in advance (and does not take action until after 12:01 a.m. on the day following such fourth (4th) full Business Day) (the “Notice Period”) to Parent and Merger Sub that the Target intends to take such action and describing the material terms and conditions of the Superior Proposal that is the basis of such action (including the identity of the Third Party and unredacted copies of all proposed transaction documents, including any financing commitments, including redacted fee letters relating thereto) (the “Notice of Superior Proposal”), (ii) during the Notice Period, the Target shall, and shall cause its Representatives to, negotiate with Parent and Merger Sub in good faith (to the extent Parent and Merger Sub desire to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Superior Proposal ceases to constitute a Superior Proposal, (iii) following the end of the Notice Period, the Target Board shall have determined in good faith, after consultation with its outside legal counsel and financial advisors and taking into account any changes to this Agreement proposed in writing by Parent and Merger Sub in response to the Notice of Superior Proposal or otherwise, that the Superior Proposal giving rise to the Notice of Superior Proposal continues to constitute a Superior Proposal and (iv) in the event of any amendment to the financial terms or any other material amendment of such Superior Proposal, a new Notice of Superior Proposal shall have been provided by the Target to Parent (provided, that the Notice Period for such new Notice of Superior Proposal shall be three (3) full Business Days rather than four (4) full Business Days) and the Target shall be required to comply again with the requirements of this Section 7.04(h);

provided, that the Target has complied in all material respects with its obligations under this Section 7.04. In addition, the Target Board shall not be entitled to effect a Target Adverse Recommendation Change in connection with an Intervening Event unless the Target has (x) provided to the Parent at least four (4) Business Days’ prior written notice (and does not take action until after 12:01 a.m. on the day following such fourth (4th) full Business Day) advising Parent that the Target Board intends to take such action and specifying the reasons therefor in reasonable detail and (y) during such four (4) Business Day period, if requested by Parent, engaged in good faith negotiations with Parent to amend this Agreement in such a manner that obviates the need for effecting such Target Adverse Recommendation Change as a result of the Intervening Event.

(i) Nothing contained in this Agreement shall prohibit the Target or the Target Board, directly or indirectly through its Representatives, from (A) taking and disclosing to the Target’s stockholders a position with respect to a tender or exchange offer by a Third Party pursuant to Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act (or any similar communication to the Target’s stockholders), or (B) making any “stop, look and listen” communication to the Target’s stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any similar communication to the Target’s stockholders) if the Target Board has determined in good faith, after consultation with outside legal counsel, that the failure to do so could reasonably constitute a breach of its fiduciary duties; provided, however, that any disclosures permitted under this Section 7.04(i)(B) shall not be a basis, in themselves, for Parent to terminate this Agreement pursuant to Section 9.03(b); and provided, further, that any such disclosure under Section 7.04(i) (A) (i.e., any such disclosure other than a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) under the Exchange Act) shall be deemed to be an Target Adverse Recommendation Change unless the Target Board expressly publicly reaffirms the Target Board Recommendation (i) in such communication or (ii) within two (2) Business Days after requested to do so by Parent.

(j) After the Go-Shop End Date, the Target shall not grant any waiver or release under any “standstill” or similar obligation with respect to the Target or any of its Subsidiaries; provided, however, at any time prior to the Offer Closing, the Target Board may grant a waiver or release under any standstill agreement with respect to the Target or any of its Subsidiaries if the Target Board, or any duly authorized committee thereof, determines in good faith (after consultation with its outside legal counsel) that the failure to take such action could reasonably constitute a breach of its fiduciary duties. Except as contemplated by this Section 7.04(j), the Target shall enforce, and shall not release or permit the release of any Third Party from, or amend, waive, terminate or modify, and shall not permit the amendment, waiver, termination or modification of, any provision of, any confidentiality or similar agreement or provision to which the Target or any of its Subsidiaries is a party or under which the Target or any of its Subsidiaries has any rights. The Target shall not, and shall not permit any of its Representatives to, enter into any confidentiality agreement subsequent to the date of this Agreement which prohibits the Target from providing to Parent the information specifically required to be provided to Parent pursuant to this Section 7.04.

(k) For purposes of this Agreement:

(i) “Takeover Proposal” shall mean a proposal or offer (including any amendments, adjustments, changes, revisions and supplements thereto) from, or indication of interest in making a proposal or offer by, any Third Party relating to, in a single transaction or series of related transactions, any (a) direct or indirect acquisition of assets of the Target or any of its Subsidiaries equal to fifteen percent (15%) or more of the consolidated assets of Target and its Subsidiaries (on a book-value basis) or to which fifteen percent (15%) or more of the consolidated net revenues or consolidated net income of Target and its Subsidiaries is attributable, (b) direct or indirect acquisition of fifteen percent (15%) or more of the issued and outstanding shares of Target Common Stock, (c) tender offer or exchange offer that if consummated would result in any Person “beneficially owning” (within the meaning of Section 13(d) of the Exchange Act) fifteen percent (15%) or more of the issued and outstanding shares of Target Common Stock, (d) merger, consolidation, other business combination or similar transaction involving the Target or any of its Subsidiaries, pursuant to which such Third Party would own fifteen percent (15%) or more of the consolidated assets (on a book-value basis), net revenues or net income of the Target and its Subsidiaries, or (e) liquidation or dissolution (or the adoption of a plan of liquidation or dissolution) of the Target or any of its Subsidiaries whose assets, individually or in the aggregate, constitute fifteen percent (15%) or more of the consolidated assets of the Target as determined on a book-value basis.

(ii) “Excluded Party” shall mean any Third Party from which the Target received during the Go-Shop Period a written Takeover Proposal that: (a) remains pending as of, and shall not have been withdrawn prior to, the Go-Shop End Date; and (b) the Target Board reasonably determines in good faith within one (1) Business Day after the Go-Shop End Date, after consultation with the Target’s outside legal counsel and financial advisors, constitutes or could reasonably result in a Superior Proposal; provided, however, that a Person that is an Excluded Party shall cease to be an Excluded Party upon the withdrawal, termination or expiration of such Takeover Proposal (as it may be amended, adjusted, changed, revised, extended and supplemented in any way that does not change the Target Board’s determination in the preceding clause (b)).

(iii) “Superior Proposal” means a bona fide written Takeover Proposal that (a) was not obtained or made as a direct or indirect result of a breach of (or any action inconsistent with) this Agreement, the Confidentiality Agreement or any “standstill” or similar agreement under which the Target or any of its Subsidiaries has any rights or obligations; and (b) is on terms and conditions that the Target Board determines, in its good faith judgment (after consultation with outside legal counsel and the Target’s financial advisor, and upon recommendation of the Special Committee) to be (i) more favorable from a financial point of view to the holders of Target Common Stock than the transactions contemplated by this Agreement, and (ii) reasonably likely to be consummated, taking into account (A) the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such Takeover Proposal, (B) the identity of the Third Party making such Takeover Proposal, (C) the other terms and conditions of such Takeover Proposal that affect value to the stockholders and the implications thereof on the Target’s stockholders, including relevant legal and regulatory implications, and/or (D) other aspects of such Takeover Proposal deemed relevant by the Target Board; provided that for the purposes of the definition of Superior Proposal, the references to “15%” in the definition of Takeover Proposal shall be deemed to be references to “80%.”

Section 7.05 Notices of Certain Events. The Target will notify Parent and Merger Sub, and Parent and Merger Sub will notify the Target, as applicable, promptly of (i) any material notice or other material communication from any Governmental Entity in connection with the transactions contemplated by this Agreement, and (ii) any Legal Actions commenced (or to the Knowledge of Target, threatened) against the Target or Parent or its Subsidiaries, including Merger Sub, as applicable, that are related to the transactions contemplated by this Agreement. In addition, the Target will notify Parent and Merger Sub promptly of any change or event which could reasonably result in the failure of any of the Offer Conditions to be satisfied. In no event will the delivery of any notice by a party pursuant to this Section 7.05 limit or otherwise affect the respective rights, obligations, representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

Section 7.06 Employees; Benefit Plans.

(a) Parent shall cause the Surviving Corporation to (i) provide to each Target Employee who remains employed by the Surviving Corporation (I) for the twelve (12) month period immediately following the Effective Time, substantially similar salary or wages to that set forth on Section 5.13(a) of the Disclosure Schedules and (II) for the later of the remainder of the current benefit year or until such Target Employees are able to join Parent’s employee benefit plans, substantially similar employee benefits as those provided by the applicable Target Employee Plans and in effect for each such Target Employee as of immediately prior to the Effective Time, unless as otherwise required by ERISA or other Laws and (ii) maintain (I) the employee bonus plan of the Target listed on Schedule 7.06(a) of the Disclosure Schedules and in effect immediately prior to the Closing (the “Target Bonus Plan”) with the same bonus opportunity and performance targets for the period ending on December 31, 2014 and (II) the employee commission plans of the Target listed on Schedule 7.06(a) of the Disclosure Schedules and in effect immediately prior to the Closing (the “Target Commission Plan”) with the same commission opportunity and sales targets for the period ending on December 31, 2014, for each Eligible Target Employee; provided that, (A) all determinations as to the achievement of the bonus targets and commissions will be made by the Surviving Corporation in accordance with the terms of the Target Bonus Plan and Target Commission Plan, as applicable, (B) the Surviving Corporation shall make such bonus and commission payments to the Eligible Target Employees on the Bonus Payment Date, and (C) the aggregate amount of bonuses paid by the Surviving Corporation shall not exceed the amounts accrued for by the Target with respect to the Target Bonus Plan.

(b) To the extent that any Target Employee will participate in any employee benefit plan, arrangement or policy maintained by Parent or any of its Subsidiaries following the Effective Time: (i) such Target Employee will receive credit for all purposes (other than accrual of benefits under any defined benefit pension plan, vesting of contributions under any defined contribution plan and eligibility for any anniversary stock grants) for service with the Target, (ii) with respect to medical, dental, vision or other health benefits or disability or life insurance benefits, Parent and its Subsidiaries will use their commercially reasonable efforts to cause any and all pre-existing condition limitations, waiting periods and evidence of insurability requirements to be waived with respect to such Target Employees and eligible dependents, (iii) Parent and its Subsidiaries will use their commercially reasonable efforts to provide credit for any co-payments, deductible payments, premium amounts and similar payments or expenses incurred by the Target Employees in the plan year that includes the Effective Time.

(c) Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Agreement, whether express or implied, will (i) constitute or create an employment agreement with any employee of the Target, Parent or any of its Subsidiaries, (ii) be construed to establish, amend or modify any benefit plan, program, agreement or arrangement, (iii) other than as required by applicable Law, obligate Parent or any of its Subsidiaries to (A) maintain any particular benefit plan or (B) retain the employment of any particular employee, or (iv) give any third-party the right to enforce any of the provisions of this Agreement, except as expressly provided in Section 7.07.

(d) Notwithstanding any contrary provisions in this Agreement, nothing in this Section 7.06 will (i) be deemed or construed to be an amendment or other modification to any Target Employee Plans or any Parent employee benefit plans, or (ii) create any third party rights in any current or former employee, consultant, director or other service provider of Parent, Target, or any of their respective Affiliates (or any beneficiaries or dependents of such persons).

(e) Immediately prior to the Closing, the Target will terminate any Target Employee Plan that contains a cash or deferral arrangement under Section 401(k) of the Code if so requested by the Parent, and will adopt resolutions of the Target’s board of directors in form and substance reasonably satisfactory to Parent effecting such termination.

Section 7.07 Directors’ and Officers’ Indemnification and Insurance.

(a) Parent and Merger Sub will cause all rights to indemnification, advancement of expenses and exculpation by the Target now existing in favor of each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Target or its Subsidiary (each an “Indemnified Party”) as provided in the Charter Documents, in each case as in effect on the date of this Agreement, or pursuant to any other Contracts in effect on the date hereof, to be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time, and such rights will survive the Merger and will remain in full force and effect in accordance with their terms, and, in the event that any proceeding is pending or asserted or any claim is made during such period, until the final disposition of such proceeding or claim.

(b) For six (6) years after the Effective Time, to the fullest extent permitted under applicable Law, Parent and the Surviving Corporation will indemnify, defend and hold harmless each Indemnified Party against all losses, claims, damages, liabilities, fees, expenses, judgments and fines arising in whole or in part out of actions or omissions in their capacity as such occurring at or prior to the Effective Time (including in connection with the transactions contemplated by this Agreement), and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such losses, claims, damages, liabilities, fees, expenses, judgments and fines as such expenses are incurred, subject to the Surviving Corporation’s receipt of an undertaking by such Indemnified Party to repay such legal and other fees and expenses paid in advance if it is ultimately determined in a final and non-appealable judgment of a court of competent jurisdiction that such Indemnified Party is not entitled to be indemnified under applicable Law; provided, however, that the Surviving Corporation will not be liable for any settlement effected without the Surviving Corporation’s prior written consent (which consent will not be unreasonably withheld, conditioned or delayed).

(c) The Surviving Corporation will, and Parent will cause the Surviving Corporation to, (i) maintain in effect for a period of six (6) years after the Effective Time, if available, the current policies of directors’ and officers’ liability insurance maintained by the Target immediately prior to the Effective Time (provided that the Surviving Corporation may substitute therefor policies, of at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of the Target when compared to the insurance maintained by the Target as of the date hereof), or (ii) obtain as of the Effective Time “tail” insurance policies with a claims period of six (6) years from the Effective Time with at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of the Target, in each case with respect to claims arising out of or relating to events which occurred before or at the Effective Time (including in connection with the transactions contemplated by this Agreement); provided, however, that in no event will the Surviving Corporation be required to expend, for any such annual policy in excess of $300,000 annually (the “Maximum Premium”). If such insurance coverage cannot be obtained at an annual premium equal to or less than the Maximum Premium, the Surviving Corporation will obtain, and Parent will cause the Surviving Corporation to obtain, that amount of directors’ and officers’ insurance (or “tail” coverage) obtainable for an annual premium equal to the Maximum Premium.

(d) The obligations of Parent and the Surviving Corporation under this Section 7.07 will survive the consummation of the Merger and will not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 7.07 applies without the consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 7.07 applies will be third party beneficiaries of this Section 7.07, each of whom may enforce the provisions of this Section 7.07).

(e) In the event Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and will not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision will be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, will assume all of the obligations set forth in this Section 7.07. The agreements and covenants contained herein will not be deemed to be exclusive of any other rights to which any Indemnified Party is entitled, whether pursuant to Law, Contract or otherwise. Nothing in this Agreement is intended to, will be construed to or will release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Target or its officers, directors and employees. The indemnification provided for in this Section 7.07 is not prior to, or in substitution for, any such claims under any such policies.

Section 7.08 Commercially Reasonable Efforts.

(a) Upon the terms and subject to the conditions set forth in this Agreement (including those contained in this Section 7.08), each of the parties hereto will, and Parent will cause its Subsidiaries, including Merger Sub, to, use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, and to satisfy all conditions to, in the most expeditious manner practicable, the Offer, the Merger and the transactions contemplated hereby, including (i) the obtaining of all Permits, waivers, consents, approvals and actions or non-actions from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) necessary to consummate the transactions contemplated hereby, (ii) the execution and delivery of any additional instruments necessary to consummate the Offer, the Merger and to fully carry out the purposes of this Agreement, (iii) obtain all necessary or appropriate consents, waivers and approvals and provide all necessary notice under any Target Material Contracts reasonably requested to be obtained by Parent, including, without limitation, those consents, waivers, approvals and notices identified in Sections 5.3(b) and 5.3(c) of the Disclosure Schedules. The Target and Parent will, and Parent will cause its Subsidiaries, including Merger Sub, to, subject to applicable Law, promptly (y) cooperate and coordinate with the other in the taking of the actions contemplated by clauses (i), (ii) and (iii) immediately above and (z) supply the other with any information that may be reasonably required in order to effectuate the taking of such actions. If the Target or Parent receives a request for additional information or documentary material from any Governmental Entity with respect to the transactions contemplated by this Agreement, then it will use commercially reasonable efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request, and, if permitted by applicable Law and by any applicable Governmental Entity and subject to all privileges (including the attorney client privilege), provide the other party’s counsel with advance notice and the opportunity to attend and participate in any meeting with any Governmental Entity in respect of any filing made thereto in connection with the transactions contemplated by this Agreement.

(b) In the event that any administrative or judicial action or proceeding is instituted (or, to the Knowledge of Target, threatened to be instituted) by a Governmental Entity or Third Party challenging the Offer, the Merger or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby and/or against Target’s directors or officers, (collectively, “Transaction Litigation”) the Target shall promptly notify Parent of such Transaction Litigation (or, to the Knowledge of Target, threatened Transaction Litigation) and shall keep Parent reasonably informed with respect to the status thereof (subject to all applicable Law and all privileges, including the attorney client privilege). The Target will use commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. The Target shall give Parent the opportunity to participate in the defense of any such litigation at Parent’s cost, and the Target shall give due consideration to Parent’s advice with respect to such litigation. Notwithstanding anything to the contrary contained herein, the Target shall not settle or enter into any negotiations or settlement of any such litigation without the prior written consent of Parent (which consent shall not be unreasonably conditioned, withheld or delayed). Notwithstanding anything in this Agreement to the contrary, none of Parent, Merger Sub or any of their Affiliates will be required to defend any Transaction Litigation, or to take any action to have vacated, lifted, reversed or overturned any Order, in connection with any such Transaction Litigation; provided, that Parent and Merger Sub will cooperate as reasonably requested by Target in connection with any such Transaction Litigation.

(c) Notwithstanding anything to the contrary set forth in this Agreement, neither the Target nor Parent, Merger Sub or any of their Subsidiaries will be required to, and the Target may not, without the prior written consent of Parent, become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement or Order to (i) sell, license, assign, transfer, divest, hold separate or otherwise dispose of any assets, business or portion of business of the Target (other than in the ordinary course of business), the Surviving Corporation, Parent, Merger Sub or any of their respective Subsidiaries, (ii) conduct, restrict, operate, invest or otherwise change the assets, business or portion of business of the Target (other than in the ordinary course of business), the Surviving Corporation, Parent, Merger Sub or any of their respective Subsidiaries in any manner, or (iii) impose any restriction, requirement or limitation on the operation of the business or portion of the business of the Target (other than in the ordinary course of business), the Surviving Corporation, Parent, Merger Sub or any of their respective Subsidiaries; provided that, if requested by Parent, the Target will become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any such requirement, condition, limitation, understanding, agreement or Order so long as such requirement, condition, limitation, understanding, agreement or Order is only binding on the Target in the event the Closing occurs.

Section 7.09 Public Announcements. The initial press release following the Closing with respect to this Agreement and the transactions contemplated hereby will be a release mutually agreed to by the Target and Parent. Before the Closing, none of the Target, Parent and Merger Sub will issue any public release or announcement concerning the Offer, the Merger and the other transactions contemplated hereby without the prior written consent of the Target and Parent (which consent will not be unreasonably withheld or delayed), except as such release or announcement may be permitted by Section 7.04 or required by applicable Law or the rules or regulations of any applicable United States securities exchange or Governmental Entity to which the relevant party is subject, wherever situated, in which case the party required to make the release or announcement will consult with the other party(ies) about, and allow the other party(ies) reasonable time to comment on such release or announcement in advance of such issuance to the extent possible.

Section 7.10 Takeover Statutes. If any “control share acquisition,” “fair price,” “moratorium” or other anti-takeover Law becomes or is deemed to be applicable to the Target, Parent, Merger Sub, any of the Support Agreements, the Offer, the acquisition of shares of Target Common Stock pursuant to the Offer, the Merger or any other transaction contemplated by this Agreement or the Support Agreements, then each of the Target, Parent, Merger Sub, and their respective boards of directors will grant such approvals and take such actions as are necessary so that the transactions contemplated hereby (including the transactions contemplated by each of the Support Agreements) may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such anti-takeover Law inapplicable to the foregoing.

Section 7.11 Section 16 Matters. Prior to the Effective Time, the Target will cause to be exempt under Rule 16b-3 promulgated under the Exchange Act any dispositions of shares of Target Common Stock (including derivative securities with respect to such shares) that are treated as dispositions under such rule and result from the Offer, the Merger and the other transactions contemplated hereby by each director or officer of the Target who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Target.

Section 7.12 Rule 14d-10(d) Matters. Notwithstanding anything herein to the contrary, the Target shall not, from and after the date hereof and until the Effective Time, enter into, establish, amend or modify any plan, program, agreement or arrangement pursuant to which compensation is paid or payable, or pursuant to which benefits are provided, in each case to any current or former director, manager, officer, employee or independent contractor of the Target, unless prior to such entry into, establishment, amendment or modification, the compensation committee of the Target Board (each member of which the Target Board determined is an “independent director” within the meaning of the applicable NASDAQ rules and shall be an “independent director” in accordance with the requirements of Rule 14d-10(d)(2) under the Exchange Act at the time of any such action) shall have taken all such steps as may reasonably be necessary to (a) approve as an Employment Compensation Arrangement each such plan, program, agreement or arrangement and (b) satisfy the requirements of the non-exclusive safe harbor under Rule 14d-10(d)(2) under the Exchange Act with respect to such plan, program, agreement or arrangement; provided that nothing in this Section 7.12 shall be construed to permit the Target to take any action that is prohibited by the terms of this Agreement.

Section 7.13 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Target or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Target or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Target acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 7.14 Consents. The Target, Parent and Merger Sub will use commercially reasonable efforts to obtain any consents required to effect the transactions contemplated hereby.

Section 7.15 Payoff Letters and Release of Encumbrances. By no later than the second (2nd) Business Day prior to the Effective Time, the Target shall use its commercially reasonable effort to obtain from (i) Commerce Bank a customary “payoff letter” or similar document in form and substance reasonably satisfactory to Parent specifying the aggregate amount of the Target’s obligations in respect of Indebtedness (including principal, interest, fees, expenses, prepayment penalties or payments and other amounts payable under the Commerce Bank Loan) that will be outstanding as of the Closing Date under the Commerce Bank Loan and providing, upon receipt of such amounts from Parent, (x) that all indebtedness under or pursuant to the Commerce Bank Loan shall have been repaid and discharged and (y) for the release of all claims and Encumbrances held by or on behalf of such lender in respect of the properties and assets of the Target and its Subsidiaries; (ii) MCR a customary “payoff letter” or similar document in form and substance reasonably satisfactory to Parent specifying the aggregate amount of the Target’s obligations in respect of Indebtedness (including principal, interest, fees, expenses, prepayment penalties or payments and other amounts payable under the MCR Loan) that will be outstanding as of the Closing Date under the MCR Loan and providing, upon receipt of such amounts from Parent, (x) that all indebtedness under or pursuant to the MCR Loan shall have been repaid and discharged and (y) for the release of all claims and Encumbrances held by or on behalf of such lender in respect of the properties and assets of the Target and its Subsidiaries. The Target shall also have made arrangements reasonably satisfactory to Parent and have provided to Parent recordable form lien releases and other documents reasonably requested by Parent and as provided by Parent to Target not less than five (5) Business Days prior to the Closing Date such that all Encumbrances on the assets or properties of the Target or any of its Subsidiaries that are not Permitted Encumbrances shall be upon the filing or recording thereof by Parent satisfied, terminated and discharged.

ARTICLE VIII

CONDITIONS

Section 8.01 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

(a) No Injunctions, Restraints or Illegality. No Governmental Entity having jurisdiction over any party hereto will have enacted, issued, promulgated, enforced or entered any Laws or Orders, whether temporary, preliminary or permanent, that make illegal, enjoin or otherwise prohibit consummation of the Merger or the other transactions contemplated by this Agreement.

(b) Purchase of Target Common Stock in the Offer. Merger Sub will have previously accepted for payment all shares of Target Common Stock validly tendered and not validly withdrawn pursuant to the Offer.

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

Section 9.01 Termination by Mutual Consent. This Agreement may be terminated, and the transactions contemplated by this Agreement may be abandoned, at any time prior to the Offer Closing by mutual written consent of Parent, Merger Sub and the Target.

Section 9.02 Termination by Either Parent, Merger Sub or the Target. This Agreement may be terminated, and the transactions contemplated by this Agreement may be abandoned, at any time prior to the Offer Closing by either Parent, Merger Sub or the Target, as follows:

(a) if the Offer Closing has not occurred on or before the Outside Date; provided, that if any Governmental Entity of competent jurisdiction has enacted, issued, enforced or entered any Order temporarily enjoining or otherwise temporarily prohibiting the consummation of the Offer or the Merger or the other transactions contemplated hereby, then the Outside Date shall be extended by thirty (30) calendar days; and provided, further, that the right to terminate this Agreement pursuant to this Section 9.02(a) will not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the primary cause of, or resulted in, the failure of the Offer Closing to have occurred on or before the Outside Date; or

(b) if any Governmental Entity of competent jurisdiction has enacted, issued, promulgated, enforced or entered any Law or any final and non-appealable Order making illegal, permanently enjoining or otherwise permanently prohibiting the consummation of the Offer or the Merger or the other transactions contemplated hereby, and such Law or Order has become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 9.02(b) shall have complied with its obligations under Section 7.08 to contest, appeal and remove such Order, injunction, decree or action; provided, further, that the right to terminate this Agreement pursuant to this Section 9.02(b) will not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the primary cause of, or resulted in, the issuance, promulgation, enforcement or entry of such Law or Order.

Section 9.03 Termination by Parent or Merger Sub. This Agreement may be terminated, and the transactions contemplated by this Agreement may be abandoned, at any time prior to the Offer Closing by Parent or Merger Sub:

(a) if, prior to the Offer Closing (i) a Target Adverse Recommendation Change has occurred, (ii) the Target has entered into a Target Acquisition Agreement (other than an Acceptable Confidentiality Agreement), (iii) the Target Board fails to reaffirm (publicly, if so requested by Parent, which request may only be made once in any three (3) Business Day period after the first public announcement of a Takeover Proposal and one additional time in any three (3) Business Day period after each material modification thereto) the Target Board Recommendation, without any conditions attached thereto, within two (2) full Business Days after any request by Parent, (iv) a tender offer or exchange offer relating to Target Common Stock shall have been commenced by a Person unaffiliated with Parent and the Target shall not have sent to its stockholders pursuant to Rule 14e-2 under the Securities Act, within ten (10) business days (as defined by Rule 14d-1(g)(3)) after such tender offer or exchange offer is first published, a statement reaffirming the Target Board Recommendation and recommending that the Target’s stockholders reject such tender or exchange offer, (v) the Target shall have failed to include the Target Board Recommendation in the Schedule 14D-9 or permit Parent to include the Target Board Recommendation in the Offer Documents, or (vi) the Target or the Target Board (or any committee thereof) publicly announces its intention to do any of the actions specified in Section 9.03(a)(i) or Section 9.03(a)(ii);

(b) if, prior to the Offer Closing, the Target breaches or fails to perform any of its representations, warranties, covenants (other than Section 7.04) or other agreements set forth in this Agreement, and if such breach or failure to perform (i) would directly give rise to the failure of a condition set forth in Annex I and (ii) in each case, is incapable of being cured by the Outside Date, or if curable, has not been cured before the earlier of the Outside Date and twenty (20) full Business Days after the Target’s receipt of written notice of such breach or failure to perform from Parent; provided that Parent will have given the Target at least two (2) full Business Days’ written notice prior to such termination stating Parent’s intention to terminate this Agreement pursuant to this Section 9.03(b);

(c) if, prior to the Offer Closing, the Target shall have breached its obligations under Section 7.04;

(d) if following the execution and delivery of this Agreement, there shall have occurred a Target Material Adverse Effect (whether or not events or circumstances occurring prior to the execution and delivery of this Agreement caused or contributed to the occurrence of such Target Material Adverse Effect); or

(e) if the Minimum Condition is not satisfied as of the Expiration Time and the Parent and Merger Sub are not obligated to extend the Expiration Time pursuant to Section 2.01(e).

Section 9.04 Termination by the Target. This Agreement may be terminated by the Target at any time prior to the Effective Time:

(a) if, prior to the Offer Closing, the Target Board authorizes the Target, in full compliance with the terms of this Agreement, including Section 7.04, to enter into a Target Acquisition Agreement (other than an Acceptable Confidentiality Agreement) in respect of a Superior Proposal; provided that in the event of such termination, the Target concurrently enters into such Target Acquisition Agreement;

(b) if, prior to the Offer Closing, Parent or Merger Sub materially breaches or fails to perform in any material respect any of its representations, warranties, covenants or other agreements set forth in this Agreement, and in each case such breach or failure to perform (i) is incapable of being cured by the Outside Date, or if curable, has not been cured within twenty (20) full Business Days after its receipt of written notice thereof from the Target and (ii) in any way would reasonably be expected to prevent, materially impede or materially delay the consummation of the Offer, the Merger or the other transactions contemplated hereby;

(c) if all the Offer Conditions have been satisfied or waived by Parent as of the Expiration Time and Parent and Merger Sub shall have failed to consummate the Offer within two (2) Business Days thereafter in accordance with this Agreement; and

(d) if all the conditions set forth in Article VIII have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing), and Parent and Merger Sub fail to consummate the Merger within three (3) Business Days following the date the Closing should have occurred.

Section 9.05 Notice of Termination; Effect of Termination. The party desiring to terminate this Agreement pursuant to this Article IX (other than pursuant to Section 9.01) will deliver written notice of such termination (in accordance with Section 10.07) to each other party hereto specifying with particularity the reason for such termination. If this Agreement is terminated pursuant to this Article IX, it will become void and of no further force and effect, and, subject to the provisions below, with no Liability on the part of any party to this Agreement (or any stockholder, director, officer, employee, agent or other Representative of such party) to any other party hereto, except (i) with respect to Section 7.03(b), Section 7.09, this Section 9.05, Section 9.06 and the provisions in Article X which by their nature should survive termination of this Agreement (and any related definitions contained in any such Sections or Article), which will remain in full force and effect, (ii) other than as set forth in Section 9.06(d), nothing in this Agreement shall limit the Liability for Damages of any party to this Agreement for fraud or any Willful Breach of any of its representations, warranties, covenants or agreements set forth in this Agreement prior to such termination (provided, that, the aggregate amount of Damages determined by a court to be payable pursuant to this subsection (ii) shall be reduced by the amount of any Termination Fee or Reverse Termination Fee, as applicable, paid to the other party in accordance with Section 9.06) and (iii) nothing in this Agreement shall limit Target’s Liability for Damages for any breach of Section 7.04 prior to such termination (provided, that, the aggregate amount of Damages determined by a court to be payable pursuant to this subsection (iii) shall be reduced by the amount of any Termination Fee or Reverse Termination Fee, as applicable, paid to the other party in accordance with Section 9.06). For purposes of this Agreement, “Willful

Breach” means an intentional and willful material breach, or an intentional and willful material failure to perform, in each case that is the consequence of an act or omission by a party with the actual knowledge that the taking of such act or failure to take such act would cause a breach of this Agreement.

Section 9.06 Fees and Expenses Following Termination.

(a) If this Agreement is terminated by Parent or Merger Sub pursuant to Section 9.03(a) or Section 9.03(c), then the Target will pay to Parent (by wire transfer of immediately available funds), within three (3) Business Days after such termination, a fee in an amount equal to the Termination Fee. Notwithstanding anything to the contrary in this Agreement, the parties hereby acknowledge that in the event that the Termination Fee becomes payable and is paid by the Target pursuant to this Section 9.06(a) as a result of a termination pursuant to Section 9.03(a), the Termination Fee will be Parent’s and Merger Sub’s sole and exclusive remedy for damages under this Agreement and the receipt thereof shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent or any of its Affiliates in connection with this Agreement and the transactions contemplated hereby (and the termination thereof or any matter forming the basis for such termination), and neither Parent nor any of its Affiliates shall be entitled to bring or maintain any other Legal Action against the Target or any of its Affiliates arising out of this Agreement, any of the transactions contemplated hereby or any matters forming the basis for such termination (other than any Legal Action for the collection of any unpaid Termination Fee). For the avoidance of doubt, in the event of a termination pursuant to Section 9.03(c), Parent and Merger Sub shall have the right to seek Damages in accordance with Section 9.05.

(b) If this Agreement is terminated by the Target pursuant to Section 9.04(a), then the Target will pay to Parent (by wire transfer of immediately available funds), within three (3) Business Days after such termination, a fee in an amount equal to the Termination Fee. Notwithstanding anything to the contrary in this Agreement, the parties hereby acknowledge that in the event that the Agreement is validly terminated by the Target pursuant to Section 9.04(a) and the Termination Fee becomes payable and is paid by the Target pursuant to this Section 9.06(b), the Termination Fee will be Parent’s and Merger Sub’s sole and exclusive remedy for damages under this Agreement and the receipt thereof shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent or any of its Affiliates in connection with this Agreement and the transactions contemplated hereby (and the termination thereof or any matter forming the basis for such termination), and neither Parent nor any of its Affiliates shall be entitled to bring or maintain any other Legal Action against the Target or any of its Affiliates arising out of this Agreement or any of the transactions contemplated hereby (other than any Legal Action (i) challenging the termination or any matters forming the basis for such termination or (ii) for the collection of any unpaid Termination Fee).

(c) If this Agreement is terminated prior to the Offer Closing, by Parent pursuant to Section 9.03(b) or Section 9.03(e), and (A) prior to such termination, a Takeover Proposal shall have been publicly disclosed or otherwise made or communicated to the Target or the Target Board, and (B) within nine (9) months following the date of such termination of this Agreement the Target shall have entered into a definitive agreement with respect to a Takeover Proposal and such Takeover Proposal is subsequently consummated (regardless of whether such consummation occurs within the nine (9) month period), then in any such event the Target shall pay to Parent (by wire transfer of immediately available funds), immediately prior to and as a condition to consummating such transaction, the Termination Fee (it being understood for all purposes of this Section 9.06(c) all references in the definition of Takeover Proposal to 15% shall be deemed to be references to “more than 50%” instead). Notwithstanding anything to the contrary in this Agreement, the parties hereby acknowledge that in the event that the Termination Fee becomes payable and is paid by the Target pursuant to this Section 9.06(c), except as set forth in Section 9.05, the Termination Fee will be Parent’s and Merger Sub’s sole and exclusive remedy for damages under this Agreement and the receipt thereof shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent or any of its Affiliates in connection with this Agreement and the transactions contemplated hereby (and the termination thereof or any matter forming the basis for such termination), and neither Parent nor any of its Affiliates shall be entitled to bring or maintain any other Legal Action against the Target or any of its Affiliates arising out of this Agreement, any of the transactions contemplated hereby or any matters forming the basis for such termination (other than any Legal Action for the collection of any unpaid Termination Fee).

(d) If this Agreement is terminated by Target either (i) prior to the Offer Closing pursuant to Section 9.04(c) or (ii) prior to the Closing pursuant to Section 9.04(d), then the Parent will pay to Target (by wire transfer of immediately available funds), within three (3) Business Days after such termination, a fee in an amount equal to the Reverse Termination Fee. Notwithstanding anything to the contrary in this Agreement, the parties hereby acknowledge that in the event that the Reverse Termination Fee becomes payable and is paid by the Parent pursuant to this Section 9.06(d), the Reverse Termination Fee will be Target’s sole and exclusive remedy for damages under this Agreement and the receipt thereof shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Target or any of its Affiliates in connection with this Agreement and the transactions contemplated hereby (and the termination thereof or any matter forming the basis for such termination), and neither Target nor any of its Affiliates shall be entitled to bring or maintain any other Legal Action against Parent, Merger Sub or any of their Affiliates arising out of this Agreement, any of the transactions contemplated hereby or any matters forming the basis for such termination (other than any Legal Action for the collection of any unpaid Reverse Termination Fee).

(e) The parties acknowledge that the agreements contained in this Section 9.06 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not have entered into this Agreement. For the avoidance of doubt, the Termination Fee shall be payable only once and not in duplication even though the Termination Fee may be payable under one or more provisions hereof. If either (i) the Target fails promptly to pay the Termination Fee or (ii) the Parent fails promptly to pay the Reverse Termination Fee, when due and payable pursuant to this Section 9.06, and, in order to obtain such payment, the other party commences an action or other proceeding that results in an award against the Target or Parent, as applicable, for such Termination Fee or Reverse Termination Fee, as applicable, the Target or Parent, as applicable, shall pay the other party’s costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such action or proceeding, together with interest on the amount of the fee from the date such payment was required to be made until the date of payment at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made.

(f) Except as expressly set forth herein, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such Expenses.

Section 9.07 Amendment. Subject to applicable Law and except as otherwise provided in this Agreement, this Agreement may be amended or supplemented in any and all respects, whether before or after the Offer Closing, by written agreement signed by each of the parties hereto; provided, however, that following the Offer Closing, no amendment will be made which decreases the Merger Consideration.

Section 9.08 Extension; Waiver. At any time prior to the Effective Time, Parent, Merger Sub or the Target may, subject to Section 2.01(e), (a) extend the time for the performance of any of the obligations of the other party(ies), (b) waive any inaccuracies in the representations and warranties of the other party(ies) contained in this Agreement or in any document delivered under this Agreement, or (c) waive compliance with any of the covenants, agreements or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

ARTICLE X

MISCELLANEOUS

Section 10.01 Survival. None of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement will survive the Effective Time. This Section 10.01 does not limit any covenant of the parties to this Agreement which, by its terms, contemplates performance after the Effective Time. The Confidentiality Agreement will survive termination of this Agreement in accordance with the terms set forth therein.

Section 10.02 Sole Remedy; Specific Performance; Non-Reliance; Recourse.

(a) The rights of the parties set forth in Article IX constitute the sole and exclusive basis, means of recourse and remedy for any and all claims or Liabilities arising under, out of or related to this Agreement or the transactions contemplated hereby; provided, however, that in lieu of receiving the Termination Fee or Reverse Termination Fee, as applicable, or otherwise seeking monetary damages in accordance with Article IX, either party may seek equitable relief, including the remedies of specific performance and injunction, with respect to any actual or attempted breach of this Agreement occurring before Closing or with respect to the breach of any covenant or agreement to be performed after Closing. No Person will have any other entitlement, remedy or recourse, whether in contract, tort or otherwise. Each party expressly waives and releases to the fullest extent permitted by Law any and all other remedies, entitlements and recourse it may have against the other parties now or in the future with respect to or for any and all claims or Liabilities arising under, out of, or related to this Agreement or the transactions contemplated hereby (whether in Law or in equity or whether in contract or in tort). None of the parties hereto will have any remedies or causes of action (whether in contract or in tort) for any statements, communications, disclosures, failures to disclose, representations or warranties not set forth in this Agreement.

(b) Except for the specific representations and warranties expressly made by the Target in this Agreement (as modified by the Disclosure Schedules), (a) the Target does not make and has not made any representation or warranty, express or implied, at Law or in equity, in respect of the Target, the Target’s assets or businesses, or any other related assets, liabilities, operations, prospects or conditions (financial or otherwise), including with respect to merchantability or fitness for any particular purpose of any assets, the nature or extent of any liabilities, the prospects of the Target’s businesses, the effectiveness or the success of any operations, or the accuracy or completeness of any confidential information memoranda, documents, projections, material or other information (financial or otherwise) regarding the Target or the Target’s assets or businesses furnished to Parent or Merger Sub in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the transactions contemplated hereby, or in respect of any other matter or thing whatsoever, and (b) no Representative of the Target nor any other Person has any authority, express or implied, to make any representations, warranties or agreements not specifically set forth in this Agreement. Parent and Merger Sub are engaging in the transactions contemplated by this Agreement subject only to the specific representations and warranties contained in Article V, as further limited by the specifically bargained-for exclusive remedies as set forth in Article IX. In addition, the Target has disclaimed and does hereby disclaim any representation or warranty made by any Representative of the Target or any other Person that is not contained in Article V. Therefore, each of Parent and Merger Sub disclaim (y) that it relies upon or has relied upon any representations or warranties not contained in Article V that may have been made by any Representative of the Target or any other Person, and (z) that the Target has any obligation or duty to make any disclosures of fact not required to be disclosed pursuant to the specific representations and warranties not contained in Article V.

(c) All claims or causes of action (whether in Law or in equity, in contract or in tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are named parties to this Agreement. No Person who is not a named party to this Agreement, including any Representative of the Target (“Non-Party Affiliates”), will have any Liability (whether in Law or in equity, in contract or in tort, or based upon any theory that seeks to impose Liability of an entity party against its owners or Affiliates) for any claims or Liabilities arising under, in connection with or related to this Agreement or for any claim based upon, in respect of, or by reason of this Agreement or its negotiation or execution, and each party hereto waives and releases all such claims and Liabilities against any such Non-Party Affiliates. Non-Party Affiliates are expressly intended as third party beneficiaries of this Section 10.02.

Section 10.03 Disclosure Schedules.

(a) The disclosure of any matter in any Disclosure Schedules referred to herein will be deemed to be a disclosure for all purposes of this Agreement where the applicability of such disclosure is reasonably apparent on the face of such disclosure. The disclosure of any matter in any Disclosure Schedules will expressly not be deemed to constitute an admission by the Target, or otherwise to imply, that any such matter is material for the purposes of this Agreement.

(b) Prior to the Effective Time, the Target will deliver to Parent updates or supplements to the Disclosure Schedules containing any additions and changes to the Disclosure Schedules delivered on the date hereof to reflect any and all events, circumstances or changes that arise or become known to the Target after the date of this Agreement. Such delivery (i) will not be deemed a modification of the representations and warranties of Target set forth in this Agreement and (ii) will not be deemed a waiver by Parent or Merger Sub of its closing condition contained in Annex I to the extent such updates preclude the Target from delivering the certificate contemplated by such Section.

Section 10.04 Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

Section 10.05 Submission to Jurisdiction. Any Legal Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns will be brought and determined exclusively in the Court of Chancery of the State of Delaware or the United States District Court for the District of Delaware. Mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.07 or in such other manner as may be permitted by applicable Law, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and will not assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 10.05, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in any such court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 10.06 Waiver of Jury Trial. ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR

OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 10.06.

Section 10.07 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder will be in writing and will be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, (c) one (1) Business Day after being sent by a nationally recognized overnight courier (receipt requested), or (d) on the third (3rd) Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as will be specified in a notice given in accordance with this Section 10.07):

If to Parent or Merger Sub, to:	EnerNOC, Inc. One Marina Park Drive, Suite 400 Boston, Massachusetts 02210 Attention: General Counsel Facsimile: (617) 224-9910 Email: mcushing@enernoc.com

with a copy (which will not constitute notice to Parent or Merger Sub) to:	Cooley LLP 500 Boylston Street Boston, Massachusetts 02116 Attention: Miguel J. Vega Alfred L. Browne Facsimile: (617) 937-2400 E-mail: mvega@cooley.com

If to the Target, to:	World Energy Solutions, Inc. 100 Front Street, 20th Floor Worcester, Massachusetts 01608 Attention: Chief Executive Officer Facsimile: (508) 459-8101 Email: padams@worldenergy.com

with a copy (which will not constitute notice to the Target) to:	Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Attention: David S. Schaefer Michael Grandis Facsimile: (212) 658-9332 E-mail: dschaefer@loeb.com mgrandis@loeb.com or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above.

Section 10.08 No Third Party Beneficiaries. Except as provided in Section 7.07 (which will be to the benefit of the parties referred to in such Section) and Section 10.02 this Agreement is for the sole benefit of the parties hereto and their permitted assigns and respective successors and nothing herein, express or implied, is intended to or will confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 10.09 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 10.10 Assignment. This Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder (whether by operation of law, change of control or otherwise) without the prior written consent of the other party, which consent will not be unreasonably withheld, conditioned or delayed. No assignment will relieve the assigning party of any of its obligations hereunder.

Section 10.11 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by means of facsimile or e-mail of a PDF document), all of which will be one and the same agreement. This Agreement will become effective when each party to this Agreement will have received counterparts signed by all of the other parties.

Section 10.12 Entire Agreement. This Agreement (including the Exhibits to this Agreement and the representations and warranties set forth herein), the Support Agreements, the Disclosure Schedules and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. In the event of any inconsistency between the statements in the body of this Agreement, the Support Agreements, the Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules) and the Confidentiality Agreement, the statements in the body of this Agreement will control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ENERNOC, INC.

By:
Name:
Title:

WOLF MERGER SUB CORPORATION

By:
Name:
Title:

WORLD ENERGY SOLUTIONS, INC.

By:
Name:
Title:

[Signature Page to Agreement and Plan of Merger]

ANNEX I

Offer Conditions

Notwithstanding any other provisions of the Offer and in addition to Merger Sub’s rights to extend, amend or terminate the Offer in accordance with the provisions of the Agreement and applicable Law, neither Parent nor Merger Sub shall be required to accept for payment or, subject to any applicable rules and regulations of the SEC including Rule 14e-1(c) under the Exchange Act, pay for any shares of Target Common Stock validly tendered and not validly withdrawn, if (unless waived in writing by Parent (other than the Minimum Condition)):

(a) there shall not have been validly tendered and not validly withdrawn that number of shares of Target Common Stock (excluding shares of Target Common Stock tendered pursuant to procedures for guaranteed delivery and not actually delivered prior to the Expiration Time) that, when added to the shares of Target Common Stock then owned by Merger Sub, would represent a majority of the Target Common Stock outstanding as of the Expiration Time (such condition in this clause (a), the “Minimum Condition”);

(b) any of the following events shall exist:

(i) there shall be any Law or Order enacted, enforced, amended, or issued that is in effect and deemed applicable to the Offer, by any Governmental Entity, or any Governmental Entity shall have taken any other action, in each case the effect of which is to make illegal or otherwise prohibit consummation of the Offer or the Merger (provided, however, that Parent and Merger Sub shall not be permitted to invoke this clause (i) unless they shall have taken all actions required under this Agreement to have any such Order or other action lifted);

(ii) the Target and Parent shall have reached an agreement that the Offer or the Agreement be terminated, or the Agreement shall have been terminated in accordance with its terms;

(iii) (A) any of the representations and warranties of the Target set forth in Section 5.01(a) and (b) (Organization; Standing and Power; Charter Documents), Section 5.02 (Capital Structure), Section 5.03 (Authority; Non-Contravention; Governmental Consents; Board Approval; Stockholder Approval; Takeover Statutes) or Section 5.05 (Absence of Certain Changes or Events) of the Agreement shall not be true and correct in all respects as of the date of the Agreement and as of the Expiration Time as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), (B) any of the representations and warranties of the Target set forth in Section 5.11 (Brokers’ and Finders Fees’), Section 5.18 (Fairness Opinion), or Section 5.19 (Rule 14d-10 Matters) of the Agreement shall not be true and correct in all material respects as of the date of the Agreement and as of the Expiration Time as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date) or (C) any other representations and warranties of the Target set forth in the Agreement (other than those listed above) shall not be true and correct (without giving effect to any limitation on any representation or warranty indicated by the words “Target Material Adverse Effect,” “in all material respects,” “in any material respect,” “material,” “materially” or words of similar import set forth therein) as of the date of the Agreement and as of the Expiration Time as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except, in the case of this clause (b)(iii)(C), where the failure of any such representations and warranties to be so true and correct has not had and would not be reasonably expected to result in, individually or in the aggregate, a Target Material Adverse Effect;

(iv) the Target shall have failed to perform or comply in all material respects any obligation, agreement or covenant required to be performed or complied with by it under the Agreement on or prior to the Expiration Time;

(v) since the date of the Agreement, there shall have been a Target Material Adverse Effect that shall be continuing as of the Expiration Time;

(vi) there shall not be pending any Legal Action initiated by any Governmental Entity (i) challenging or seeking to make illegal, delay materially or otherwise directly or indirectly restrain or prohibit the Offer, the acceptance for payment by Merger Sub of the shares of Target Common Stock tendered pursuant to the Offer or the consummation of the Merger, (ii) seeking to restrain or prohibit Parent’s ownership or operation (or that of its Affiliates) of all or any material portion of the business, assets or products of Target and its Subsidiaries, (iii) seeking, directly or indirectly, to impose or confirm material limitations on the ability of Parent or any of its Affiliates effectively to acquire, hold or exercise full rights of ownership of Target Common Stock or any shares of common stock of the Surviving Corporation, including the right to vote such shares on all matters properly presented to the Target’s stockholders; or

(vii) Merger Sub shall have failed to receive a certificate of the Target, executed by the chief executive officer or the chief financial officer of the Target, dated as of the Expiration Time, to the effect that the conditions set forth in paragraphs (b)(iii) and (b)(iv) of this Annex I have been duly satisfied.

The foregoing conditions shall be in addition to, and not a limitation of, the rights of Parent and Merger Sub to extend, terminate or modify the Offer pursuant to the terms of the Agreement. The foregoing conditions are for the sole benefit of Parent and Merger Sub, may be asserted by Parent or Merger Sub regardless of the circumstances giving rise to any such conditions, and may be waived by Parent or Merger Sub in whole or in part at any time and from time to time in their sole and absolute discretion (except for the Minimum Condition), in each case, subject to the terms of the Agreement and the applicable rules and regulations of the SEC. The failure by Parent or Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

The capitalized terms used in this Annex I and not defined in this Annex I shall have the meanings set forth in the Agreement and Plan of Merger, dated as of November 4, 2014, by and among Parent, Merger Sub and Target (the “Agreement”).

EXHIBIT A

Form of Certificate of Incorporation of Surviving Corporation

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

WORLD ENERGY SOLUTIONS, INC.

I.

The name of this corporation is World Energy Solutions, Inc. (the “Corporation”).

II.

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle, and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Trust Company.

III.

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (“DGCL”).

IV.

The Corporation is authorized to issue only one class of stock, to be designated Common Stock. The total number of shares of Common Stock presently authorized is One Thousand (1000), each having a par value of one cent ($0.01).

V.

A. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

B. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

VI.

A. No director of the Corporation shall be personally liable to the Corporation or to any of its stockholders for any monetary damages arising out of such director’s breach of his fiduciary duty as a director of the Corporation, except to the extent the elimination or limitation of such liability is not permitted by DGCL, as the same exists or may thereafter be amended.

B. The Corporation shall indemnify each person who at any time is, or shall have been a, director or officer of the Corporation and was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred in connection with any such action, suit or proceeding, to the maximum extent permitted by DGCL, as the same exists or may hereafter be amended. In furtherance of and not in limitation of the foregoing, the Corporation shall advance expenses, including attorneys’ fees, incurred by an officer or director of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such advances if it shall be ultimately determined that he is not entitled to be indemnified by the Corporation. The foregoing right to indemnification shall in no way be exclusive of any other rights of indemnification to which any such director or officer may be entitled, under any Bylaw, agreement, vote of directors or stockholders or otherwise.

C. Neither any amendment nor repeal of this Article VI, nor the adoption of any provision of the Corporation’s Certificate of Incorporation inconsistent with this Article VI, shall eliminate or reduce the effect of this Article VI in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VI, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

VII.

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

EXHIBIT B

Beneficial Ownership of Target Common Stock

None

EXHIBIT C

Form of Standstill Waiver

[                 ], 201

[ADDRESS]

Ladies and Gentlemen:

We refer to [—]1.

The Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with EnerNOC, Inc. and Wolf Merger Sub Corporation, an entity wholly-owned by EnerNOC, Inc. The Special Committee of the Board of Directors of the Company (the “Special Committee”) has recommended to the Board of Directors of the Company (the “Board”) that the Company waive any “standstill” provisions applicable to [Third Party] for the sole purpose of entertaining any interest [Third Party] may have in a possible Transaction (as defined below). In accordance with the requirements of Section 7.04 of the Merger Agreement [and the [—]], we hereby notify you that the Board has approved (i) [Third Party] (or an affiliate) making a Takeover Proposal (as such term is defined in the Merger Agreement) [language to be tailored to the standstill obligation] (a “Transaction”). For the avoidance of doubt, the Company does not waive or agree to the approval under the [—] of any other proposals, offers, public statements, stock purchases made by [Third Party] to the Company (or the Company’s shareholders, the Special Committee, the Board or any other special committee thereof that may be designated by the Board) other than as outlined above.

The waiver contained in this notice shall terminate upon the earliest to occur of (1) the termination of the Merger Agreement, (2) the Closing (as such term is defined in the Merger Agreement) and (3) the withdrawal of the waiver contained in this notice by the Board by notice to [Third Party] (provided that any such withdrawal by the Board shall not have a retroactive effect).

Sincerely,

[1]	Document containing the standstill obligation.

EXHIBIT D

FORM OF

TENDER AND SUPPORT AGREEMENT

THIS TENDER AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of November 4, 2014 by and between EnerNOC, Inc., a Delaware corporation (“Parent”), Wolf Merger Sub Corporation, a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the undersigned stockholder (“Stockholder”) of World Energy Solutions, Inc., a Delaware corporation (the “Target”).

W I T N E S S E T H:

WHEREAS, Parent, Merger Sub and the Target have entered into an Agreement and Plan of Merger of even date herewith (as it may be amended from time to time, the “Merger Agreement”), which provides for, among other things, (i) a tender offer by Merger Sub (the “Offer”) to acquire all of the outstanding Target Common Stock at a price of $5.50 per share, net to the Selling Stockholder in cash, without interest (such amount, or any different amount per share that may be paid pursuant to the Offer, being hereinafter referred to as the “Offer Price”), all upon the terms and subject to the conditions set forth in the Merger Agreement, and (ii) following the consummation of the Offer, the merger of Merger Sub with and into the Target (the “Merger”) pursuant to which each share of Target Common Stock (other than shares of Target Common Stock owned by the Target, Parent or Merger Sub and Dissenting Shares of Target Common Stock) that is then outstanding will thereupon be converted into the right to receive, in cash and without interest, an amount equal to the Offer Price, all upon the terms and subject to the conditions set forth in the Merger Agreement.

WHEREAS, as of the date hereof, Stockholder is a member of the board of directors or an officer of the Target and the Beneficial Owner (as defined below) of shares of Target Common Stock, Target Stock Options, and/or Target Restricted Stock Awards (collectively, the “Target Securities”), as is indicated on the signature page of this Agreement.

WHEREAS, in consideration of the execution of the Merger Agreement by Parent and Merger Sub, Stockholder (in Stockholder’s capacity as such) is hereby agreeing to tender and vote (to the limited extent provided herein) the Shares in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Certain Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a) “Beneficially Own” or “Beneficial Ownership” with respect to any securities means having “beneficial ownership” of such securities as determined pursuant to Rule 13d-3 under the Exchange Act, including pursuant to any Contract. A “Beneficial Owner” is a Person who Beneficially Owns securities.

(b) “Expiration Date” shall mean the earliest to occur of (i) such date and time as the Merger Agreement shall have been terminated pursuant to Article IX thereof or (ii) the Effective Time.

(c) “Shares” shall mean (i) all issued shares of Target Common Stock Beneficially Owned by Stockholder as of the date hereof, and (ii) any additional shares of Target Common Stock that are issued to Stockholder upon the exercise by Stockholder of Target Stock Options or vesting of Target Restricted Stock Awards, or otherwise acquired by Stockholder, during the period from the date of this Agreement through the Expiration Date.

(d) A Person shall be deemed to have effected a “Transfer” of a Target Security if such person directly or indirectly (i) sells, pledges, encumbers, assigns, grants an option with respect to, transfers or disposes of such Target Security or any interest in such Target Security,(ii) enters into a Contract providing for the sale of, pledge of, encumbrance of, assignment of, grant of an option with respect to, transfer of or disposition of such Target Security or any interest therein, or (iii) reduces such Person’s Beneficial Ownership of, interest in or risk relating to such security.

2. Transfer of Target Securities.

(a) Transfer Restrictions. From the date hereof until the Expiration Date, Stockholder shall not Transfer or cause or permit any Transfer of any of the Target Securities other than to Merger Sub (or Parent on Merger Sub’s behalf) pursuant to the Offer or the Merger.

(b) Transfer of Voting Rights. From the date hereof until the Expiration Date, Stockholder shall not (i) deposit, or permit the deposit of, any Shares in a voting trust, (ii) grant any proxy in respect of the Shares held by Stockholder, except for any revocable proxy granted by the Stockholder to the Target or the Target Board in connection with the election of directors or other routine matters, in each case voted on at the annual meeting of the Target, or (iii) enter into any voting or similar Contract in contravention of the obligations of such Stockholder under this Section 2(b).

3. Agreement to Tender. Unless the Expiration Date has occurred, Stockholder shall following the commencement of the Offer, and in any event no later than the first (1st) Business Day following the expiration of the “go-shop” period provided for in Section 7.04 of the Merger Agreement, validly tender (and shall not withdraw) the Shares pursuant to and in accordance with the terms of the Offer. If Stockholder acquires Shares after the date hereof, unless this Agreement shall have been terminated in accordance with its terms, Stockholder shall tender or cause to be tendered such Shares on or before the Expiration Date. Unless the Expiration Date has occurred, Stockholder shall, pursuant to and in accordance with the terms and conditions of the Offer, (a) deliver to the depositary designated in the Offer, (i) a letter of transmittal with respect to the Shares complying with the terms of the Offer, (ii) certificates representing the Shares, if applicable, and (iii) all other documents or instruments required to be delivered pursuant to the terms of the Offer, and/or (b) instruct its broker or such other person who is the holder of record of any Shares to tender such Shares in the Offer pursuant to the terms and conditions of the Offer. Unless the Expiration Date has occurred, Stockholder shall not tender the Shares into any exchange or tender offer commenced by a Person other than Parent, Merger Sub or any other Subsidiary of Parent. Notwithstanding the foregoing, if the Expiration Date occurs due to a termination of the Merger Agreement pursuant to Article IX thereof after Stockholder has tendered any Shares in the Offer in accordance with this Section 3, Stockholder may withdraw any such Shares pursuant to and in accordance with the terms and conditions of the Offer.

4. Agreement Not to Exercise Appraisal Rights. Stockholder hereby irrevocably and unconditionally waives, and agrees not to exercise or assert, on its own behalf or on behalf of any other holder of Shares, any rights (including, without limitation, under Section 262 of the DGCL or similar rights) to demand appraisal of any Shares that may arise with respect to the Merger that Stockholder may have by virtue of, or with respect to, any Shares owned by Stockholder.

5. Directors and Officers. Notwithstanding any provision of this Agreement to the contrary, Stockholder makes no agreement or understanding in this Agreement in Stockholder’s capacity as a director or an officer of the Target or any of its subsidiaries (if Stockholder holds such office), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by Stockholder solely in Stockholder’s capacity as such a director or an officer, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement or (b) will be construed to prohibit, limit or restrict Stockholder from exercising Stockholder’s fiduciary duties as an officer or director to the Target or its stockholders. Notwithstanding the foregoing, no actions or omissions taken by Stockholder in Stockholder’s capacity as an officer or director of Target shall excuse Stockholder from performing Stockholder’s obligations under Section 3 of this Agreement.

6. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to any Target Securities. All rights, ownership and economic benefits of and relating to the Target Securities shall remain vested in and belong to Stockholder.

7. Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to Parent and Merger Sub as of the date hereof that:

(a) Power; Binding Agreement. Stockholder has all requisite power and authority to execute and deliver this Agreement, to perform Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. In the event that any of Stockholder’s Target Securities are held by a Person that is not an individual, the execution, delivery and performance by such Person of this Agreement, the performance by such Person of its obligations hereunder and the consummation by such Person of the transactions contemplated hereby have been duly and validly authorized by such Person and no other actions or proceedings on the part of such Person are necessary to authorize the execution and delivery by it of this Agreement, the performance by such Person of its obligations hereunder or the consummation by such Person of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Stockholder, and, assuming this Agreement constitutes a legally valid and binding obligation of Parent and Merger Sub, constitutes a legally valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity. If applicable, no consent of Stockholder’s spouse is necessary under any “community property” or other laws in order for Stockholder to enter into and perform its obligations under this Agreement.

(b) No Conflicts. No Consent or permit of any Governmental Entity is necessary for the execution by Stockholder of this Agreement, the performance by Stockholder of its obligations hereunder and the consummation by Stockholder of the transactions contemplated hereby. None of the execution and delivery by Stockholder of this Agreement, the performance by Stockholder of its obligations hereunder or the consummation by Stockholder of the transactions contemplated hereby will (i) in the event that Stockholder is, or any of Stockholder’s Target Securities are held by, a Person that is not an individual, conflict with or result in any breach of any organizational documents applicable to such Person, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any material Contract or obligation of any kind to which Stockholder is a party or by which Stockholder or any of Stockholder’s properties or assets may be bound, or (iii) violate any Law applicable to Stockholder or any of Stockholder’s properties or assets.

(c) Ownership of Target Securities. Stockholder (i) is the Beneficial Owner of the Target Securities as indicated on the signature page to this Agreement, all of which are free and clear of any Encumbrances (except any Encumbrances arising hereunder), and (ii) does not own, beneficially or otherwise, any Target Securities other than the Target Securities indicated on the signature page to this Agreement.

(d) Voting Power. Stockholder has sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth herein, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement. Notwithstanding anything in this Agreement to the contrary, nothing herein shall require Stockholder to exercise any Target Stock Options.

(e) No Finder’s Fees. Except as contemplated by the Merger Agreement, no broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with the transactions contemplated by the Merger Agreement or this Agreement based upon arrangements made by or on behalf of Stockholder.

(f) Reliance by Parent. Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon Stockholder’s execution and delivery of this Agreement.

8. Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub hereby represent and warrant to Stockholder as of the date hereof that:

(a) Power; Binding Agreement. Parent and Merger Sub each have all requisite power and authority to execute and deliver this Agreement, to perform each of their respective obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent and Merger Sub of this Agreement, the performance by Parent and Merger Sub of their respective obligations hereunder and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by each of Parent and Merger Sub and no other actions or proceedings on the part of Parent and Merger Sub are necessary to authorize the execution and delivery by them of this Agreement, the performance by Parent and Merger Sub of their respective obligations hereunder or the consummation by Parent and Merger Sub of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Merger Sub, and, assuming this Agreement constitutes a legally valid and binding obligation of Stockholder, constitutes a legally valid and binding obligation of Parent and Merger Sub, enforceable against each of them in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity.

(b) No Conflicts. Except as set forth in the Merger Agreement, no Consent of any Governmental Entity is necessary for the execution by Parent or Merger Sub of this Agreement, the performance by Parent and Merger Sub of their respective obligations hereunder and the consummation by Parent and Merger Sub of the transactions contemplated hereby. None of the execution and delivery by Parent and Merger Sub of this Agreement, the performance by Parent and Merger Sub of their respective obligations hereunder or the consummation by Parent and Merger Sub of the transactions contemplated hereby will (i) conflict with or result in any breach of any organizational documents applicable to Parent or Merger Sub, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any material Contract or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of Parent’s or Merger Sub’s properties or assets may be bound, or (iii) violate any Law applicable to Parent or Merger Sub or any of Parent or Merger Sub’s properties or assets, except in each case under clauses (ii) and (iii), where such violation, breach or default would not, individually or in the aggregate, have a material adverse effect on Parent and Merger Sub.

9. Disclosure. Stockholder hereby authorizes Parent to publish and disclose in (a) documents and schedules filed with the Securities and Exchange Commission, and (b) to the extent Stockholder consents to any such publication or disclosure (which consent shall not be unreasonably withheld, conditioned or delayed), any press release or other disclosure document that Parent determines to be necessary or desirable in connection with the Offer, the Merger and any transactions related thereto, Stockholder’s identity and ownership of Target Securities and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement and agrees promptly to give to Parent any information it may reasonably require for the preparation of any such disclosure documents. Stockholder agrees promptly to notify Parent of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that any shall have become false or misleading in any material respect.

10. Further Assurances. Subject to the terms and conditions of this Agreement, Stockholder shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary to fulfill Stockholder’s obligations under this Agreement. Without limiting the generality of the foregoing, from time to time and without additional consideration, Stockholder shall (at Stockholder’s sole expense) execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall (at Stockholder’s sole expense) take such further actions, as Parent or Merger Sub may request for the purpose of carrying out and furthering the intent of this Agreement. Stockholder shall not issue any press release or make any other public statement in its capacity as a stockholder of the Target with respect to this Agreement, the transactions contemplated hereby, the Merger Agreement, the Offer, the Merger or the other Transactions without the prior written consent of Parent or Merger Sub, except as may be required by applicable legal requirements or court process; provided, however, that nothing herein shall restrict Stockholder from consulting with its legal or financial advisors in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby and thereby. If Stockholder acquires Beneficial Ownership of any Shares after the date hereof, unless this Agreement shall have been terminated in accordance with its terms, Stockholder shall deliver promptly to Parent written notice of such acquisition of Shares which notice shall state the number of Shares so acquired.

11. No Solicitation. After the Go-Shop Period End Date, Stockholder shall not directly or indirectly, and shall not authorize or permit its Representatives to directly or indirectly (a) solicit, initiate, encourage, induce or facilitate the submission or announcement of any Takeover Proposal, (b) furnish any information regarding the Target or any of its Subsidiaries to any Person in connection with or in response to a Takeover Proposal or an inquiry or indication of interest that could lead to a Takeover Proposal, (c) engage in discussions or negotiations with any Person with respect to any Takeover Proposal or any inquiry or indication of interest that could lead to a Takeover Proposal, (d) approve, endorse or recommend any Takeover Proposal, (e) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Takeover Proposal or (f) agree to do any of the foregoing.

12. Stop Transfer; Legending of Shares. Stockholder hereby agrees that it will not request that the Target register the Transfer of any certificate or uncertificated interest representing any of the Shares, unless such Transfer is made in compliance with this Agreement. In furtherance of this Agreement, concurrently herewith, Stockholder shall, and hereby does authorize the Target or its counsel to, notify the Target’s transfer agent that there is a stop transfer order with respect to all of the Shares (and that this Agreement places limits on the voting and transfer of such shares). The parties hereto agree that such stop transfer order shall be removed and shall be of no further force and effect upon the Expiration Date.

13. Merger Agreement. Stockholder hereby acknowledges receipt of, and has had an opportunity to read and understand, and consult with independent counsel concerning, the Merger Agreement (including all exhibits and schedules thereto).

14. Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date. Notwithstanding the foregoing, nothing set forth in this Section 14 or elsewhere in this Agreement shall relieve any party or parties hereto, as applicable, from liability for any willful breach of, or fraud in connection with, this Agreement.

15. Miscellaneous.

(a) Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(b) Assignment. Neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Agreement shall be binding upon Stockholder and Stockholder’s successors and assigns, and, if Stockholder is an individual, Stockholder’s heirs, estate, executors and personal representatives. This Agreement shall inure to the benefit of Parent and Merger Sub and their successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Shares are transferred. For the avoidance of doubt, Parent and Merger Sub may assign all or any of their rights and obligations hereunder to any wholly owned Subsidiary of Parent.

(c) Amendments. Subject to Law and subject to the other provisions of this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by each of the parties hereto.

(d) Extension; Waiver. At any time and from time to time prior to the Expiration Date, any party or parties hereto may, to the extent legally allowed and except as otherwise set forth herein, (i) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, as applicable, (ii) waive any inaccuracies in the representations and warranties made to such party or parties hereto contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party or parties hereto contained herein. Any agreement on the part of a party or parties hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

(e) Specific Performance; Injunctive Relief. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent actual or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. The parties waive, in connection with any action for specific performance or injunctive relief, the defense of adequacy of a remedy at law.

(f) Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

(g) Notices. All notices and other communications hereunder will be in writing and will be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, (c) one (1) Business Day after being sent by a nationally recognized overnight courier (receipt requested), or (d) on the third (3rd) Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as will be specified in a notice given in accordance with this Section 15(g):

If to Parent or Merger Sub to:

EnerNOC, Inc.

One Marina Park Drive, Suite 400

Boston, Massachusetts 02210

Attention: General Counsel

Facsimile: (617) 224-9910

Email: mcushing@enernoc.com

with a copy (which shall not constitute notice) to:

Cooley LLP

500 Boylston Street

Boston, Massachusetts 02116

Attention: Miguel J. Vega

Facsimile: (617) 937 2400

E-mail: mvega@cooley.com

If to Stockholder to:

To the address for notice set forth the signature page hereto.

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Attention:	David S. Schaefer Michael Grandis

Facsimile: (212) 658-9332

E-mail: dschaefer@loeb.com

mgrandis@loeb.com

(h) No Third Party Beneficiaries. Each of Parent and Stockholder hereby agrees that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder.

(i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

(j) Consent to Jurisdiction. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the Chancery Court or the United States District Court sitting in the State of Delaware in connection with any matter based upon or arising out of this Agreement or the transactions contemplated hereby, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and process. Each party hereto hereby agrees not to commence any legal proceedings relating to or arising out of this Agreement or the transactions contemplated hereby (including the Offer and the Merger) in any jurisdiction or courts other than as provided herein.

(k) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

(l) Entire Agreement. This Agreement and the Merger Agreement, together with the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

(m) Certain Interpretations.

(i) Unless otherwise indicated, all references herein to Sections shall be deemed to refer to Sections of this Agreement.

(ii) Unless otherwise indicated, the words “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.”

(iii) Unless otherwise indicated, the term “or” shall not be deemed to be exclusive.

(iv) Unless otherwise indicated, the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

(v) The headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(vi) When reference is made herein to a Person, such reference shall be deemed to include (i) all direct and indirect Subsidiaries of such Person and (ii) any of its successors and permitted assigns, in each case, unless otherwise indicated or the context otherwise requires.

(vii) Unless otherwise specifically provided, all references in this Agreement to “Dollars” or “$” shall mean means United States Dollars.

(viii) As used in this Agreement, the singular or plural number shall be deemed to include the other whenever the context so requires.

(ix) As used in this Agreement, (i) the masculine gender shall include the feminine and neuter genders, (ii) the feminine gender shall include the masculine and neuter genders and (iii) the neuter gender shall include masculine and feminine genders, in each case, whenever the context so requires.

(x) Unless otherwise indicated or the context otherwise requires, references in this Agreement to any agreement, instrument, statute, rule or regulation are to the agreement, instrument, statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under said statutes) and to any section of any statute, rule or regulation including any successor to said section.

(xi) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(xii) The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(n) Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the expenses, whether or not the Offer and the Merger are consummated.

(o) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed to be effective as of the date first above written.

EnerNOC, Inc.

By:

Name:

Title:

Wolf Merger Sub Corporation

By:

Name:

Title:

(SIGNATURE PAGE TO TENDER AND SUPPORT AGREEMENT)

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed to be effective as of the date first above written.

STOCKHOLDER:

(Name of Entity, if an entity)

By:

Name:

Title:

Address:

Facsimile:

Shares that are Beneficially Owned:

Target Shares:

Target Shares issuable upon exercise of Target Stock Options or vesting of Target Restricted Stock Awards: